Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4/A-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ATHENA GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1000
(Primary Standard Industrial Classification Code Number)

90-0775276
(I.R.S. Employer Identification Number)

2010 A Harbison Drive, #312,
Vacaville, CA, 95687
(707) 291-6198
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

John C. Power

2010 A Harbison Drive, #312

Vacaville, CA. 95687

Telephone: (707) 291-6198
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Clifford L. Neuman, Esq.
Clifford L. Neuman,

PC

8300 Greenwood Drive

Niwot, Colorado 80503
(303) 588-3978
(303) 449-1045 (fax)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the continuation described in this registration statement is approved by the stockholders of the registrant.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and " emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January ___, 2025

Proxy Statement/Prospectus

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 27, 2025

NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting (the “Meeting”) of holders (“Shareholders”) of shares of common stock (the “Common Shares”) of Athena Gold Corporation (the “Corporation”) will be held as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.proxyvote.com and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card (the “Proxy Card”), or the voting instructions that accompanied the proxy materials (the “Proxy Materials”). At the meeting, the Shareholders will be asked to act or vote upon the following matters:

1.	To receive the annual financial statements of the Company for its fiscal year ended December 31, 2023, together with the report of the auditors thereon.

2.	To approve the redomestication of the Corporation in the Province of British Columbia, Canada by merger into a British Columbia corporation (the “Continuation”) (Proposal No. 1 - “Redomestication of the Corporation”);

3.	To elect five (5) directors of the Corporation for the ensuing year (“Proposal No. 2- Election of Directors”);

4.	To appoint Davidson & Company LLP as the Corporation’s auditors of the Corporation for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors (“Proposal No. 3 – Appointment of Auditors”);

5.	To approve, on an advisory, non-binding basis, a resolution regarding the compensation of the Corporation’s Named Executive Officers as described in the Proxy statement/prospectus (“Proposal No. 4 – Advisory Vote on Named Executive Officer Compensation”);

6.	To approve, on an advisory, non-binding basis, a resolution establishing the frequency of shareholders voting on the compensation of Named Executive Officers.(“Proposal 5 – Frequency of Say on Pay”)

7.	To transact such other business as many properly come before the Meeting or any adjournment thereof.

We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of the Notice of Annual and special Meeting, the Proxy statement/prospectus, and a Proxy Card, and our 2023 Annual Report via the Internet. On January 24, 2025, we made available to stockholders as of the record date a notice with instructions on how to access our Annual and special Meeting materials and vote via the Internet, or by mail or telephone. The notice also contains instructions on how to request a paper copy of our Proxy Materials and our 2023 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO SERVE AS DIRECTOR AND “FOR” EACH OF THE PROPOSALS.

The Board of Directors of the Corporation has fixed a record date as of the close of business on February 18, 2025, for the purpose of determining the Shareholders of record that will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. Each share of common stock is entitled to one vote per share on each matter presented at the Meeting. Cumulative voting is not permitted.

Proxies are being solicited by the Board of Directors of the Corporation. All shareholders who are record or beneficial owners of shares of common stock of the Corporation are invited to attend the Meeting virtually. Your vote is important. Only record or beneficial owners of the shares of common stock of the Corporation may participate in the Meeting virtually.

Dated as of January __, 2025

BY ORDER OF THE BOARD OF DIRECTORS

“John C. Power”

John C. Power
President and Chief Executive Officer

MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT/PROSPECTUS

INFORMATION PROVIDED AS AT DECEMBER 31, 2024 (unless otherwise stated)
FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 27, 2025

This Management Information Circular and Proxy statement/prospectus (the “Proxy statement/prospectus”) is being furnished in connection with the solicitation of proxied being made by or on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Athena Gold Corporation (the “Corporation”) for use at the annual general and special meeting (the “Meeting”) of holders (the “Shareholders”) of the Corporation’s shares of common stock (the “Common Shares”) to be held virtually on March 27, 2025, at 10:00 a.m. (Mountain Standard Time), for the following purposes, as set forth in the accompanying notice of meeting (the “Notice of Meeting”):

1.	To receive the annual financial statements of the Company for its fiscal year ended December 31, 2023, together with the report of the auditors thereon.

2.	To approve the redomestication of the Corporation in the Province of British Columbia, Canada by merger into a British Columbia corporation (the “Continuation”) (Proposal No. 1 - “Redomestication of the Corporation”);

3.	To elect five (5) directors of the Corporation for the ensuing year (“Proposal No. 2- Election of Directors”);

4.	To appoint Davidson & Company LLP as the Corporation’s auditors of the Corporation for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors (“Proposal No. 3 – Appointment of Auditors”);

5.	To approve, on an advisory, non-binding basis, a resolution regarding the compensation of the Corporation’s Named Executive Officers as described in the Proxy statement/prospectus (“Proposal No. 4 – Advisory Vote on Named Executive Officer Compensation”);

6.	To approve, on an advisory, non-binding basis, a resolution establishing the frequency of shareholders voting on the compensation of Named Executive Officers (“Proposal No. 5”).

7.	To transact such other business as many properly come before the Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

MARCH 27, 2025

Proxy materials for our 2024 Annual and special Meeting of Shareholders are available on the Internet. The Notice of the 2024 Annual and special meeting of Shareholders, Proxy statement/prospectus, Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (“Proxy Materials”) can be accessed at the Company’s website:

www.proxyvote.com

On this site, you will be able to access these Proxy Materials and any amendments or supplements to these Proxy materials that are required to be furnished to stockholders. Information contained on or connected to our website is not incorporated by reference into this proxy statement/prospectus and should not be considered a part of this proxy statement/prospectus or any other filing that we file with the United States Securities and Exchange Commission (“SEC”).

In accordance with SEC rules, our shareholders of record at the close of business on February 18, 2025 (“Record Date”) will be mailed the Notice of Availability of Proxy Materials on or about March 6, 2025. The Notice contains instructions on how to access our Proxy Materials and vote.

ALTERNATIVE VOTING PROCEDURES

In addition to voting by Internet at the time of our Annual and special Meeting and mailing the attached Proxy Card to the Company, stockholders will also be able to vote by using the internet or by telephone.

To vote by Internet, log onto www.investorvote.com and follow steps outlined on the secure website.

To vote by telephone, call toll free 1-800-690-6903 and follow instructions provided by the recorded message.

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You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering (this “Offering”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date.

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GENERAL MATTERS

Why did I receive these proxy materials?

You received these proxy materials from us in connection with the solicitation of proxies by our Board to be voted at the annual meeting because you owned shares of our common stock as of February 18, 2025. We refer to this date as the record date.

This proxy statement/prospectus contains important information for you to consider when deciding how to vote your shares at the annual meeting. Please read this proxy statement/prospectus carefully.

What is the purpose of the annual and special meeting?

At the annual and special meeting, our stockholders will act upon the matters outlined in the notice of meeting on the cover of this proxy statement/prospectus, including;

1.	To approve the redomestication of the Corporation in the Province of British Columbia, Canada (the “Continuation”) (Proposal No. 1 - “Redomestication of the Corporation”);

2.	To elect five (5) directors of the Corporation for the ensuing year (“Proposal No. 2- Election of Directors”);

3.	To appoint Davidson & Company LLP as the Corporation’s auditors of the Corporation for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors (“Proposal No. 3 – Appointment of Auditors”);

4.	To approve, on an advisory, non-binding basis, a resolution regarding the compensation of the Corporation’s Named Executive Officers as described in the Proxy statement/prospectus (“Proposal No. 4 – Advisory Vote on Named Executive Officer Compensation”);

5.	To approve, on an advisory, non-binding basis, a resolution establishing the frequency of shareholders voting on the compensation of Named Executive Officers. (“Proposal No. 5”)

6.	To transact such other business as many properly come before the Meeting or any adjournment thereof.

The stockholders of the Company have no appraisal rights in connection with any of the proposals described herein.

How many votes must be present to hold the annual and special meeting?

A quorum must be present at the annual and special meeting for any business to be conducted. A quorum is the presence at the annual and special meeting, by internet connection or by proxy, of the holders of at least one-third of the shares of common stock issued and outstanding on the record date. As of the record date, there were 194,803,633 shares of our common stock outstanding and entitled to vote at the annual and special meeting. Consequently, the presence at the annual and special meeting, by internet connection or by proxy, of the holders of at least 33% of our outstanding shares of common stock is required to establish a quorum for the annual and special meeting. Proxies that are voted “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” “FOR ALL EXCEPT,” “FOR” or “AGAINST” on a matter are treated as being present at the annual and special meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the annual and special meeting with respect to such matter.

Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Additionally, shares held by a broker, bank or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes. The effect of abstentions and broker non-votes on each proposal is set forth in more detail under “What vote is required to approve each proposal discussed in this proxy statement/prospectus, and how are my votes counted?”

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What is a proxy?

A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has appointed John Power, referred to as the proxy holder, to serve as proxy for the annual and special meeting.

Who is participating in this proxy solicitation, and who will pay for its cost?

We will bear the entire cost of soliciting proxies. In addition to this solicitation, our directors, officers and other employees may solicit proxies by use of telephone, facsimile, electronic means, by Internet or otherwise. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We will also reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Could other matters be decided at the annual meeting?

When this proxy statement/prospectus was filed as a Definitive Proxy statement/prospectus, we did not know of any matters to be raised at the annual and special meeting other than those referred to in this proxy statement/prospectus. For any other matter that properly comes before the annual and special meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with our transfer agent, Endeavor Trust Corporation, you are a stockholder of record of these shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to mail your proxy directly to us or to vote by Internet at the annual and special meeting.

Most of our stockholders hold their shares in a stock brokerage account or through a bank or other holder of record rather than directly in their own name. If your shares are held in a brokerage account, by a bank or other holder of record, commonly referred to as being held in “street name,” you are the beneficial owner of these shares and these proxy materials are being forwarded to you by that custodian. See “How do I vote my shares?” below for a discussion of the effect of holding shares of record and as a beneficial stockholder on non-discretionary and discretionary items.

How many votes do I have?

You are entitled to one vote for each share of common stock that you owned on the record date on all matters considered at the annual and special meeting.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Rules adopted by the Securities and Exchange Commission (the “SEC”) allow us to provide access to our proxy materials over the Internet. All stockholders will have the ability to access the proxy materials on the website at www.proxyvote.com. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.

We also intend to mail the Proxy Materials to all stockholders of record entitled to vote at the Annual and special Meeting on or about March 6, 2025.

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How do I attend the annual and special Meeting?

This year’s Annual and special Meeting will be held entirely online. You will not be able to attend the Annual and special Meeting in person. The meeting will be held virtually on March 27, 2025 at 10:00 a.m. Mountain Time. via live audio-only webcast at www.virtualshareholdermeeting.com/_________. To attend the meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 7:30 a.m. Pacific Time and you should allow ample time for the check-in procedures. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to vote by Internet before and during the Annual Meeting is discussed below.

How do I ask questions at the virtual annual and special Meeting?

During the Annual and special Meeting, you may only submit questions in the question box provided at www.virtualshareholdermeeting./___________. We will respond to as many inquiries at the Annual and special Meeting as time allows.

What if during the check-in time or during the annual and special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual and special Meeting audio-only webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual and special Meeting website log-in page.

What if I cannot virtually attend the annual and special Meeting?

You may vote your shares electronically before the meeting by Internet, by proxy or by telephone as described below. You do not need to access the Annual and special Meeting audio-only webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Annual and special Meeting.

How do I vote?

If you are a stockholder of record, you may vote by Internet before or during the Annual and special Meeting, by telephone or by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

•	To vote using the proxy card, simply complete, sign, date and return the proxy card pursuant to the instructions on the card. If you return your signed proxy card before the Annual and special Meeting, we will vote your shares as directed.

•	To vote over the telephone, dial toll-free 800 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Mountain Time on March 25, 2025 to be counted.

•	To vote through the Internet before the meeting, go to www.proxyvote.com and follow the on-screen instructions. Your Internet vote must be received by 11:59 p.m., Mountain Time on March 25, 2025 to be counted.

•	To vote through the Internet during the meeting, please visit www.virtualshareholdermeeting.com/_______2024 and have available the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

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If your shares are held in “street name” by your broker or bank, you will receive a proxy card with this proxy statement/prospectus. Like shares held of record, you may virtually vote your shares held in street name by Internet at the annual and special meeting or by signing and dating the enclosed proxy card.

As a beneficial owner, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee. Whether your shares can be voted by such person depends on the type of item being considered for vote:

•	Non-discretionary items. The election of directors, advisory vote on compensation and frequency of advisory vote, and the Redomestication by merger are non-discretionary items (each a “Non-Discretionary Item” and collectively “Non-Discretionary Items”) and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote on the Non-Discretionary Items, no votes will be cast on your behalf regarding these proposals.

•	Discretionary items. The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2024, is a discretionary item.

Brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal at their discretion.

If you vote by granting a proxy, the proxy holders will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxy holders will vote those shares as recommended by our Board.

Can I change my vote after I return my proxy card?

Yes. Even after you have returned your proxy card, you may revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to John Power our Corporate Secretary by email to clneuman@neuman.com, (ii) emailing in a new proxy card bearing a later date or (iii) virtually attending the annual and special meeting and voting by Internet, which suspends the powers of the proxy holder.

What vote is required to approve each proposal discussed in this proxy statement/prospectus, and how are my votes counted?

Election of Directors. The affirmative vote of a plurality of the votes of the shares represented at the annual and special meeting, by Internet or by proxy, and entitled to vote on the election of directors is required for the election of directors. In the vote on the election of three director nominees identified in this proxy statement/prospectus, you may vote:

•	“FOR ALL” director nominees;

•	“WITHHOLD AUTHORITY FOR ALL” director nominees; or

•	“FOR ALL EXCEPT” either director nominee.

Votes marked “WITHHOLD AUTHORITY FOR ALL” and “FOR ALL EXCEPT” will be counted for purposes of determining the presence or absence of a quorum but have no effect on the outcome of election of directors.

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Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares represented at the annual and special meeting, by Internet or by proxy, and entitled to vote on this proposal is required for approval. In the vote to ratify the appointment of Davidson & Company, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, you may vote:

•	“FOR;”

•	“AGAINST;” or

•	“ABSTAIN.”

Votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” the proposal. However, broker non-votes, which will be counted for purposes of determining the presence or absence of a quorum, will have no legal effect on the outcome of this proposal.

Compensation of the Company’s Principal Officers “SAY ON PAY”. In this non-binding advisory vote shareholders are asked to vote FOR or AGAINST the current compensation practices and policies as they apply to the Company’s Principal Officers, and as more fully described in the body of this document. The results of the vote will be taken under advisement by the Board in its future consideration and development of the Company’s compensation practices, you may vote:

•	“FOR;” or

•	“AGAINST;”

Broker non-votes, which will be counted for purposes of determining the presence or absence of a quorum, will have no legal effect on the outcome of this proposal.

Frequency of “SAY ON PAY” votes. The affirmative vote of the holders of a majority of the shares represented at the annual meeting, by Internet or by proxy, and entitled to vote on this proposal is required to set a one, two or three year interval between shareholder “SAY ON PAY” votes. You may vote:

•	“FOR;” a one, two or three year interval; or

•	“ABSTAIN”

Ratification of Redomestication by Merger. The affirmative vote of the holders of a majority of the shares represented at the annual meeting, by Internet or by proxy, and entitled to vote on this proposal is required for approval. In the vote to ratify the Redomestication and Plan of Merger, you may vote:

•	“FOR;”

•	“AGAINST;” or

•	“ABSTAIN.”

Votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” the proposal. However, broker non-votes, which will be counted for purposes of determining the presence or absence of a quorum, will have no legal effect on the outcome of this proposal.

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May I propose actions for consideration at the next annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Submission of Stockholder Proposals and Other Deadlines for the 2025 Annual Meeting of Stockholders” for more details.

What is “householding,” and how does it affect me?

The SEC has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as householding, permits us to send a single annual report and/or a single proxy statement/prospectus to any household at which two or more different stockholders reside where we believe the stockholders are members of the same family or otherwise share the same address or where one stockholder has multiple accounts. In each case, the stockholder(s) must consent to the householding process. Under the householding procedure, each stockholder continues to receive a separate notice of any meeting of stockholders and proxy card. Householding reduces the volume of duplicate information our stockholders receive and reduces our expenses. We may institute householding in the future and will notify our registered stockholders who will be affected by householding at that time.

Many brokers, banks and other holders of record have instituted householding. If you or your family has one or more street name accounts under which you beneficially own our common stock, you may have received householding information from your broker, bank or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement/prospectus or our 2023 annual report to stockholders or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

Where may I obtain additional information about the Company or about the annual and special meeting?

We refer you to our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC, on March 29, 2024. The annual report is not part of the proxy solicitation material.

If you would like to receive any additional information, please contact our Corporate Secretary John Power c/o clneuman@neuman.com.

Record Date and Outstanding Shares:

The Board of Directors has fixed the close of business on February 18, 2025, as the record date for the determination of holders of shares of outstanding capital stock entitled to notice of and to vote at the Meeting. On February 18, 2025, there were outstanding 194,803,633 shares of common stock, $0.0001 par value held by stockholders entitled to vote at the meeting.

Voting Proxies:

A proxy card accompanies this Proxy statement/prospectus. All properly executed proxies that are not revoked will be voted at the Meeting, and any postponements or adjournments thereof, in accordance with the instructions contained therein. Proxies containing no instruction regarding the Proposals specified in the form of proxy will be voted for all nominees as directors and in favor of the Proposals. The Meeting may be adjourned and additional proxies solicited, if the vote necessary to approve a Proposal has not been obtained. Any adjournment of the Meeting will require the affirmative vote of the holders of at least a majority of the shares represented, whether by Internet or by proxy, at the Meeting (regardless of whether those shares constitute a quorum).

A stockholder who has executed and returned a proxy may revoke such proxy at any time before it is voted at the Meeting by executing and returning a proxy bearing a later date, by filing written notice of such revocation with the Secretary of the Company stating the proxy is revoked, or by attending the Meeting and voting by Internet. Mere attendance at the Meeting will not revoke a properly executed proxy.

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Quorum and Required Vote:

Quorum: The holders of one-third of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Meeting shall constitute a quorum of the transactions of business at the Meeting. Shares of Common Stock present by Internet or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting. Broker non-votes will not be considered present at the meeting for purposes of determining a quorum.

Required Vote: At the Meeting, the holders of Common Stock on the Record Date will be entitled to one vote per share on each matter of business properly brought before the Meeting including one vote per share on each of the nominees for director and the Proposals.

Holders of Common Stock have the right to elect five (5) members of the Board of Directors, as proposed in the “Director Election Proposal.” Every holder of Common Stock on the Record Date shall have the right to vote, by Internet or by proxy, the number of shares of Common Stock owned, for as many persons as there are directors to be elected at that time. Cumulative voting in the election of directors is not permitted. Directors will be elected by a plurality of the votes cast for the election of directors.

All other matters to be approved will require the affirmative vote of a majority of the shares represented and voted at the meeting.

Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. Broker non-votes will not be counted as votes either “for” or “against” any matter coming before the Meeting.

Votes by Directors, Officers, and Affiliates: At the Record Date, directors, officers, and affiliates of the Company had the right to vote through proxy, beneficial ownership or otherwise of 14,805,810 shares of Common Stock, or 7.6% of the issued and outstanding Common Stock. The Company has been advised that the directors, officers, and affiliates of the Company intend to vote FOR all nominees for director and IN FAVOR of all other Proposals described in this Proxy statement/prospectus. All these directors, officers, and affiliates of the Company will have an interest in the election of directors.

Proxy Solicitation and Expenses:

The costs of filing and printing this Proxy statement/prospectus and the materials used in this solicitation will be borne by the Company. Solicitation of Proxies may be made by mail by directors, officers and employees of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile, telegraph, and by directors, officers and regular employees of the Company, without special compensation; therefore, except that directors, officers and employees of the Company may be reimbursed for out-of-pocket expenses in connection with any solicitation of proxies. The Company will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial holders or owners of Common Stock held of record by such persons, and the Company will reimburse reasonable forwarding expenses upon the request of such record holders.

Although the Company does not anticipate retaining a proxy solicitation firm to aid in solicitation of Proxies from its stockholders, if such a firm is retained, it would be paid customary fees and would be reimbursed for out-of-pocket expenses.

YOU SHOULD NOT SEND CERTIFICATES WITH YOUR PROXY CARD.

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NON-REGISTERED SHAREHOLDERS

Only registered Shareholders (“Registered Shareholders”) or duly appointed proxyholders are permitted to vote at the Meeting. Most Shareholders of the Corporation are “non-registered” Shareholders because the Common Shares they own are not registered in their names but are instead registered in the names of a brokerage firm, bank or other intermediary or in the name of a clearing agency. Shareholders who do not hold their Common Shares in their own name (referred to herein as “Beneficial Shareholders” or “Non-Registered Shareholders) should note that only Registered Shareholders (or duly appointed proxyholders) may complete a Proxy or vote at the Meeting in person. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in such Shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which company acts as nominee for many Canadian brokerage firms) or, in the United States, Common Shares registered in the name of “Cede & Co.”, the registration name of The Depository Trust Company of which the Intermediary is a participant. Common Shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted (for or against resolutions) at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the brokers’ clients.

Proxy-related materials are being sent to both Registered Shareholders and Beneficial Shareholders. Beneficial Shareholders fall into two categories – those who object to their identity being known to the issuers of securities which they own (“Objecting Beneficial Owners”, or “OBOs”) and those who do not object to their identity being made known to the issuers of the securities they own (“Non-Objecting Beneficial Owners”, or “NOBOs”). Subject to the provision of Rule 14a-13 of the United States Exchange Act of 1934, as amended (the “Exchange Act”) and National Instrument 54-101 – Communication with Beneficial Owners of Securities of Reporting Issuers (“NI 54-101”), issuers may request and obtain a list of their NOBOs from intermediaries via their transfer agents and other intermediaries and use this NOBO list for distribution of proxy-related materials to NOBOs.

The provisions of Rule 14a-13(c) and National Instrument 54-101 permit the Corporation to deliver directly proxy-related materials to the Corporation’s NOBOs and OBOs who have not waived the right to receive them. The Corporation is not delivering proxy materials directly to NOBOs or OBOs (and is not sending proxy-related materials using notice- and-access). As a result, NOBOs and OBOs can expect to receive proxy-related materials, including a Voting Instruction Form (“VIF”) and related documents through your broker or through another intermediary. These VIFs are to be completed and returned in line with the instructions provided by your broker or other intermediary.

NOBOs and OBOs should carefully follow the instructions provided, including those regarding when and where to return the completed VIFs.

Should a NOBO or OBO wish to attend and vote at the Meeting in person, the NOBO or OBO must insert the NOBO’s or OBOs name (or such other person as the NOBO or OBO wishes to attend and vote on the NOBO’s or OBOs behalf) in the blank space provided for that purpose on the VIF and return the completed VIF in line with the instructions provided by your broker or other intermediary. If a NOBO or OBO or a nominee of the NOBO or OBO is appointed as a proxyholder pursuant to such request, the appointed proxyholder will need to attend the Meeting in person in order for their votes to be counted.

NOBOs or OBOs that wish to change their vote must contact their broker or other intermediary who provided the instructions to arrange to change their vote in sufficient time in advance of the Meeting.

Only Registered Shareholders have the right to revoke a Proxy. NOBOs and OBOs who wish to change their vote must, sufficiently in advance of the Meeting, arrange for their respective intermediaries to change their vote and if necessary revoke their Proxy in accordance with the revocation procedures set out below.

All references to Shareholders in this Proxy statement/prospectus, the accompanying Proxy Card, and the Notice of Meeting of Shareholders are to Registered Shareholders of record unless specifically stated otherwise.

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BROKER NON-VOTES

Brokers and other intermediaries, holding Common Shares in street name for non-Registered Holders, are required to vote the Common Shares in the manner directed by the non-Registered Holder (see discussion above). Under the rules of the New York Stock Exchange (the “NYSE”), brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections, advisory votes on executive compensation, amendment of articles and approval of the Redomestication into British Columbia) unless the beneficial owner of such Common Shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Non-Registered Holder is referred to as a “broker non-vote”. Any Common Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors other than fewer votes being cast in favor of the nominees. A broker non-vote will not have any impact on the advisory vote on executive compensation. A broker non- vote will have the same effect as a vote “AGAINST” the matter related to the approval of the Redomestication into British Columbia.

REVOCATION OF PROXIES

A Shareholder who has delivered a Proxy for use at the Meeting may revoke it by (a) going online and completing a new Proxy at www.eproxy.ca, (b) except to the extent otherwise noted on such later Proxy, signing a new Proxy bearing a later date and depositing it at the place and within the time required for the deposit of proxies as described below, (c) executing an instrument in writing by the Shareholder or by the Shareholder’s attorney authorized in writing or, if the Shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivering it either (i) to the Corporate Secretary of the Corporation at Athena Gold Corporation, 2010-A Harbison Dr., PMB #312, Vacaville, California, 95687, USA, Attn: Corporate Secretary, at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof, or (ii) to the Chair of the Meeting on the day of the Meeting or any adjournment or postponement thereof or (d) registering with the scrutineer at the Meeting as a registered Shareholder present in person, whereupon any Proxy executed and deposited by such registered Shareholder will be deemed to have been revoked. A revocation of a Proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES

The Common Shares represented by a properly executed Proxy in favor of the individuals designated as management proxyholders in the form of Proxy will:

a.	be voted or withheld from voting in accordance with the instructions of the person appointing the management proxyholder on any ballot that may be called for; and

b.	where a choice with respect to any matter to be acted upon has been specified in the form of Proxy, be voted in accordance with the specification made in such Proxy.

If, however, direction is not given in respect of any matter, the Proxy will be voted as recommended by the Board.

The form of Proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the individuals appointed as management proxyholder thereunder to vote with respect to amendments or variations of matters identified in the Notice of the Meeting, and in respect of other matters which may properly come before the Meeting, except as limited by applicable law. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the individuals designated by management as proxyholders in the enclosed form of Proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Proxy statement/prospectus, the management of the Corporation knows of no such amendment, variation or other matter which may be presented to the Meeting.

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Return the Proxy:

a.	by completing a Proxy at the following website www.eproxy.ca;

b.	by executing and returning the paper Proxy Card that accompanied this Proxy statement/prospectus by mailing it or delivering it by hand in the appropriate enclosed return envelope addressed to Endeavor Trust Corporation, 702 – 777 Hornby Street, Vancouver, BC, Canada, V6Z 1S4 to be received by 10:00 am (Pacific Time) on March 25, 2025, or no later than 48 hours before any adjournment or postponement of the Meeting, or

c.	by executing and returning the paper Proxy Card that accompanied this Proxy statement/prospectus by email to proxy@endeavortrust.com, to be received by 10:00 am (Pacific Time) on March 25, 2025, or no later than 48 hours before any adjournment or postponement of the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Board has fixed a record date as of the close of business on February 18, 2025 (the “Record Date”) for the purpose of determining the Shareholders of record that will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

The Corporation’s authorized capital consists of (a) 250,000,000 Common Shares having a par value of $0.0001 each and (b) 5,000,000 shares of Preferred Stock having a par value of $0.0001 each. As of the Record Date, the Corporation has 194,803,633 Common Shares issued and outstanding, and no Preferred Stock issued and outstanding. Except as may otherwise be set forth herein, each Common Share entitles the holder thereof to one vote for each share shown as registered in the holder’s name as of the Record Date. There is no cumulative voting permitted on any of the matters at the Meeting. Only Registered Shareholders at the close of business on the Record Date who either personally attend the Meeting or who have completed and delivered a form of Proxy in the manner and subject to the provisions described above shall be entitled to vote or to have their Common Shares voted at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables indicate information as of the Record Date for the Meeting, regarding the beneficial ownership of the Corporation’s Common Shares for:

•	the Corporation’s executive officers;
•	each of the Corporation’s directors; and
•	all of the Corporation’s executive officers and directors as a group; and
•	each person or entity who, to the Corporation’s knowledge, beneficially owns more than 5% of its Common Shares.

For the purposes of calculating percent ownership, as of the Record Date, the Corporation had 194,803,633 Common Shares issued and outstanding. For any individual who beneficially owns shares represented by options or warrants exercisable within sixty days of the Record Date, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any Common Shares on or within 60 days, upon conversion or exercise of outstanding securities or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other person. To our knowledge, except as noted in the table below, no person or entity is the beneficial owner of more than 5% of the voting power of our Common Shares.

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Executive Officers and Directors Name and Address	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
John C. Power(1) Unit 4, 519 East Mendenhall Bozeman, Montana USA 59715 President, Chief Executive Officer, Corporate Secretary and Director	15,500,239	8.0%
Brian Power(2) 2010-A Harbison Dr., PMB #312 Vacaville, California USA 95687 Director	2,457,142	1.3%
John E. Hiner(3) 9443 Axlund Road Lynden, Washington USA 98264 Director	1,686,000	0.9%
Tyler Minnick(4) 359 Teegan Ct. Grand Junction, Colorado USA 81507 Chief Financial Officer	675,000	0.3%
All executive officers and directors as a group (4 persons)	20,318,381	10.4%

Other 5% or Greater Shareholders Name and Address	Shares Beneficially Owned	Percentage of Shares Beneficially Owned

John D. Gibbs(5) 807 Wood-N-Creek Road Ardmore, OK USA 73401	53,327,312	27.4%
Carlton Precious, Inc., f/k/a Nubian Resources Ltd.(6) Suite 202, Yale Court Plaza, 2526 Yale Court Abbotsford, British Columbia V2S 8G9	60,000,000	30.8%
2176423 Ontario Ltd.(7) 1106-7 King Street East Toronto, Ontario M5C 3C5 (Private Company controlled by Eric Sprott)	16,546,669	8.5%

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(1)	Includes 12,559,239 Common Shares held directly, 500,000 vested stock options and 2,441,000 share purchase warrants.
(2)	Includes 1,278,571 Common Shares held directly, 1,000,000 vested stock options and 178,571 share purchase warrants.
(3)	Includes 543,000 Common Shares, of which 400,000 are held directly and 143,000 indirectly through JE & MS Hiner Revocable Living Trust, of which Mr. Hiner exercises control and direction, 1,000,000 vested stock options held directly, and 143,000 share purchase warrants (held indirectly through JE & MS Hiner Revocable Living Trust).
(4)	Includes 425,000 Common Shares held directly and 250,000 vested stock options.
(5)	Includes 43,648,739 Common Shares, of which 37,493,239 are held directly, 500,000 indirectly through Redwood Microcap Fund Inc. and 5,655,000 indirectly through Tri Power Resources, Inc. (all of which Mr. Gibbs exercises control and direction), and 9,678,573 share purchase warrants.
(6)	Includes 55,000,000 Common Shares held directly and 5,000,000 share purchase warrants.
(7)	Includes 16,546,669 Common Shares held directly.

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CHANGE IN CONTROL

The Corporation is not aware of any arrangement that might result in a change in control in the future. The Corporation has no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Corporation’s control.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set out herein, no person who has been a director or executive officer of the Corporation at any time since the beginning of the last financial year, nor any proposed nominee for election as a director of the Corporation, nor any associate or affiliate of any of the foregoing, has any material interest directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting. Refer to “Certain Relationships and Related Party Transactions” below.

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EXPLANATORY NOTE

In this proxy statement/prospectus, unless otherwise specified, the terms “we”, “us”, “our” and “Athena” and “Athena Delaware” mean Athena Gold Corporation., a Delaware corporation whose shares you currently own, and its consolidated subsidiaries Nubian Resources (USA) Ltd., a Delaware corporation and Nova Athena Gold Corporation, a British Columbia corporation. The term “you” means you, the reader and a stockholder of our company. The terms “Athena BC” and “Athena Amalco” mean Nova Athena Gold Corp., a British Columbia corporation whose shares you are expected to own after we change the corporate jurisdiction of our company from the State of Delaware to the Province of British Columbia.

This proxy statement/prospectus relates, in part, to the redomestication of Athena from a Delaware corporation to a British Columbia corporation. The redomestication will be accomplished by Athena merging with and into Nova Athena Gold Corporation, a British Columbia corporation that Athena formed as a wholly-owned subsidiary. Following completion of the merger, Athena Gold Corporation will be “continued” under British Columbia law as Nova Athena Gold Corporation. Throughout this proxy statement/prospectus, the terms “Redomestication” and “Continuation” are used interchangeably to refer to this process.

All references to currency in this proxy statement/prospectus are in United States dollars unless otherwise stated and all financial statements are prepared in accordance with United States generally accepted accounting principles. Unless otherwise stated, conversion of Canadian dollars to United States dollars has been calculated at an exchange rate of CDN$1 equals US$0.75.

Please read this proxy statement/prospectus carefully. You should rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this proxy statement/prospectus is accurate as of any date other than the date on the front cover of this proxy statement/prospectus.

PROXY STATEMENT/PROSPECTUS SUMMARY

This section highlights selected information in this proxy statement/prospectus. The summary may not contain all of the information important to you. To understand the proposals to be voted upon at the special meeting, you should read this entire document carefully, including the schedules to this proxy statement/prospectus. See also “Where You Can Find More Information.” The plan of merger, a copy of which is attached as Schedule “A” to this proxy statement/prospectus, contains the terms and conditions of the continuation, including the proposed articles of Athena BC.

Our Business

About Our Company

The Company was incorporated and otherwise organized under the laws of the State of Delaware on December 23, 2003, under the name “Golden West Brewing Company.” In 2010, our name was changed to Athena Silver Corporation. On January 21, 2021, the Company changed its name to "Athena Gold Corporation". We are an exploration stage company, and our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable. Athena is engaged in the exploration of minerals at its principal project known as the Excelsior Springs exploration project (the “Project”) located in Esmeralda County, Nevada.

Our focus is on exploring and developing our Excelsior Springs gold exploration project located in Esmeralda County, Nevada. We recently acquired mineral rights including an option on the Laird Lake project in Red Lake Ontario and the Oneman Lake gold project located in Kenora, Ontario. None of our projects are in commercial production.

Our principal executive offices are located at 2010A Harbison Drive, PMB# 312, Vacaville, California 95687.

Our telephone number is (707) 291-6198, and our Internet website is www.athenagoldcorp.com.

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Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this Prospectus. These risks include, but are not limited to, the following:

•	our history of losses;

•	our cash needs and the adequacy of our cash flows and earnings;

•	our ability to access additional capital;

•	our dependence upon our executive officers, founders and key employees;

•	our ability to attract and retain qualified personnel;

•	our reliance on our technology systems, the impact of technological changes and cybersecurity risks;

•	changes in applicable laws or regulations;

•	fluctuations in precious metals prices;

•	Increases in the cost to conduct mineral development activities;

•	public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) and our responses to such events could materially and adversely impact our business; and

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

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In addition, our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal years ended December 31, 2023 and 2022.

Summary of Financial Data

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended December 31, 2023 and 2022 and the balance sheet data as of December 31, 2023 and 2022 are derived from the audited financial statements. The summary historical financial data for the nine months ended September 30, 2024 and September 30, 2023 and the balance sheet data as of September 30, 2024 and September 30, 2023 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

	Year Ended		Nine months Ended
	December 31,	December 31,	September 30,	September 30,
	2023	2022	2024	2023
			(unaudited)
Statement of Operations Data
Total revenues	$0	$0	$0	$0
Total operating expenses	783,592	1,299,774	419,536	677,660
Loss from operations	(783,592)	(1,299,774)	(419,536)	(677,660)
Total other income and expenses	1,396,340	616,116	(261,586)	1,215,899
Loss before provision for taxes	0	0	0	0
Income tax provisions	0	0	0	0
Net income (loss)	$612,748	($683,658)	($681,122)	$538,239
Basic and diluted net loss per share	$0.00	($0.01)	$0.00	$0.00

Balance Sheet Data (at period end)
Cash and cash equivalents	$2,808	$15,075	$6,553	$37,261
Working capital (deficit) (1)	$(271,891)	$(232,880)	$(253,634)	$(138,466)
Total assets	$6,740,969	$6,243,389	$6,674,789	$6,279,375
Total liabilities	$423,157	$1,279,975	$927,969	$221,727
Stockholders’ equity (deficit)	$6,317,812	$4,963,414	$5,746,820	$5,671,062

(1)	Working capital represents total current assets less total current liabilities.

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Summary of the Continuation

On October 31, 2024, our board of directors determined that it would be in the best interest of our company to change our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. We intend to change the corporate jurisdiction of Athena from the State of Delaware to the Province of British Columbia, Canada by means of a process called a “merger” under the Delaware General Corporation Law and a “continuation” followed by an amalgamation under the Business Corporations Act (British Columbia).

If our stockholders approve the proposed continuation then we intend to file articles of merger with the Secretary of State of Delaware and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the continuation will be identical to the assets and liabilities of the Delaware corporation immediately prior to the continuation. The officers and directors of our company immediately before the continuation becomes effective will be the officers and directors of the British Columbia corporation. The change of our corporate jurisdiction will not result in any material change to our business and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our common stock will become one common share of the British Columbia corporation.

The continuation and the plan of merger are also subject to approval by the holders of a majority of the outstanding shares of our common stock and the Canadian Securities Exchange.

Our board of directors approved the plan of merger as being in the best interest of our company and recommends that you vote “for” the approval of the plan of merger.

Reasons for the Change of Our Corporate Jurisdiction

We believe that the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada will more accurately reflect our operations, which operations are in Nevada and Ontario and will be headquartered in and managed from Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the Canadian Securities Exchange in Canada. Furthermore, many of our officers and directors will be located in Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six months, which is currently the case) without limiting our access to the U.S. capital markets.

Regulatory Approvals

In order for our company to carry out the continuation, it will be necessary for us to comply with the provisions of the corporate law of the State of Delaware and the Business Corporations Act (British Columbia). Under the Delaware corporate law, a Delaware corporation is required to obtain approval from the holders of a majority of its voting power in order to carry out a merger. We are now seeking approval from the holders of a majority of the outstanding shares of our common stock.

Our directors and executive officers, who currently hold approximately 7.6% of our outstanding common stock, have indicated that they intend to vote for the approval of the continuation.

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If our stockholders approve the continuation, then we intend to file articles of merger with the Secretary of State of Delaware. After that, we intend to submit a continuation application to the Registrar of Companies of British Columbia. Upon the filing of the continuation application and subsequent receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation.

The continuation is subject to the approval from the Registrar of Companies and the Canadian Securities Exchange will grant approval for the listing of the resulting issuer.

Appraisal Rights

Under Delaware law, our stockholders are entitled, after complying with certain requirements of Delaware law, to dissent from approval of the continuation pursuant to section 262 of the Delaware General Corporation Law (“DGCL”) and to be paid the “fair value” of their shares of our common stock exclusive of any element of value arising from the accomplishment or expectation of the continuation, if the continuation is completed. Stockholders electing to exercise these appraisal rights must comply with the provisions of section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

Please refer to the discussion of “Appraisal Rights” beginning on page 43 of this proxy statement/prospectus for a more comprehensive discussion of appraisal rights and how to exercise them. A copy of section 262 of the DGCL is attached as Schedule “B” to this proxy statement/prospectus.

Certain Tax Consequences for Stockholders

The following is a brief summary of certain tax consequences the change of our corporate jurisdiction may have for our company and our stockholders. You should consult your own tax advisers with respect to your particular circumstances. A more detailed summary of the factors affecting the tax consequences for our company and our stockholders is set out under “Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” and “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on pages 51 and 58, respectively, of this proxy statement/prospectus.

Shareholders are advised to engage their own advisors if they desire assurances about the tax consequences of the Redomestication to them.

United States Federal Income Tax Consequences

Athena BC likely will be treated as a U.S. corporation for U.S. federal income tax purposes. Athena BC, a non-U.S. corporation, generally would be classified as a non-U.S. entity (and, therefore, non-U.S. tax resident) under general rules of U.S. federal income taxation because it is incorporated outside the United States. However, Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”), contains rules that can result in a non-U.S. corporation being taxed as a U.S. corporation for U.S. federal income and estate tax purposes, unless certain specific tests regarding the level of business activities are satisfied. Based on the anticipated level of business activities of Athena BC and its relevant affiliates, these tests likely will not be satisfied. Satisfaction of these tests will not be finally determined until after the time of the Change of Jurisdiction.

If it were determined that Athena BC would be taxed as a U.S. corporation for U.S. federal income tax purposes, Athena BC will be liable for both Canadian and U.S. taxes, which could have a material adverse effect on its financial condition and results of operations.

In the alternative, if Athena BC is to be treated as a non-U.S. corporation for U.S. federal tax purposes, certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Athena BC were treated as a passive non-U.S. investment company (“PFIC”) for any taxable year during which the U.S. Holder holds Athena BC shares. Athena BC may be classified as a PFIC and there can be no assurance that Athena BC or any of its non-U.S. corporate subsidiaries would not be treated as a PFIC for any taxable year. If Athena BC were treated as a PFIC, U.S. Holders of Athena BC shares generally would be subject to certain adverse U.S. federal income tax consequences with respect to a gain realized on a taxable disposition of such shares, and certain distributions received on such shares. In addition, dividends received with respect to Athena BC shares or with respect to the relevant non-U.S. corporate subsidiary, as applicable, would not constitute qualified dividend income eligible for preferential tax rates if Athena BC or the relevant non-U.S. corporate subsidiary, as applicable, were treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment.

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Canadian Federal Income Tax Consequences

As a result of the continuation, Athena will be considered to have disposed of its assets for proceeds of disposition equal to their fair market value and to have immediately reacquired those assets at a cost equal to their fair market value. Athena will be subject to Canadian federal income tax with respect to any gains realized as a result of the deemed disposition of any assets that constitute “taxable Canadian property” for the purposes of the Canadian Act (defined below).

The continuation will not cause a disposition or deemed disposition of the Common Shares held by a stockholder, and will therefore not cause the realization of any capital gain or capital loss by the stockholder in respect of such shares. The Amalgamation will generally not result in the realization of a capital gain or capital loss by a stockholder. For a more detailed summary of the Canadian federal income tax consequences, please see “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on page 58 of this proxy statement/prospectus.

Our Authorized Capital after the Change of Our Corporate Jurisdiction

The application for the continuation provides that our authorized capital after the change of our corporate jurisdiction will consist of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. Our current authorized capital stock consists of (i) 250,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share.

Accounting Treatment of the Change of Our Corporate Jurisdiction

For United States accounting purposes, the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada by means of the continuation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Athena BC based on existing carrying values at the date of the exchange. The historical comparative figures of Athena BC will be those of Athena.

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles but will begin to report our financial statements in accordance with IFRS after the consummation of the change of our corporate jurisdiction.

How the Change of Our Corporate Jurisdiction will Affect Your Rights as a Stockholder

You will continue to hold the same number of shares you now hold following the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. However, the rights of stockholders under Delaware law differ in certain substantive ways from the rights of stockholders under British Columbia law. Examples of some of the changes in stockholder rights which will result from the change of our corporate jurisdiction are described in the discussion of “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” beginning on page 45.

Exchange of Share Certificates

Upon the effectiveness of the continuation, Athena BC will mail a letter of transmittal with instructions to each holder of record of shares of Athena outstanding immediately before the effective time of the continuation for use in exchanging certificates formerly representing shares of Athena for certificates representing shares of Athena BC. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Athena BC. See page 45 for a more complete discussion regarding the exchange of share certificates.

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Reporting Obligations under Securities Laws

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under both the United States and Canadian securities laws. However, these requirements should be reduced because we would no longer be a United States company.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission on annual reports on Form 10-K and our unaudited interim financial statements with the Securities and Exchange Commission on quarterly reports on Form 10-Q. Additionally, we are a reporting issuer in the Provinces of British Columbia and Ontario. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934. As a foreign private issuer, we anticipate that we will file an annual report on Form 20-F each year with the Securities and Exchange Commission. We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management’s discussion and analysis, in the form required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K. We anticipate that we will prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

In addition, as a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will no longer be subject to the insider reporting requirements of Section 16(b) of the Securities Exchange Act of 1934 and we will no longer be subject to the proxy rules of Section 14 of the Securities Exchange Act of 1934. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the continuation.

Whether or not we change our corporate jurisdiction to the Province of British Columbia, Canada, we will remain subject to Canadian disclosure requirements including those requiring that we publish news releases, file reports about material changes to or for our company, send you information circulars with respect to meetings of our stockholders, file annual and quarterly financial statements and related management’s discussion and analysis and those that require that our officers, directors and major shareholders file reports about trading in our shares.

Quotation on the OTCQB and Listing on the Canadian Securities Exchange

Our common stock is quoted on the OTCQB Board under the symbol “AHNR” and our shares are listed for trading on the Canadian Securities Exchange under the symbol “ATHA”. We expect that immediately following the continuation, the common shares of Athena BC will continue to be quoted on the OTCQB under the new symbol “AHNR.F”, and listed on the Canadian Securities Exchange under the current symbol “ATHA” or such trading symbols as the OTCQB and CSE will consent to after completion of the merger.

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this proxy statement/prospectus in evaluating the proposed continuation, our company and our business. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Relating to the Continuation

We will likely still be treated as a U.S. corporation and taxed on our worldwide income after the continuation.

The continuation of our company from the State of Delaware to the Province of British Columbia, Canada is considered a migration of our company from the State of Delaware to the Province of British Columbia, Canada. Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”), was enacted in 2004 to address the potential tax abuse that can occur when a U.S. corporation migrates to a foreign jurisdiction where it is no longer subject to U.S. tax on its worldwide income. Section 7874(b) of the Code provides generally that certain corporations that migrate from the U.S. will nonetheless remain subject to U.S. federal income tax on their worldwide income unless the migrating entity has substantial business activities in the foreign country to which it is migrating when compared to its total business activities. Section 7874(b) of the Code would apply to our migration unless we have substantial business activities in Canada when compared to our total business activities.

If Section 7874(b) of the Code applies to the migration of our company from the State of Delaware to the Province of British Columbia, Canada, our company would continue to be subject to U.S. federal income taxation on its world-wide income, which could have a material adverse effect on its financial condition and results of operations.

If Athena Amalco is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, then Athena Amalco believes the Continuation into the Province of British Columbia, Canada would be treated as a reorganization under Section 368(a) of the Code and the following U.S. federal income tax consequences generally would result for U.S. Holders (as defined in the section titled “Certain United States Federal Income Tax Consequences”):

(a)	no gain or loss will be recognized by a U.S. Holder on the exchange of Athena Shares for Athena BC Shares pursuant to the Continuation and merger;

(b)	the tax basis of a U.S. Holder in the Athena Amalco Shares acquired in exchange for Athena Shares pursuant to the Continuation and merger would be equal to such U.S. Holder’s tax basis in Athena Shares exchanged;

(c)	the holding period of a U.S. Holder with respect to the Athena Amalco Shares acquired in exchange for Athena Shares pursuant to the Continuation and merger will include such U.S. Holder’s holding period for Athena Shares; and

(d)	U.S. Holders who exchange Athena Shares for Athena Amalco Shares pursuant to the Continuation and merger generally would be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Continuation and merger occurs, and to retain certain records related to the Continuation and merger.

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We may be classified as a Passive Foreign Investment Company as a result of the continuation.

Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules generally provide for punitive treatment to “U.S. holders” (as defined in the section titled “Certain United States Federal Income Tax Consequences”) of PFICs. A foreign corporation is classified as a PFIC if 75% or more of its gross income is passive income or 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) produce passive income or are held for the production of passive income. In determining whether we are a PFIC, we are permitted to take into account the assets and income of our wholly owned subsidiaries because we own 100% of their stock. These rules would not apply if the Section 7874(b) rules, as noted above, deem Athena BC to be considered as a U.S. corporation for U.S. federal income tax purposes.

Based on the foregoing, it is not possible to determine whether we will be characterized as a PFIC for the current taxable year or any subsequent year until after the close of the relevant year. We must make a separate determination each year as to whether we are a PFIC (under either the asset test or the passive income test), and there can be no assurance with respect to our status as a PFIC for the current or any future taxable year. We or a related entity express no opinion as to the company’s or a related entity’s status as a PFIC for the current or any future or prior year if Section 7874 is not applicable. If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of the common shares and on the receipt of distributions on the common shares to the extent such gain or distribution is treated as an “excess distribution” under the U.S. federal income tax rules. A U.S. holder may also be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our common shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. holder holds our common shares.

If we complete the continuation and merger, we will no longer be required to file quarterly financial statements that have been reviewed by our independent auditors on Forms 10-Q, as required by the Securities Exchange Act of 1934.

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under United States securities laws. However, these requirements could be reduced because we will no longer be incorporated in a state of the United States.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission with our annual reports on Form 10-K and we file our unaudited interim financial statements with the Securities and Exchange Commission with our quarterly reports on Form 10-Q. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934, as amended. As a foreign private issuer, we anticipate that we will be eligible to file our annual reports each year with the Securities and Exchange Commission on Form 20-F. As a foreign private issuer filing annual reports on Form 20F, we would not be required to file quarterly reports on Forms 10-Q. Instead, we would file with the Securities and Exchange Commission on a quarterly basis interim financial statements that are not required to be reviewed by our auditors, together with management’s discussion and analysis in the form required under Canadian securities legislation. We anticipate that we will begin to prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

If we complete the continuation, insiders of our company will no longer be required to file insider reports under Section 16(a) of the Securities Exchange Act of 1934 and they will no longer be subject to the “short swing profit rule” of Section 16(b) of the Securities Exchange Act of 1934.

As a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will be subject to the insider filing requirements imposed by Canadian securities laws but they will be exempt from the insider requirements imposed by Section 16 of the Securities Exchange Act of 1934. The Canadian securities laws do not impose on insiders any equivalent of the “short swing profit rule” imposed by Section 16 and, after completion of the continuation, our insiders will not be subject to liability for profits realized from any “short swing” trading transactions, or a purchase and sale, or a sale and purchase, of our equity securities within less than six months. As a result, our stockholders may not enjoy the same degree of protection against insider trading as they would under Section 16 of the Securities Exchange Act of 1934.

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If we complete the continuation, our company will no longer be required to comply with Regulation FD.

Regulation FD, which was promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 to prevent certain selective disclosure by reporting companies, does not apply to non-United States companies and will not apply to us upon completion of the continuation. As a result, our stockholders may not enjoy the same degree of protection against selective disclosure as they would under Section 16 of the Securities Exchange Act of 1934.

Your rights as a stockholder of our company will change as a result of the continuation.

Because of the differences between Delaware law and British Columbia law, your rights as a stockholder will change if the continuation is completed. For a detailed discussion of these differences, see “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction.” beginning at page 45 of this proxy statement/prospectus.

The market for shares of our company as a British Columbia corporation may differ from the market for shares of our company as a Delaware corporation.

Although we anticipate that our common shares will requalify to be quoted on the OTC Markets Group Inc.’s OTCQB and be listed on the Canadian Securities Exchange following the completion of the continuation, the market prices, trading volume and volatility of the shares of our company as a British Columbia corporation could be different from those of the shares of our company as a Delaware corporation. We cannot predict what effect, if any, the continuation will have on the market price prevailing from time to time or the liquidity of our common shares.

The exercise of dissent and appraisal rights by our shareholders may adversely impact Athena BC.

Pursuant to the Dissenters Rights Provisions of Delaware corporate law, if the merger and continuation is completed, former stockholders who did not vote in favor of the continuation may elect to have the company purchase their shares for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding. The fair value means the value of such shares immediately before the effectuation of the continuation excluding any appreciation or depreciation in anticipation of the continuation, unless exclusion of any appreciation or depreciation would be inequitable. If sufficient shareholders elect to have us purchase their shares, the liability resulting from the fair value of those shares will adversely impact the financial condition of the company, cause significant volatility in the price of the our company’s common shares, or materially impair the ability of our company to execute its plan of operation.

Risks Related to our Business

Due to our history of operating losses our auditors are uncertain that we will be able to continue as a going concern.

Our financial statements have been prepared assuming that we will continue as a going concern. Due to our continuing operating losses and negative cash flows from our operations, the reports of our auditors issued in connection with our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, contain explanatory paragraphs indicating that the foregoing matters raised substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to continue as a going concern.

We have no history of and limited experience in mineral production.

We have no history of and limited experience in producing gold or other metals. In addition, our management has limited technical training and experience with exploring for, starting and/or operating a mine. Our management may not be fully aware of many of the specific requirements related to working within this industry. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Our operations, earnings and ultimate financial success could suffer due to our management’s limited experience in this industry. As a result, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any such operations may not achieve profitability.

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Our principal shareholders and control persons are also principal shareholders and control persons of other exploration companies, which could result in conflicts with the interests of minority stockholders.

Messrs. Gibbs and Power are control persons and principal shareholders of other exploration companies that are engaged in mineral exploration activities, although in different geographical regions. While the geographical focus of the companies is different, numerous conflicts could arise in the future. For example, Messrs. Gibbs and Power have provided the majority of working capital for all three companies to date, and in the likely event that these companies require additional capital in the future their resources may be inadequate to finance the activities of all. In addition, if new prospects become available, a conflict may exist with respect to which company to offer those opportunities. Messrs. Gibbs and Power have not developed a conflict of interest policy to mitigate the potential adverse effects of these conflicts and as a result these conflicts represent a significant risk to the shareholders of the Company. Conflicts for access to limited resources and opportunities cannot be eliminated completely, and investors should be aware of their potential.

We have no proven or probable reserves or mineral resources.

We are considered an exploration stage company under SEC criteria since we have not demonstrated the existence of proven or probable mineral reserves or mineral resources at any of our properties.

The SEC’s Final Rule 13-10570, Modernization of Property Disclosures for Mining Registrants, became effective March 30, 2019, and rescinds SEC Industry Guide 7 following a two-year transition period.

Under the former Industry Guide 7, the SEC defined a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Proven or probable mineral reserves were those reserves for which (a) quantity is computed and (b) the sites for inspection, sampling, and measurement are spaced so closely that the geologic character is defined and size, shape and depth of mineral content can be established (proven) or the sites are farther apart or are otherwise less adequately spaced but high enough to assume continuity between observation points (probable). Mineral Reserves could not be considered proven or probable unless and until they are supported by a feasibility study, indicating that the mineral reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable.

The final rule’s amendments require disclosure of both mineral reserves and mineral resources. Under the final rule, a mineral reserve is defined as “an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project.” A mineral resource is defined as “a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction.” Under the SEC’s former disclosure requirements under Industry Guide 7, an assessment of the economic viability of mineral reserves must be supported by a final feasibility study. By contrast, the final rule’s amendments provide that a prefeasibility study, which is more limited in scope than a final feasibility study, will also be sufficient to support such an assessment. As for mineral resources, their disclosure is prohibited under former SEC guidance unless it is required under the regulations of another jurisdiction, such as Canada. Under the final rule’s amendments, however, mineral resources must be disclosed and categorized as “measured” (if the geological sampling is “conclusive”), “indicated” (if the geological sampling is “adequate”), or “inferred” (if the geological sampling is “limited”). Effectively, the categorization is based on the company’s confidence in its ability to develop the mineral resources, which depends on the sampling and testing that have been performed. The final rule’s amendments also require companies to disclose exploration results when such information would be material to investors. Further, the disclosures required under the final rule must be supported by the work of a qualified person, such as a mine engineer. When a company first reports mineral reserves or resources, or makes a material change to such disclosures, it must file a technical report summary supporting the disclosure. Developing this detailed disclosure information (e.g., by using an expert) and maintaining appropriate disclosure controls and procedures over it requires significant time, resources, and effort.

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The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•	establish ore reserves through drilling and metallurgical and other testing techniques;
•	determine metal content and metallurgical recovery processes to extract metal from the ore; and,
•	design mining and processing facilities.

If we discover ore at the Properties, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change. As a result of these uncertainties, there can be no assurance that our exploration programs will result in proven and probable reserves in sufficient quantities to justify commercial operations.

Even if our exploration efforts at the Properties are successful, we may not be able to raise the funds necessary to develop the Properties.

If our exploration efforts at our prospects are successful, of which there can be no assurance, our current estimates indicate that we may be required to raise substantial external financing to develop and construct the mines. Sources of external financing could include bank borrowings and debt and equity offerings, but financing has become significantly more difficult to obtain in the current market environment. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. We currently have no specific plan to obtain the necessary funding and there exist no agreements, commitments or arrangements to provide us with the financing that we may need. There can be no assurance that we will commence production at any of our Properties or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Properties. Our failure to raise needed funding could also result in our inability to meet our future royalty and work commitments under our mineral leases, which could result in a forfeiture of our mineral interest altogether and a default under other financial commitments. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and we may not be able to realize our assets and settle our liabilities in the normal course of business at amounts reflected in our financial statements included or incorporated herein by reference.

We may not be able to obtain permits required for development of the Properties.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to obtain numerous permits for our Properties. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Our efforts to develop the Properties may also be opposed by environmental groups. In addition, mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. An Environmental Impact Statement would be required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the Properties are evaluated and based on which potential mitigation measures would be proposed. If the Properties were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the development of Properties could result.

Permits would also be required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act.

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The mining industry is intensely competitive.

The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future. We may also encounter increasing competition from other mining companies in our efforts to locate acquisition targets, hire experienced mining professionals and acquire exploration resources.

Our future success is subject to risks inherent in the mining industry.

Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

•	insufficient ore reserves;
•	fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;
•	significant environmental and other regulatory restrictions;
•	labor disputes; geological problems;
•	failure of underground stopes and/or surface dams;
•	force majeure events; and
•	the risk of injury to persons, property or the environment.

Our future profitability will be affected by changes in the prices of metals.

If we establish reserves, and complete development of a mine, our profitability and long-term viability will depend, in large part, on the market price of gold. The market prices for metals are volatile and are affected by numerous factors beyond our control, including:

•	global or regional consumption patterns;
•	supply of, and demand for, gold and other metals;
•	speculative activities;
•	expectations for inflation; and,
•	political and economic conditions.

The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices could adversely affect our ability to finance the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline.

The price of gold may decline in the future. If the price of gold and silver is depressed for a sustained period, we may be forced to suspend operations until the prices increase, and to record asset impairment write-downs. Any continued or increased net losses or asset impairments would adversely affect our financial condition and results of operations.

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We are subject to significant governmental regulations.

Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

•	environmental protection;
•	management and use of toxic substances and explosives;
•	management of natural resources;
•	exploration and development of mines, production and post-closure reclamation;
•	taxation;
•	labor standards and occupational health and safety, including mine safety; and
•	historic and cultural preservation.

Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

From time to time the U.S. and Canadian governments may determine to revise U.S. or Canadian mining and environmental laws. It remains unclear to what extent new legislation or regulations may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as ours, and such revision could also impair our ability to develop the Properties and to explore and develop other mineral projects.

Mineral exploration and development inherently involves significant and irreducible financial risks. We may suffer from the failure to find and develop profitable mineral deposits.

The exploration for and development of mineral deposits involves significant financial risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Unprofitable efforts may result from the failure to discover mineral deposits. Even if mineral deposits are found, such deposits may be insufficient in quantity and quality to return a profit from production, or it may take a number of years until production is possible, during which time the economic viability of the project may change. Few properties which are explored are ultimately developed into producing mines. Mining companies rely on consultants and others for exploration, development, construction and operating expertise.

Substantial expenditures are required to establish ore reserves, extract metals from ores and, in the case of new properties, to construct mining and processing facilities. The economic feasibility of any development project is based upon, among other things, estimates of the size and grade of ore reserves, proximity to infrastructures and other resources (such as water and power), metallurgical recoveries, production rates and capital and operating costs of such development projects, and metals prices. Development projects are also subject to the completion of favorable feasibility studies, issuance and maintenance of necessary permits and receipt of adequate financing.

Once a mineral deposit is developed, whether it will be commercially viable depends on a number of factors, including: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; government regulations including taxes, royalties and land tenure; land use, importing and exporting of minerals and environmental protection; and mineral prices. Factors that affect adequacy of infrastructure include: reliability of roads, bridges, power sources and water supply; unusual or infrequent weather phenomena; sabotage; and government or other interference in the maintenance or provision of such infrastructure. All of these factors are highly cyclical. The exact effect of these factors cannot be accurately predicted, but the combination may result in not receiving an adequate return on invested capital.

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Significant investment risks and operational costs are associated with our exploration activities. These risks and costs may result in lower economic returns and may adversely affect our business.

Mineral exploration, particularly for gold, involves many risks and is frequently unproductive. If mineralization is discovered, it may take a number of years until production is possible, during which time the economic viability of the project may change.

Development projects may have no operating history upon which to base estimates of future operating costs and capital requirements. Development project items such as estimates of reserves, metal recoveries and cash operating costs are to a large extent based upon the interpretation of geologic data, obtained from a limited number of drill holes and other sampling techniques, and feasibility studies. Estimates of cash operating costs are then derived based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of metals from the ore, comparable facility and equipment costs, anticipated climate conditions and other factors. As a result, actual cash operating costs and economic returns of any and all development projects may materially differ from the costs and returns estimated, and accordingly, our financial condition and results of operations may be negatively affected.

Our failure to satisfy the financial commitments under the agreements controlling our rights to explore on our current prospects could result in our loss of those potential opportunities.

We hold all of our mineral interests under agreements and commitments that require ongoing financial obligations, including work commitments. Our failure to satisfy those obligations could result in a loss of those interests. In such an event, we would be required to recognize an impairment of the assets currently reported in our financial statements.

We are required to obtain government permits to begin new operations. The acquisition of such permits can be materially impacted by third party litigation seeking to prevent the issuance of such permits. The costs and delays associated with such approvals could affect our operations, reduce our revenues, and negatively affect our business as a whole.

Mining companies are required to seek governmental permits for the commencement of new operations. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. The duration and success of permitting efforts are contingent on many factors that are out of our control. The governmental approval process may increase costs and cause delays depending on the nature of the activity to be permitted, and could cause us to not proceed with the development of a mine. Accordingly, this approval process could harm our results of operations.

Indigenous Land Claims

Our Canadian Properties may now or in the future be the subject of Indigenous land claims. The legal nature of Aboriginal land claims is a matter of considerable complexity. The impact of any such claim on the Company’s ownership interest in the Properties cannot be predicted with any degree of certainty and no assurance can be given that a broad recognition of Aboriginal rights in the area in which the Properties are located, by way of a negotiated settlement or judicial pronouncement, would not have an adverse effect on the Company’s activities. Even in the absence of such recognition, the Company may at some point be required to negotiate with and seek the approval of holders of Aboriginal interests in order to facilitate exploration and development work on the Properties, there is no assurance that the Company will be able to establish a practical working relationship with the Indigenous peoples in the area which would allow it to ultimately develop the Properties.

Any of our future acquisitions may result in significant risks, which may adversely affect our business.

An important element of our business strategy is the opportunistic acquisition of operating mines, properties and businesses or interests therein within our geographical area of interest. While it is our practice to engage independent mining consultants to assist in evaluating and making acquisitions, any mining properties or interests therein we may acquire may not be developed profitably or, if profitable when acquired, that profitability might not be sustained. In connection with any future acquisitions, we may incur indebtedness or issue equity securities, resulting in increased interest expense, or dilution of the percentage ownership of existing shareholders. We cannot predict the impact of future acquisitions on the price of our business or our Common Stock. Unprofitable acquisitions, or additional indebtedness or issuances of securities in connection with such acquisitions, may impact the price of our Common Stock and negatively affect our results of operations.

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Our ability to find and acquire new mineral properties is uncertain. Accordingly, our prospects are uncertain for the future growth of our business.

Because mines have limited lives based on proven and probable ore reserves, we may seek to replace and expand our future ore reserves, if any. Identifying promising mining properties is difficult and speculative. Furthermore, we encounter strong competition from other mining companies in connection with the acquisition of properties producing or capable of producing gold. Many of these companies have greater financial resources than we do. Consequently, we may be unable to replace and expand future ore reserves through the acquisition of new mining properties or interests therein on terms we consider acceptable. As a result, our future revenues from the sale of gold or other precious metals, if any, may decline, resulting in lower income and reduced growth.

Corporate and securities laws and regulations are likely to increase our costs.

The Sarbanes-Oxley Act of 2002 (“SOX”), which became law in July 2002, has impacted our corporate governance, securities disclosure and compliance practices. In response to the requirements of SOX, the SEC and major stock exchanges have promulgated rules and listing standards covering a variety of subjects. Compliance with these rules and listing standards are likely to increase our general and administrative costs, and we expect these to continue to increase in the future. In particular, we are required to include the management report on internal control as part of our annual reports pursuant to Section 404 of SOX. We have evaluated our internal control systems in order (i) to allow management to report on our internal controls, as required by these laws, rules and regulations, (ii) to provide reasonable assurance that our public disclosure will be accurate and complete, and (iii) to comply with the other provisions of Section 404 of SOX. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact these may have on our operations. Furthermore, there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or FINRA. Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our Common Stock. SOX and these other laws, rules and regulations have increased legal and financial compliance costs and have made our corporate governance activities more difficult, time-consuming and costly.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, this would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide financial reports or prevent fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Delaware law and our by-laws protect our directors from certain types of lawsuits.

Delaware law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our by-laws require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

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Opposition of the Company’s exploration, development and operational activities may adversely affect the Company’s reputation, its ability to receive mining rights or permits and its current or future activities.

Maintaining a positive relationship with the communities in which the Company operates is critical to continuing successful exploration and development. Community support for operations is a key component of a successful exploration or development project. Various international and national laws, codes, resolutions, conventions, guidelines and other materials relating to corporate social responsibility (including rights with respect to health and safety and the environment) may also require government consultation with communities on a variety of issues affecting local stakeholders, including the approval of mining rights or permits.

The Company may come under pressure in the jurisdictions in which it explores or develops to demonstrate that other stakeholders benefit and will continue to benefit from its commercial activities. Local stakeholders and other groups may oppose the Company’s current and future exploration, development and operational activities through legal or administrative proceedings, protests, roadblocks or other forms of public expression against the Company’s activities. Opposition by such groups may have a negative impact on the Company’s reputation and its ability to receive necessary mining rights or permits. Opposition may also require the Company to modify its exploration, development or operational plans or enter into agreements with local stakeholders or governments with respect to its projects, in some cases causing considerable project delays. Any of these outcomes could have a material adverse effect on the Company’s business, financial condition, results of operations and Common Share price.

The title to the Company’s properties could be challenged or impugned.

Although the Company has or will receive title opinions for any properties in which it has a material interest, there is no guarantee that title to such properties will not be challenged or impugned. The Company has not conducted surveys of the claims in which it holds direct or indirect interests and, therefore the precise area and location of the properties may be in doubt. The Company’s properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by unidentified or unknown defects. Title insurance is generally not available for mineral properties and the Company’s ability to ensure that it has obtained secure claims to individual mineral properties or mining concessions may be constrained. A successful challenge to the Company’s title to a property or to the precise area and location of a property could cause delays or stoppages to the Company’s exploration, development or operating activities without reimbursement to the Company. Any such delays or stoppages could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Our Stock

Future issuances of our Common Stock could dilute current shareholders and adversely affect the market if it develops.

We have the authority to issue up to 250,000,000 shares of common stock and 5 million shares of preferred stock and to issue options and warrants to purchase shares of our Common Stock, without shareholder approval. Future share issuances are likely due to our need to raise additional working capital in the future. Those future issuances will likely result in dilution to our shareholders. In addition, we could issue large blocks of our Common Stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval, which would not only result in further dilution to investors in this offering but could also depress the market value of our Common Stock.

We may issue preferred stock that would have rights that are preferential to the rights of our Common Stock that could discourage potentially beneficial transactions to our common shareholders.

An issuance of shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our Common Stock and could, upon conversion or otherwise, have all of the rights of our Common Stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve. The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

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There is currently an illiquid market for our common shares, and shareholders may be unable to sell their shares for an indefinite period of time.

There is presently an illiquid market for our common shares. There is no assurance that a liquid market for our common shares will ever develop in the United States or elsewhere, or that if such a market does develop that it will continue.

Over-the-counter stocks are subject to risks of high volatility and price fluctuation.

We have not applied to have our shares listed on any United States based stock exchange or on the NASDAQ Capital Market, and we do not plan to do so in the foreseeable future. The OTC market for securities has experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as commodity prices and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our Common Stock and make it more difficult for investors to sell their shares.

Trading in our securities is on the OTCQB electronic bulletin board established for securities that do not meet NASDAQ listing requirements. We currently also have a secondary listing on the Canadian Stock Exchange. As a result, investors will find it substantially more difficult to dispose of our securities. Investors may also find it difficult to obtain accurate information and quotations as to the price of, our Common Stock.

Our stock price may be volatile and as a result, shareholders could lose all or part of their investment. The value of our shares could decline due to the impact of any of the following factors upon the market price of our Common Stock:

•	failure to meet operating budget;
•	decline in demand for our Common Stock;
•	operating results failing to meet the expectations of securities analysts or investors in any quarter;
•	downward revisions in securities analysts' estimates or changes in general market conditions;
•	investor perception of the mining industry or our prospects; and
•	general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

Outstanding shares that are eligible for future sale could adversely impact a public trading market for our Common Stock.

In the future, we may offer and sell shares without registration under the Securities Act. All of such shares will be "restricted securities" as defined by Rule 144 ("Rule 144") under the Securities Act and cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration. Under Rule 144, our non-affiliates (who have not been affiliates within the past 90 days) can sell restricted shares held for at least six months, subject only to the restriction that we made available public information as required by Rule 144 (which restriction is not applicable after the shares have been held by non-affiliates for at least 12 months). Our affiliates can sell restricted securities after they have been held for six months, subject to compliance with manner of sale, volume restrictions, Form 144 filing and current public information requirements.

No prediction can be made as to the effect, if any, that future sales of restricted shares of common stock, or the availability of such common stock for sale, will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of such common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our Common Stock.

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Owners of our Common Stock are subject to the “penny stock” rules.

Since our shares are not listed on a national stock exchange or quoted on the Nasdaq Market within the United States, trading in our shares on the OTC market is subject, to the extent the market price for our shares is less than $5.00 per share, to a number of regulations known as the "penny stock rules". The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the investor and receive the investor’s written agreement to the transaction. To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for our shares and may severely and adversely affect the ability of broker-dealers to sell our shares, if a publicly traded market develops.

We do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on any shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Delaware law and our by-laws protect our directors from certain types of lawsuits.

Delaware law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our by-laws require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related To This Offering

The existence of outstanding options and warrants may impair our ability to raise capital.

At December 31, 2024, there were 41,740,303 shares of common stock issuable upon the exercise of outstanding options and warrants at an average exercise price of CDN$0.11. During the life of the notes, options and warrants, the holders are given an opportunity to profit from a rise in the market price of our Common Stock with a resulting dilution in the interest of the other shareholders. Our ability to obtain additional financing during the period the notes, options, warrants are outstanding may be adversely affected and the existence of the notes, options and warrants may have an effect on the price of our Common Stock. The holders of the warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the warrants.

There are trading risks for low priced stocks.

Our Common Stock is currently traded on the OTCQB electronic quotation system maintained by the OTC Markets Group, Inc. and the Canadian Stock Exchange. As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

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The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission recently adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

If our securities are not quoted on NASDAQ, or we do not have $2,000,000 in net tangible assets, trading in our securities will be covered by Rules 15-g-1 through 15-g-6 promulgated under the Exchange Act for non-NASDAQ and nonexchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the Common Stock is at least $5.00 per share.

The market price of our securities could be adversely affected by sales of registered and restricted securities.

Actual sales or the prospect of future sales of shares of our Common Stock under Rule 144 may have a depressive effect upon the price of, and market for, our Common Stock. As of December 31, 2024, 194,803,633 shares of our Common Stock were issued and outstanding 153,543,896 of these shares are "restricted securities " and under some circumstances may, in the future, be under a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, a person who is not and has not been an affiliate for at least 90 days and has beneficially owned restricted shares of common stock for at least six months is entitled to sell the shares provided the Company is current in filing its reports with the SEC or has otherwise made available current public information as defined in the Rule; and after such person has held the shares for at least 12 months, is entitled to sell the shares without restriction. Persons who are affiliates of the Company or have been affiliates of the Company within the past 90 days may sell restricted securities, subject to satisfying other conditions, provided they have owned the shares for at least six months and provided further that within any three-month period, the number of shares may not exceed:

•	The greater of one percent of the total number of outstanding shares of the same class; or

•	If our Common Stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale.

We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely effect prevailing prices for our Common Stock and could impair our ability to raise capital in the future through the sale of equity securities.

Our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in this offering.

We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our Common Stock without shareholder approval. Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this offering. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. As of December 31, 2024, we had issued options for 5,230,000 shares and with vested exercisable options to purchase up to 5,230,000 shares of common stock at a weighted average exercise price of $0.07 per share are currently vested, outstanding warrants exercisable to purchase up to 36,510,303 shares of its common stock at a weighted average exercise price of CAD $0.11 per share. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor.

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The Company’s results of operations could be affected by natural events in the locations in which it operates.

The Company has operations in locations subject to natural occurrences such as severe weather and other geological events, including hurricanes, earthquakes, or flood that could disrupt operations. Any serious disruption at any of the Company’s sites due to a natural disaster could have a material adverse effect on the Company’s revenues and increase its costs and expenses. If there is a natural disaster or other serious disruption at any of the Company’s sites, it could impair its ability to adequately supply its customers, cause a significant disruption to its operations, cause the Company to incur significant costs to relocate or re-establish these functions and negatively impact its operating results. While the Company intends to seek insurance against certain business interruption risks, such insurance may not adequately compensate the Company for any losses incurred as a result of natural or other disasters. In addition, any natural disaster that results in a prolonged disruption to the operations of the Company’s customers may adversely affect its business, results of operations or financial condition.

The Company is subject to various laws relating to trade, export controls, and foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business. Changes in trade sanctions laws may restrict the Company’s business practices, including cessation of business activities in sanctioned countries or with sanctioned entities.

Violations of these laws and regulations could result in significant fines, criminal sanctions against the Company, its officers or its employees, requirements to obtain export licenses, disgorgement of profits, cessation of business activities in sanctioned countries, prohibitions on the conduct of its business and its inability to market and sell the Company’s products or services in one or more countries. Additionally, any such violations could materially damage the Company’s reputation, brand, international expansion efforts, ability to attract and retain employees and the Company’s business, prospects, operating results and financial condition.

We are subject to political, economic, and other risks and uncertainties in the foreign countries in which we operate.

Any international operations performed may expose us to greater risks than those associated with more developed markets. Due to our foreign operations, we are subject to the following issues and uncertainties that can adversely affect our operations in Bulgaria or other countries in which we may operate properties in the future:

•	the risk of, and disruptions due to, expropriation, nationalization, war, revolution, election outcomes, economic instability, political instability, or border disputes;

•	the uncertainty of local contractual terms, renegotiation or modification of existing contracts and enforcement of contractual terms in disputes before local courts;

•	the risk of import, export and transportation regulations and tariffs, including boycotts and embargoes;

•	the risk of not being able to procure residency and work permits for our expatriate personnel;

•	the requirements or regulations imposed by local governments upon local suppliers or subcontractors, or being imposed in an unexpected and rapid manner;

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•	taxation and revenue policies, including royalty and tax increases, retroactive tax claims and the imposition of unexpected taxes or other payments on revenues;

•	exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over foreign operations;

•	laws and policies of the United States and of the other countries in which we may operate affecting foreign trade, taxation and investment, including anti- bribery and anti-corruption laws;

•	the possibility of being subjected to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States; and

•	the possibility of restrictions on repatriation of earnings or capital from foreign countries.

There can be no assurance that changes in conditions or regulations in the future will not affect our profitability or ability to operate in such markets.

If we lose the services of our management and key consultants, then our plan of operations may be delayed.

Our success depends to a significant extent upon the continued service of our executive management, directors and consultants. Losing the services of one or more key individuals could have a material adverse effect on the Company’s prospective business until replacements are found.

Without additional financing to develop our business plan, our business may fail.

Because we have generated no revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

Conflicts of interest between our company and our directors and officers may result in a loss of business opportunity.

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our future operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	The corporation could financially undertake the opportunity;
•	The opportunity is within the corporation’s line of business; and
•	It would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. Despite our intentions, conflicts of interest may nevertheless arise which may deprive our company of a business opportunity, which may impede the successful development of our business and negatively impact the value of an investment in our company.

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Because some of our officers and directors are located outside of the United States, you may have no effective recourse against them for misconduct and you may not be able to enforce judgment and civil liabilities against them.

Some of our directors and officers are nationals and/or residents of countries other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Trading on the OTCQB and CSE may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB electronic quotation service operated by OTC Markets Group Inc. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like the NYSE. Accordingly, shareholders may have difficulty reselling any of the shares.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Because we do not intend to pay any dividends on our shares, investors seeking dividend income or liquidity should not purchase our shares.

We have not declared or paid any dividends on our shares since inception, and do not anticipate paying any such dividends for the foreseeable future. We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Investors seeking dividend income or liquidity should not invest in our shares.

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Market for the Company’s Common Stock and Related Stockholder Matters

The Common Stock was approved for quotation on the OTC Bulletin Board under the ticker symbol “AHNR” The Company’s shares are now quoted on the OTC.QB of the OTC Markets Group, Inc. In addition, since October, 2021 our Common Stock has been approved for trading on the Canadian Securities Exchange under the symbol “ATHA”. The following sets forth the high and low trading prices on the OTC.QB for the periods shown:

	2024		2023		2022
	High	Low	High	Low	High	Low
First quarter ended March 31	$0.04	$0.03	$0.07	$0.05	$0.13	$0.06
Second quarter ended June 30	$0.06	$0.03	$0.07	$0.05	$0.10	$0.05
Third quarter ended September 30	$0.05	$0.03	$0.06	$0.04	$0.08	$0.05
Fourth quarter ended December 31	$0.05	$0.03	$0.05	$0.02	$0.08	$0.05

The closing price of the Company's common stock as of January 23, 2025 was $0.0335 bid and $0.037 ask, as reported on the OTC.QB. The OTC.QB prices are bid and ask prices which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commissions to the broker-dealer. The prices do not reflect prices in actual transactions. As of January 24, 2025, there were approximately 95 record owners of the Company's common stock.

The OTC.QB is a registered quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

Trading in our Common Stock is subject to rules adopted by the SEC regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC. That disclosure document advises an investor that investment in penny stocks can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in penny stocks, to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Quotations on the OTC/QB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. The Common Stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

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Holders

As of the date of this prospectus, we have approximately 95 shareholders of record of the Company’s common stock.

Rule 144 Shares

As of the date of this prospectus, we have 132,463,896 shares of common stock issued and outstanding that are available for resale by our shareholders to the public under Rule 144 of the Securities Act. However, in the future, we may issue shares without registration under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act, in which event those shares would be deemed “restricted securities” and may, in the future, become eligible for resale under Rule 144.

Effective February 15, 2008, the SEC amended Rule 144 as part of its efforts to facilitate public and private capital-raising and ease disclosure requirements, particularly for smaller companies but also for large public companies. Under Rule 144, as amended, a non-affiliate of an issuer is eligible to resell restricted securities after they have been owned for six months without regard to the former rules related to manner of sale, volume limitations and the requirement to file a Form 144 with the SEC. After a non-affiliate has owned restricted securities for one year, the amended Rule 144 eliminates the requirement that the issuer have current public information available.

Under the amended Rule 144, affiliates of an issuer may resell restricted securities after the applicable six month holding period but continue to be subject to the current public information, volume limitation, manner of sale and Form 144 filing requirements. However, the manner of sale has been amended to permit resales through “risk list principal transactions”, as well as “broker’s transactions”. The revised Rule 144 also eliminates the manner of sale requirements for resale of debt securities by affiliates and increases the volume limitations for resales of debt securities by affiliates to an amount not to exceed 10% of a particular tranche that such debt securities were issued under in any three-month period.

Dividends

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. Delaware law prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business; or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Transfer Agent

The transfer agent and registrar for our common and preferred stock is Endeavor Trust Corporation, 702 – 777 Hornby Street, Vancouver, BC, Canada V6Z 1S4

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FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this proxy statement/prospectus include statements about:

•	Our future drilling activities and oil and gas property development,
•	Our future capital expenditures, and
•	Our future investments in and acquisitions of other companies or property interests.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

•	General economic and business conditions,
•	Exposure to market risks in our financial instruments,
•	Fluctuations in worldwide prices and demand for precious metals,
•	Fluctuations in the levels of our development activities,
•	Regulatory and environmental uncertainties and potential liabilities,
•	Political changes in Canada and the United States, which could affect our operations there, and
•	The risks in the section of this proxy statement/prospectus entitled “Risk Factors”,

any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PRESENTATION OF FINANCIAL STATEMENTS.

At the Meeting, the Chairman of the Meeting will present to shareholders the audited financial statements, together with Management’s Discussion and Analysis, for the financial year ended December 31, 2023 and the auditors’ report thereon, a copy of which has been filed under the Company’s profile on SEDAR at www.sedarplus.ca.

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PROPOSAL 1 – THE CONTINUATION

General Overview of the Continuation

On October 31, 2024, our board of directors determined that it would be in the best interest of our company to change our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. We intend to change the corporate jurisdiction of Athena from the State of Delaware to the Province of British Columbia, Canada by means of a process called a “merger” under the Delaware General Corporation Law and a “continuation” under the Business Corporations Act (British Columbia) followed by an amalgamation between our company and its wholly-owned subsidiary in British Columbia.

If our stockholders approve the proposed continuation then we intend to file articles of merger with the Secretary of State of Delaware and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the continuation will be identical to the assets and liabilities of the Delaware corporation immediately prior to the continuation. The officers and directors of Athena Delaware immediately before the continuation becomes effective will be the officers and directors of the British Columbia corporation. The change of our corporate jurisdiction will not result in any material change to our business and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our common and preferred stock will become one common or preferred share, as the case may be, of the British Columbia corporation.

The continuation and the plan of merger are also subject to approval by the holders of a majority of the outstanding shares of our common stock and the Registrar of Companies in British Columbia. Listing of the resulting issuer’s common shares after the merger will be subject to the Canadian Securities Exchange.

The change of our corporate jurisdiction will result in changes in the rights and obligations of our current stockholders under applicable corporate laws. For an explanation of these differences see the discussion of “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” beginning on page 45 of this proxy statement/prospectus. In addition, the change of our corporate jurisdiction may have material tax consequences to stockholders which may or may not be adverse to any particular stockholder depending on the stockholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” and “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” beginning on pages 51 and 58, respectively, of this proxy statement/prospectus.

Certain Terms of the Plan of Merger

A summary of the material terms of the plan of merger is set forth below. The full text of the plan of merger is attached as Schedule “A” to this proxy statement/prospectus.

Principal Terms of the Merger

The plan of merger provides that at the effective time of the merger, Athena will be converted into Athena Gold Corporation, a British Columbia corporation continued under the Business Corporations Act (British Columbia). At the effective time of the merger, the continuation application and articles of Athena BC, in the forms attached as Appendix “A” and Appendix “B”, respectively, of the plan of merger will replace the articles of incorporation and bylaws of Athena.

Effective Time of the Merger

The plan of merger provides that, as promptly as practicable after the approval of the plan of merger by the holders of a majority of the outstanding shares of common stock of Athena, Athena will file the articles of merger with the Secretary of State of Delaware and a continuation application with the Registrar of Companies of British Columbia. The plan of merger provides that the effective date and time of the merger will be the date and time on and at which the continuation becomes effective under the laws of Delaware or the date and time on and at which the continuation becomes effective under the laws of British Columbia, whichever occurs later.

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Manner and Basis of Converting Shares of Common Stock

At the effective time of the merger, each share of common stock of Athena, with a par value of $0.0001 per share, issued and outstanding immediately before the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable common share, without par value, of Athena BC.

Manner and Basis of Converting Options and Other Rights

At the effective time of the merger, each option, warrant or other right to acquire shares of common stock of Athena Delaware that is or was outstanding immediately before the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become an option, warrant or right, respectively, to acquire, upon the same terms and conditions, the number of common shares of Athena BC that such holder would have received had such holder exercised such option, warrant or right, respectively, in full immediately before the effective time of the merger (whether or not such option, warrant or right was then exercisable) and the exercise price per share under each such option, warrant or right, respectively will be equal to the exercise price per share thereof immediately before the effective time of the merger, unless otherwise provided in the instrument or agreement granting such option, warrant or right, respectively.

Effect of the Merger

At the effective time of the merger, Athena will cease to exist as a Delaware corporation, and the title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by Athena, and all debts due to Athena on whatever account, as well as all other things in action or belonging to Athena immediately before the merger, will be vested in Athena BC, without reservation or impairment. Athena BC will have all of the debts, liabilities and duties of Athena Delaware, and all rights of creditors accruing and all liens placed upon any property of Athena up to the effective time of the merger will be preserved unimpaired, and all debts, liabilities and duties of Athena immediately before the merger will attach to Athena BC and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties. Any proceeding pending against Athena may be continued as if the merger had not occurred or Athena BC may be substituted in the proceeding in place of Athena.

Amendment

The boards of directors of Athena may amend the plan of merger at any time before the effective time of merger, provided, however, that an amendment made subsequent to the approval of the merger by the stockholders of Athena must not (a) alter or change the manner or basis of exchanging a stockholder’s shares of Athena for a stockholder’s shares, rights to purchase a stockholder’s shares, or other securities of Athena BC, or for cash or other property in whole or in part or (b) alter or change any of the terms and conditions of the plan of merger in a manner that adversely affects the stockholders of Athena.

Termination

At any time before the effective time of the merger, the plan of merger may be terminated and the merger may be abandoned by the board of directors of Athena, notwithstanding approval of the plan of merger by the stockholders of Athena. We anticipate that the plan of merger will be terminated if the proposed merger is not approved by our stockholders at the special meeting.

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Appraisal Rights

Under Delaware law, pursuant to the section 262 (the “Dissenters Rights Provisions”) our stockholders are entitled, after complying with certain requirements of Delaware law, to dissent from approval of the continuation pursuant to section 262 of the Delaware General Corporation Law of the State of Delaware (“DGCL”) and to be paid the “fair value” of their shares of our common stock exclusive of any element of value arising from the accomplishment or expectation of the continuation, if the continuation is completed. Stockholders electing to exercise these appraisal rights must comply with the provisions of section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

In the context of the continuation, the Dissenters’ Rights Provisions provides that the former stockholders may elect to have our company purchase their shares held by the former stockholders for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the Dissenters’ Rights Provisions. The fair value of the shares of any former stockholder means the value of such shares immediately before the effectuation of the continuation excluding any appreciation or depreciation in anticipation of the continuation, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Dissenters’ Rights Provisions is attached as Schedule “B” hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Schedule “B” hereto. IF YOU FAIL TO COMPLY WITH THE PROCEDURES SPECIFIED IN THE DISSENTERS’ RIGHTS PROVISIONS IN A TIMELY MANNER, YOU MAY LOSE YOUR DISSENTERS’ RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, YOU SHOULD SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS. Former stockholders who perfect their dissenters’ rights by complying with the procedures set forth in the Dissenters’ Rights Provisions will have the fair value of their Shares determined by a Delaware state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the continuation to be paid in connection with the continuation. In addition, former stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the continuation on the amount determined to be the fair value of their shares. If you do NOT plan to seek an appraisal of all of your shares, please execute (or, if you are not the record holder of such shares, to arrange for such record holder or such holder’s duly authorized representative to execute) and mail postage paid the enclosed Letter of Transmittal to the agent at the address set forth in the Letter of Transmittal. You should note that surrendering to Athena certificates for your shares will constitute a waiver of your appraisal rights under the DGCL.

All demands for appraisal should be addressed to our Corporate Secretary John Power at Athena Gold Corporation, c/o clneuman@neuman.com, before the vote on the continuation is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of the common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of our common stock.

In view of the complexity of the Dissenter’s Rights Provisions in section 262, stockholders desiring to dissent from the continuation and pursue appraisal rights should consult their legal advisers.

Reasons for the Continuation

We believe that the change of our corporate jurisdiction to the Province of British Columbia, Canada will more accurately reflect our operations, which are located in Nevada, USA and Ontario, Canada but will be headquartered in and managed from Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the Canadian Securities Exchange in Canada. Furthermore, all of our officers and the majority of our directors are located in Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six-months, which is currently the case) without limiting our access to the U.S. capital markets.

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In addition to the potential benefits described above, the continuation will impose some moderate costs on our company and will expose us and our stockholders to some risk, including the risk of liability for taxation and the potential for greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities against our company following the consummation of the continuation. Please see the section entitled “Risk Factors” commencing on page 21 for a more comprehensive discussion regarding the risk factors of the continuation. There are also differences between the laws of the State of Delaware and the laws of the Province of British Columbia. Please see the section entitled “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” commencing on page 45 for a more comprehensive discussion of our stockholders’ rights before and after the proposed change of our corporate jurisdiction. Regardless of the risks and costs associated with the change of our corporate jurisdiction, our board of directors has determined that the potential advantages of the change of our corporate jurisdiction outweigh the risks and costs.

Although our board of directors evaluated variations in the basic structure of the continuation, our board of directors believes, based on advice from management and its professional advisors, that the proposed structure of our company as a British Columbia corporation is the best structure to provide the advantages which our company is seeking without substantial operational or financial risks. No assurance can be given, however, that the anticipated benefits of the continuation will be realized.

Corporate Law Requirements

In order for our company to carry out the continuation, it will be necessary for us to comply with the provisions of the corporate law of the State of Delaware and the Business Corporations Act (British Columbia).

The corporate law of the State of Delaware allows a corporation that is incorporated under the Delaware corporate law to merge into a foreign entity pursuant to a merger approved by the stockholders of the Delaware corporation. Pursuant to the Delaware corporate law, the board of directors of Athena has adopted the plan of merger attached as Schedule “A” to this proxy statement/prospectus, subject to approval by our stockholders.

If holders of a majority of the voting power of our stockholders vote to approve the plan of merger, we intend to file articles of merger with the Delaware Secretary of State. After we file the articles of merger and pay to the Secretary of State of the State of Delaware all prescribed fees, and we comply with all other requirements, the merger will become effective in accordance with the Delaware corporate law.

As we are proposing to continue into the jurisdiction of the Province of British Columbia, we must also comply with the applicable provisions of the Business Corporations Act (British Columbia) in order to successfully complete the continuation.

A foreign corporation is permitted to continue from a foreign jurisdiction into British Columbia by filing with the Registrar of Companies of British Columbia a continuation application and providing to the Registrar of Companies certain records and information that the Registrar of Companies may require. We expect that the continuation of Athena into British Columbia will be effective on the date and time that the continuation application, the form of which is attached hereto as Appendix “A” of the plan of merger, is filed with the Registrar of Companies, assuming we provide the Registrar of Companies with any records and information it may require. After Athena Delaware is continued into British Columbia, the Registrar of Companies must issue a certificate of continuation showing the name of the continued company (expected to be “Athena Gold Corporation”) and the date and time on which it is continued into British Columbia as a continued company.

If the continuation is approved by our stockholders, we expect to file the articles of merger and the continuation application promptly.

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Exchange of Share Certificates

Upon the effectiveness of the continuation, Athena BC will mail a letter of transmittal with instructions to each holder of record of shares of common stock of Athena outstanding immediately before the effective time for use in exchanging certificates formerly representing shares of common stock of Athena for certificates representing shares of Athena BC. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Athena BC.

Description of Our Securities after the Continuation

Upon completion of the continuation, we will be authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.

Common Shares

The holders of common shares of Athena BC will be entitled to dividends, if, as and when declared by the board of directors of Athena BC, entitled to one vote per share at meetings of shareholders or Athena BC and, upon dissolution, entitled to share equally in such assets of Athena BC as are distributable to the holders of common shares of Athena BC and subject to the rights of the holders of preferred shares.

Preferred Shares

Athena BC will be authorized to issue preferred shares in one or more series. Subject to the Business Corporations Act (British Columbia), the directors of Athena BC may, by resolution, if none of the shares of any particular series are issued, alter articles of Athena BC and authorize the alteration of the notice of articles of Athena BC, as the case may be, to do one or more of the following:

•	determine the maximum number of shares of that series that Athena BC is authorized to issue, determine that there is no such maximum number, or alter any such determination;
•	create an identifying name for the shares of that series, or alter any such identifying name; and
•	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The holders of preferred shares will be entitled, on the liquidation or dissolution of Athena BC, whether voluntary or involuntary, or on any other distribution of the assets of Athena BC among shareholders of Athena BC for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of common shares of Athena BC or any other shares of Athena BC ranking junior to the preferred shares with respect to the repayment of capital on the liquidation or dissolution of Athena BC, whether voluntary or involuntary, or on any other distribution of the assets of Athena BC among shareholders of Athena BC for the purpose of winding up its affairs, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose will be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the preferred shares of the amounts so payable to them, they will not, as such, be entitled to share in any further distribution of the property or assets of Athena BC, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of preferred shares as aforesaid will be distributed ratably among the holders of common shares of Athena BC.

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the directors, holders of preferred shares will not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of Athena BC.

Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction

After the continuation, our stockholders will become the holders of shares in the capital of a British Columbia corporation organized under the Business Corporations Act (British Columbia) (the “BCBCA”). The Delaware General Corporation Law of Delaware (the “DGCL”) differs in many respects from the BCBCA. The following is a summary description of the principal differences that could affect the rights of our stockholders.

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Director Election

Under the BCBCA, shareholders of a corporation must, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. An ordinary resolution means a resolution passed at a meeting of shareholders by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at a meeting. Under the BCBCA, public companies such as our company must have at least three directors. The proposed articles of Athena BC provide that changes in the number of directors must be approved by ordinary resolution. However, the proposed articles of Athena BC also provide that the directors of Athena BC may appoint up to one-third of the number of the directors at the time of the appointments (other than directors appointed by this method). Any director so appointed ceases to hold office immediately before the next election or appointment of directors, but is eligible for re-election or re-appointment.

The DGCL requires that a corporation have a minimum of one director. The number of directors must be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made only by amendment to the certificate, which requires stockholder approval. The number of directors may be changed by resolution of the board of directors if the certificate of incorporation or bylaws so provide. The certificate of incorporation of Athena provides that the board of directors of Athena must determine the number of directors, subject to the bylaws of Athena. The bylaws of Athena provide that the number of directors must be a minimum of 1unless and until otherwise determined by a vote of a majority of the board of directors of Athena. Within these limits, the number of directors must be determined from time to time by resolution of the board of directors or by the stockholders at a meeting. The bylaws of Athena provide that generally all elections must be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

Removal of Directors

Under the BCBCA, a company may remove a director before the expiration of the director’s term of office by a special resolution. The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Personal Liability of Directors and Derivative Actions

The BCBCA entitles a shareholder, including a beneficial owner of a share of a corporation, or a director of a corporation and any person whom the court considers an appropriate person to make application, with the approval of the Supreme Court of British Columbia, and in the name of the corporation, to commence legal proceedings to enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of a right, duty or obligation whether the right, duty or obligation arises under the BCBCA or otherwise. Derivative actions, therefore, may be brought by shareholders on behalf of a corporation against the corporation’s directors for damages or to enforce rights or duties owed by the director to the corporation. With leave of the court, a complainant may, in the name of and on behalf of a corporation, defend a legal proceeding brought against the corporation. Under the BCBCA, there is no statutory limitation with respect to the monetary liability which may be imposed on directors.

Under the DGCL, a stockholder may bring a derivative action against officers and directors of a corporation for breach of their fiduciary duties to a corporation and its stockholders or for other fraudulent misconduct, so long as the stockholder was a stockholder of the corporation at the time of the transaction in question, or the stockholder obtained the stock thereafter solely by operation of law, and remained so through the duration of the suit; the plaintiff makes a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile; and the plaintiff is an adequate representative of the other stockholders.

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The DGCL permits a corporation to adopt a provision in its certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care, except under certain circumstances. The certificate of incorporation of Athena provides that no director of the corporation will be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director

•	from a breach of the director’s duty of loyalty to the corporation or its stockholders;

•	from acts or omissions not in good faith involving intentional misconduct or a knowing violation of law;

•	from unlawfully paying a dividend or approving Delaware stock repurchases or redemptions;

•	from a transaction where the director derived an improper personal benefit.

Interested Shareholder Transactions and Anti-Takeover Provisions

Some powers granted to companies under the DGCL may allow a Delaware corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

•	require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

•	only allow the board of directors to call a special meeting of stockholders, which may thwart a raider’s ability to call a meeting to make disruptive changes;
•	provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a raider, would control vacant board positions;

•	provide for supermajority voting in some circumstances, including mergers and certificate of incorporation amendments;

There is no similar provision under the BCBCA.

Amendments to the Governing Documents

A BCBCA corporation may resolve to alter its articles:

•	by the type of resolution specified by the BCBCA;

•	if the BCBCA does not specify the type of resolution, by the type of resolution specified by the articles;

•	if neither the BCBCA nor the articles specify the type of resolution, by a special resolution.

The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

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According to the proposed articles of Athena BC, subject to the BCBCA, Athena BC may by resolution of the directors:

•	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•	increase, reduce or eliminate the maximum number of shares that Athena BC is authorized to issue out of any class or series of shares or establish a maximum number of shares that Athena BC is authorized to issue out of any class or series of shares for which no maximum is established;

•	if Athena BC is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares;

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(iii)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value; or

(iv)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

•	subdivide all or any of its unissued, or fully paid issued, shares without par value;

•	consolidate all or any of its unissued, or fully paid issued, shares without par value;

•	subdivide all or any of its unissued, or fully paid issued, shares by way of a share dividend;

•	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

•	alter the identifying name of any of its shares; or

•	otherwise alter its shares or authorized share structure when required or permitted to do so by the BCBCA.

According to the proposed articles of Athena BC, Athena BC may by resolution of the directors alter its notice of articles in order to change its name or adopt or change any transaction of that name. Also, if the BCBCA does not specify the type of resolution and the articles of Athena BC do not specify another type of resolution, Athena BC may by resolution of the directors alter the articles.

A BCBCA corporation may, by the type of shareholders’ resolution specified by the articles, or, if the articles do not specify the type of resolution, by a special resolution:

•	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

•	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

A right or special right attached to issued shares must not be prejudiced or interfered with under the BCBCA or under the memorandum, notice of articles or articles unless the shareholders holding the shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution (or, failing which, a separate resolution) of that class or series. If the articles do not specify the majority required, then a majority of two-thirds of the votes cast is required. The special separate resolution is in addition to the resolution authorizing the alterations.

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The DGCL provide that the vote of holders of a majority of the outstanding shares entitled to vote is required to alter, amend, change or repeal a corporation’s certificate of incorporation, unless otherwise specified in a corporation’s certification of incorporation or bylaws. In addition, if the amendment to the certificate of incorporation would increase or decrease the aggregate number of authorized shares of a class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock. Furthermore, if the proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but will not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for purposes of the class vote. The DGCL reserves the power to the stockholders to adopt, amend or repeal the bylaws unless the certificate of incorporation confers such power on the board of directors in addition to the stockholders. The certificate of incorporation of Athena provides that the board of directors of Athena is expressly authorized to make, alter or repeal our bylaws.

Shareholder Quorum and Voting Requirements

Under the BCBCA, the quorum for the transaction of business at a meeting of shareholders of a company may be established by the articles. The proposed articles of Athena BC provides that, generally, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

Except where the BCBCA or the articles require approval by a special resolution or unanimous resolution, a simple majority of the votes cast by shareholders voting shares that carry the right to vote at a meeting is required to approve any resolution properly brought before the stockholders.

Under the DGCL, a corporation’s certificate of incorporation and bylaws may specify the number of shares necessary to constitute a quorum at any meeting of shareholders; provided, however, that a quorum may not consist of less than one-third of the shares entitled to vote at the meeting. The bylaws of Athena provide that the presence in person or by proxy of stockholders entitled to cast at least one third of the shares entitled to vote at the meetings of stockholders constitutes a quorum.

The bylaws of Athena provide that generally all elections and questions must be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

Special Meeting of Shareholders

The BCBCA provides that a board of directors or the holders of 5% of the issued shares of a corporation with a right to vote can call or requisition a special meeting.

Under the DGCL, a special meeting may be called by a board of directors or by any other person authorized to do so in the corporation’s certificate of incorporation or bylaws. The bylaws of Athena provide that special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the President or by the chairman of the board of directors, or at the request in writing by stockholders of record owning at least 20% percent of the issued and outstanding voting shares of common stock of Athena.

Votes Required for Extraordinary Transactions

Under the BCBCA, approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases, or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a special resolution at a duly called meeting. The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

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Under the DGCL, mergers or consolidations generally require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote and stockholder approval is not required by a Delaware corporation:

•	if it is the surviving corporation in a merger requiring the issuance of common stock not exceeding 20% of the corporation’s common stock outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor’s certification of incorporation, and stockholder approval is not specifically mandated in the survivor’s certification of incorporation;

•	if it is the surviving corporation in a merger with a subsidiary in which it ownership was 90% or greater.

Unless a greater percentage is required by the certificate of incorporation, a sale, lease, or exchange of all or substantially all the property or assets of a Delaware corporation or an amendment to its certificate of incorporation also requires the approval of the holders of a majority of the outstanding stock entitled to vote on the matter.

Shareholder Action by Written Consent (In Lieu of a Meeting)

Under the BCBCA, any action required or permitted to be taken at a meeting of the stockholders by an ordinary resolution may be taken by a written resolution signed by a special majority of the stockholders entitled to vote on such resolution. The proposed articles of Athena BC provide that a special majority is two-thirds of the votes cast on the resolution. Any action required or permitted to be taken at a meeting of the stockholders by a special resolution may be taken by a written resolution signed by all the shareholders entitled to vote on such resolution.

Under the DGCL, stockholders may execute an action by written consent in lieu of a stockholder meeting, unless such right is eliminated in the corporation’s certificate of incorporation or bylaws, if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action.

Rights of Dissent and Appraisal

Under the BCBCA, in certain circumstances, a registered shareholder who disagrees with a proposed corporate action can require the company to purchase his or her shares for their fair value. The actions giving rise to a right of dissent are as follows:

•	an alteration in the articles of a company by altering the restrictions on the business carried on or to be carried on by the company, or in its powers;

•	various forms of corporation reorganizations, amalgamation, or arrangements (where permitted);

•	a proposed sale, lease or exchange of all or substantially all of the corporation’s assets; or

•	in respect of any resolution or court order or arrangement permitting dissent.

Under the DGCL, stockholders have the right to dissent and exercise appraisal rights only with respect to forms of corporate mergers and consolidations and not in the case of other fundamental change such as the sale of all or substantially all of the assets of the corporation or amendments to the certification of incorporation, unless so provided in the corporation’s certificate of incorporation. Stockholders who have neither voted in favor of nor consented to the merger or consolidation have the right to seek appraisal of their shares by demanding payment in cash for their shares equal to the fair value of such shares. Fair value is determined by a court in an action timely brought by the stockholders who have properly demanded appraisal of their shares. In determining fair value, the court may consider all relevant factors, including the rate of interest which the resulting or surviving corporation would have had to pay to borrow money during the pendency of the court proceedings. In addition, under the DGCL, appraisal rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

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Oppression Remedies

Under the BCBCA, a shareholder of a corporation has the right to apply to a court on the grounds that the corporation is acting or proposes to act in a way that is prejudicial to the shareholder. After the application is filed, the court may make any order as it sees fit, including an order to prohibit any act proposed by the corporation.

There are no equivalent statutory remedies under the DGCL; however, stockholders may be entitled to remedies for a violation of a director’s fiduciary duties under Delaware common law.

Inspection of Corporate Books and Records

Under the BCBCA, current shareholders of a corporation are entitled to inspect, without charge, all of the records the corporation is required to maintain under the BCBCA, except for minutes of directors’ meetings and directors’ consent resolutions (and those of committees of directors) and written dissents to resolutions of directors. However, shareholders have the right to inspect the portions of minutes of directors’ meetings, or of directors’ consent resolutions and other records that contain disclosures of conflicts of interest by directors and senior officers, and the right to inspect disclosures of certain financial assistance made by the corporation.

Under DGCL, stockholders have the right for any proper purpose to inspect, upon written demand under oath stating the purpose for such inspection, the corporation’s stock ledger, list of stockholders and its other books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person’s interests as a stockholder.

Accounting Treatment of the Change of Our Corporate Jurisdiction

For United States accounting purposes, the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada by means of the continuation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Athena BC based on existing carrying values at the date of the exchange. The historical comparative figures of Athena BC will be those of Athena.

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles and will begin to submit our financial statements in accordance with IFRS after the consummation of the change of our corporate jurisdiction.

Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction

The following is a general summary of certain U.S. federal income tax considerations applicable to our company and our Shareholders resulting from the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada by means of the continuation (the “Continuation”) and the ownership and disposition of Athena BC Shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a Shareholder. For example, it does not take into account the individual facts and circumstances of any particular Shareholder that may affect the U.S. federal income tax considerations applicable to such holder, nor does it address the state and local, federal estate and gift, federal alternative minimum tax, Medicare tax on net investment income or foreign tax consequences to a Shareholder relating to the Continuation and the ownership and disposition of Athena BC Shares acquired thereby. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Shareholder. Each Shareholder is urged to consult its own tax advisor regarding the U. S. federal tax consequences which may apply as a result of the Continuation and the ownership and disposition of Athena and Athena BC shares.

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Polaris Tax Counsel, Vancouver, British Columbia has reviewed this summary regarding the U.S. federal income tax consequences to Shareholders as a result of the Continuation. The opinion of Polaris Tax Counsel is filed as an exhibit to this prospectus/proxy. Neither the opinion of Polaris Tax Counsel nor this summary is binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this registration statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

As used in this summary, the term “U.S. Holder” means a beneficial owner of Athena Shares (or, after the Continuation has been consummated, a beneficial owner of Athena BC Shares) that is for U.S. federal income tax purposes:

(a)	an individual who is a citizen or resident of the U.S.;

(b)	a corporation, or other entity classified as a corporation that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia;

(c)	an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or

(d)	a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or (ii) is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in the Code.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Athena Shares (or, after the Continuation, a beneficial owner of Athena BC Shares) that is neither a U.S. Holder nor a partnership.

This summary does not address the U.S. federal income tax considerations of the Continuation to Shareholders that are subject to special provisions under the Code, including: (a) Shareholders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) Shareholders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) Shareholders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) Shareholders that have a “functional currency” other than the U.S. dollar; (e) Shareholders that own Athena Shares (or after the Continuation is consummated, Athena BC Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) Shareholders that acquired Athena Shares (or after the Continuation is consummated, Athena BC Shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (g) Shareholders that hold Athena Shares (or after the Continuation is consummated, Athena BC Shares) other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) own, directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding Athena Shares (or after the Continuation is consummated, Athena BC Shares); and (i) partnerships and other pass-through entities (and investors in such partnerships and entities).

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This summary also does not address the U.S. federal income tax considerations applicable to Shareholders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Canadian Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Athena Shares (or after the Continuation is consummated, Athena BC Shares) in connection with carrying on a business in Canada; (d) persons whose Athena Shares (or after the Continuation is consummated, Athena BC Shares) constitute “taxable Canadian property” under the Canadian Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. Shareholders that are subject to special provisions under the Code, including Shareholders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the Continuation and the ownership and disposition of Athena BC Shares received pursuant to the Continuation.

Finally, this summary does not address the U.S. federal income tax consequences of transactions effected prior or subsequent to, or concurrently with the Continuation, including, without limitation: any vesting, conversion, assumption, disposition, exercise, exchange or other transaction involving any rights to acquire Athena Shares or Athena BC Shares, including any options or warrants of Athena; and any transaction, other than the Continuation, in which securities of Athena or Athena BC are acquired.

If an entity that is classified as a partnership (or “pass-through” entity) for U.S. federal income tax purposes holds Athena Shares (or after the Continuation is consummated, Athena BC Shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Continuation and the ownership of Athena BC Shares received pursuant to the Continuation generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Continuation and the ownership and disposition of Athena BC Shares received thereby.

This discussion provides general information only and is not intended to be tax advice to any particular Shareholder. Any U.S. Federal, state, or local tax advice included in this discussion was not intended or written to be used, and it cannot be used by any Shareholder, for the purpose of avoiding any penalties that may be imposed by any U.S. Federal, state or local governmental taxing authority or agency. This discussion was written solely to support the promotion or marketing of the transactions or matters addressed in this Memorandum. Investors should consult their own independent tax advisors in determining the application to them of the U.S. federal income tax consequences set forth below and any other U.S. federal, state, local foreign or other tax consequences to them of the purchase, ownership and disposition of Athena and Athena BC shares. Investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below and no assurance can be given that the IRS will not take positions contrary to the conclusions stated below.

Tax Consequences of the Transaction to Athena and Athena BC

Neither Athena nor Athena BC will recognize a gain or loss in the Continuation.

The U.S. Anti-Inversion Rules

Athena BC will be incorporated under the laws of British Columbia, Canada. Generally, corporations incorporated outside of the United States are not treated as U.S. corporations for U.S. federal income tax purposes. However, as described below, Section 7874 of the Code treats certain corporations incorporated outside the United States as U.S. corporations for U.S. federal income tax purposes. Athena BC believes that it will be treated as a U.S. corporation for U.S. federal income tax purposes as a result of the Continuation.

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Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) may nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, a U.S. tax resident and subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation acquires, directly or indirectly, or is treated as acquiring under applicable Treasury Regulations, substantially all of the assets held, directly or indirectly, by a U.S. corporation, (ii) after the acquisition, the former stockholders of the U.S. corporation hold at least 80% (by vote or value) of the shares of the non-U.S. corporation by reason of holding shares of the U.S. corporation, and (iii) after the acquisition, the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities.

As a result of the Continuation, (i) Athena BC will be treated as indirectly acquiring all of the assets of Athena and (ii) after the Continuation, the former stockholders of Athena will own, in the aggregate, at least 80% (by vote and value) of Athena BC common shares by reason of their ownership of Athena common stock, (iii) Athena BC believes that it and its affiliated group does not have sufficient business activities in Canada, its country of incorporation, to satisfy the “substantial business activity” exception under applicable Section 7874 Treasury Regulations. Therefore, under current law, the company expects that Athena BC will be treated as a U.S. corporation for U.S. federal income tax purposes. However, this will not be confirmed until after the completion of the Continuation.

The remainder of this discussion assumes that Athena BC will be treated as a U.S. corporation for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning Athena BC shares would be materially different than those stated herein if, notwithstanding Athena BC’s expectation, Athena BC were to be treated as a non-U.S. corporation for U.S. federal income tax purposes. See the discussion above under “Risk Factors— We may be classified as a Passive Foreign Investment Company as a result of the continuation.”

Consequences to U.S. Holders

Tax Consequences of the Continuation

If Athena BC is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, then Athena BC believes the Continuation into the Province of British Columbia, Canada would be treated as an "F reorganization” under Section 368(a) of the Code. No ruling from the IRS concerning the U.S. federal income tax consequences of the Continuation has been obtained and none will be requested. Thus, there can be no assurance that the IRS will not challenge the qualification of the Continuation as a tax-deferred F reorganization under Section 368(a)(1)(F) of the Code, or that, if challenged, a U.S. court would not agree with the IRS.

If the Continuation qualifies as an F reorganization and Athena BC is treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code, then the following U.S. federal income tax consequences generally would result for U.S. Holders:

(a)	no gain or loss will be recognized by a U.S. Holder on the exchange of Athena Shares for Athena BC Shares pursuant to the Continuation;

(b)	the tax basis of a U.S. Holder in the Athena BC Shares acquired in exchange for Athena Shares pursuant to the Continuation would be equal to such U.S. Holder’s tax basis in Athena Shares exchanged;

(c)	the holding period of a U.S. Holder with respect to the Athena BC Shares acquired in exchange for Athena Shares pursuant to the Continuation will include such U.S. Holder’s holding period for Athena Shares; and

(d)	U.S. Holders who exchange Athena Shares for Athena BC Shares pursuant to the Continuation generally would be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Continuation occurs, and to retain certain records related to the Continuation.

U.S. Holders are urged to consult their tax advisors as to the particular consequences of the exchange of Athena stock for Athena BC shares pursuant to the Continuation.

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U.S. Holders Exercising Dissent Rights

A U.S. Holder that exercises dissent rights in the Continuation and is paid cash in exchange for all of such U.S. Holder’s Athena Shares generally will recognize a gain or loss in an amount equal to the difference, if any, between: (i) the amount of cash received by such U.S. Holder in exchange for its Athena Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income); and (ii) the tax basis of such U.S. Holder in such Athena Shares surrendered. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such common shares exchanged are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code.

Distributions by Athena BC to U.S. Holders

The gross amount of cash distributions on Athena BC shares (without reduction for any Canadian income tax withheld from such distribution) would generally be taxable to U.S. Holders as dividend income to the extent of the earnings and profits of Athena BC as determined for U.S. federal income purposes.

To the extent that the amount of any distribution exceeds Athena BC’s earnings and profits, the distribution would generally first be treated as a tax-free return of capital (with a corresponding reduction in the adjusted tax basis of a U.S. holder’s Athena BC common shares), and thereafter would be taxed as a capital gain recognized on a taxable disposition.

Dividends paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will be U.S. source ordinary income or loss. If the dividend were converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

Disposition of Athena BC Shares by U.S. Holders

A U.S. Holder would generally recognize a taxable gain or loss on any sale or other taxable disposition of Athena BC shares in an amount equal to the difference between the amount realized from such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. Such recognized gain or loss generally would be a capital gain or loss. Capital gains of non-corporate U.S. Holders (including individuals) generally would be subject to U.S. federal income tax at preferential rates if the U.S. Holder’s holding period of Athena BC shares (which would include such U.S. Holder’s holding period for Athena Shares) exceeds one year as of the date of the sale or other taxable disposition. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Athena BC shares generally would be treated as U.S. source gain or loss.

Foreign Tax Credit

Because Athena BC will be taxable both as a U.S. corporation and as a Canadian domestic corporation, a U.S. Holder may pay (either directly or through withholding) both Canadian and U.S. federal income tax with respect to dividends paid on its Athena BC common shares. While a U.S. Holder can potentially elect to receive either a credit or deduction on its U.S. federal income tax return to reduce U.S. federal income tax liability for foreign income tax paid, complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source”. In addition, this limitation is calculated separately with respect to specific categories of income. The status of Athena BC as a U.S. corporation for U.S. federal income tax purposes will cause dividends paid to be treated as “U.S. source” rather than “foreign source” for this purpose. As a result, U.S. Holders generally would not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. A U.S. Holder would, however, be able to take a deduction for Canadian tax paid to reduce the amount of such U.S. Holder’s income subject to U.S. federal income tax. To the extent a sale or disposition of Athena BC common shares by a U.S. Holder results in Canadian tax liability (as discussed under “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction—Disposing of Common Shares – Non-resident Holders”), a U.S. Holder generally would not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. However, a U.S. Holder should be able to take a deduction on its U.S. federal income tax return for Canadian tax paid.

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The foreign tax credit rules are complex, and U.S. Holders should consult with their own tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U.S. Stockholders may be subject to these reporting requirements unless their Athena BC common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Athena Shares or Athena BC Shares generally may be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder: (i) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9); (ii) furnishes an incorrect U.S. taxpayer identification number; (iii) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax; or (iv) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders

Tax Consequences of the Continuation

Assuming the Continuation qualifies as a section 368 F reorganization, as discussed above, Non-U.S. Holders will not be subject to U.S. tax with respect to the Continuation. If the IRS were to successfully challenge the qualification of the Continuation as an F reorganization such that it is treated as a taxable exchange, a Non-U.S. Holder will generally not recognize gain or loss for U.S. federal income tax purposes with respect to the Continuation except if any of the conditions described below in “Disposition of Athena BC Shares by Non-U.S. Holders” were met.

Non-U.S. Holders Exercising Dissent Rights

A Non-U.S. Holder who exercises dissent rights in the Continuation generally will not be taxable on the receipt of cash in exchange for all of such Non-U.S. Holder’s Shares except in the circumstances described under “Disposition of Athena BC Shares by Non-U.S. Holders” below. Amounts that are or are deemed to be interest for U.S. federal income tax purposes will be subject to withholding tax at a rate of 30% rate unless an exemption applies or the rate is reduced under an applicable treaty.

Disposition of Athena BC Shares by Non-U.S. Holders

A non-U.S. Holder of Athena BC shares generally would not be subject to U.S. federal income or withholding tax on any gain realized on the disposition of Athena BC shares unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. Holder (or, if an income tax treaty applies, is attributable to a United States “permanent establishment”); or

•	such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met.

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Gain recognized by a non-U.S. Holder of Athena BC shares described in the first bullet point above would generally be subject to tax under the rules described above as if it were a U.S. Holder of Athena BC shares. An individual non-U.S. Holder of Athena BC shares described in the second bullet point above would generally be subject to a 30% tax on the gain (or subject to any exemption or lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses realized in the same year, even though the individual is not considered a resident of the United States.

Additionally, non-U.S. Holders generally would be required to recognize gain and be liable for U.S. federal income and withholding tax with respect to a taxable sale, exchange or other disposition of Athena BC shares if Athena BC were treated for U.S. federal income tax purposes as a “U.S. Real Property Holding Corporation” (“USRPHC”). Subject to certain exceptions, Athena BC would generally be a USRPHC if at any point in the preceding 5 years the fair market value of its U.S. real property interests equaled or exceeded 50% of the sum of the fair market values of its worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable Treasury Regulations. While not free from doubt, Athena BC believes that Athena BC has not been and will not be at the time of the Continuation a USRPHC for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their tax advisor about the consequences that could result if Athena BC were a USRPHC.

Distributions by Athena BC to Non-U.S. Holders

A non-U.S. Stockholder that receives a distribution, including a constructive distribution, with respect to Athena BC Shares will be required to treat such distribution as a dividend to the extent of the current or accumulated “earnings and profits” of Athena BC, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of Athena BC, such distribution will be treated: (i) as a tax-free return of capital to the extent of a Non-U.S. Holder’s tax basis in the Athena BC Shares; and (ii) thereafter as gain from the sale or exchange of such shares.

Any dividends paid to a Non-U.S. Holder with respect to Athena BC Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides Athena BC with a properly executed IRS Form W-8BEN, unless the Non-U.S. Holder provides Athena BC with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the United States.

Dividends that are effectively connected with the conduct of a trade or business within the United States and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Common Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of any income tax treaty.

Backup Withholding and Information Reporting

Generally, Athena BC must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on Athena BC Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

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In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends by Athena BC, provided Athena BC receives a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and Athena BC does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. The requirements for the statement will be met if: (i) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN, W-8BEN-E or other applicable form); or (ii) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes Athena BC or the paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Athena BC Shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and Athena BC does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code (“FATCA”) impose a reporting regime and potentially a 30% withholding tax on certain payments made to or through: (i) a “foreign financial institution” (as specifically defined in the Code) that does not enter into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors; or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient information with respect to its substantial U.S. owners (if any). The United States has entered into, and continues to negotiate, intergovernmental agreements (“IGAs”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor.

FATCA withholding may apply to dividends and other payments in respect of Athena BC Shares if the payee does not provide documentation (typically IRS Form W-9 or the relevant IRS Form W-8) providing the required information or establishing compliance with, or an exemption from, FATCA. In addition, subject to the discussion regarding proposed Treasury Regulations, the FATCA withholding tax would apply to the gross proceeds payable upon the sale, exchange or other disposition of the Athena BC Shares. Proposed Treasury Regulations eliminate the FATCA withholding tax on payments of gross proceeds and taxpayers may rely on these proposed Treasury regulations until final U.S. Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from the FATCA withholding tax for gross proceeds.

FATCA is particularly complex and its application remains uncertain. Non-U.S. Holders should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL RELEVANT TAX EFFECTS. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSIDERATIONS IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES.

Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax generally applicable to our company and our stockholders resulting from the change of our corporate jurisdiction by means of the continuation, the amalgamation of Athena BC and Nova Athena Gold Corp. (the "Amalgamation"), and thereafter from holding and disposing of common shares in the capital of Athena Amalco.

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This discussion does not purport to be a comprehensive description of all of the Canadian tax considerations that may be relevant to shareholders of Athena in respect of the Continuation. In particular, this discussion provides a summary of the principal Canadian federal income tax considerations generally applicable to a person who holds Common Shares as beneficial owner, receives shares of Athena Amalco ("Amalco Shares") as beneficial owner, and who, for the purposes of the Canadian Act, and at all relevant times: (i) deals at arm’s length with Athena, Athena BC and Athena Amalco; (ii) is not affiliated with Athena, Athena BC and Athena Amalco; and (iii) acquires and holds the Common Shares and Amalco Shares as capital property (a “Holder”). This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of the “mark to market property” rules; (ii) that is a “specified financial institution”; (iii) that has made a “functional currency” reporting election; (iv) an interest in which is a “tax shelter investment”; (v) that has entered into or will enter into a “derivative forward agreement”, "synthetic equity arrangement" or “synthetic disposition arrangement” in respect of Common Shares or Amalco Shares; (vi) that receives dividends on the Common Shares or Amalco Shares under or as part of a “dividend rental arrangement”, (vii) for whom Athena is a "foreign affiliate", all as defined in the Canadian Act, or (viii) that is a corporation resident in Canada that is, or becomes, controlled by a non-resident person, or a group of non-resident persons that do not deal with each other at arm's length, for the purposes of the "foreign affiliate dumping" rules in Section 212.3 of the Canadian Act. Such Holders should consult their own tax advisors with respect to the Continuation.

This summary is based upon the facts and assumptions set out in this circular, including the assumptions set out in this section, and: (i) the current provisions of the Canadian Act and the regulations thereunder (the "Regulations") in force as of the date hereof; (ii) all specific proposals (“Proposed Amendments”) to amend the Canadian Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law, the CRA’s administrative policies or assessing practices, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. The tax consequences of the Continuation and continued holding and disposition of Amalco Shares will vary according to the Holder’s particular circumstances. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Cassels, Brock and Blackwell, LLP, Vancouver, British Columbia has reviewed this summary regarding the Canadian federal income tax consequences to Shareholders as a result of the Continuation. The opinion of Cassels, Brock and Blackwell, LLP is filed as an exhibit to this prospectus/proxy. Neither the opinion of Cassels, Brock and Blackwell, LLP nor this summary is binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Currency Conversion

Subject to certain exceptions that are not discussed herein, for the purposes of the Canadian Act, all amounts relating to the acquisition, holding or disposition of securities (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in a foreign currency must generally be converted into Canadian dollars based on the rate quoted by the Bank of Canada for the exchange of the foreign currency for Canadian dollars on the date such amounts arise, or such other rate of exchange as is acceptable to the Minister of National Revenue.

Tax Consequences to the Company

Upon receiving a Certificate of Continuation in British Columbia, Athena BC will be deemed, for purposes of the Canadian Act, to have been incorporated in British Columbia from that point onward and not to have been incorporated elsewhere. As a consequence, Athena BC will be deemed to be a corporation resident in Canada for the purposes of the Canadian Act. Following the Amalgamation, Athena Amalco will also be a corporation resident in Canada for the purposes of the Canadian Act and will be subject to Canadian federal income tax on its worldwide income.

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As a result of the continuation, Athena will be deemed to have disposed, at the time that is immediately before the time that is immediately before the time of the Continuation, of each property owned by Athena for proceeds equal to its fair market value. Athena will be subject to tax under the Canadian Act on the deemed disposition of any assets that constitute "taxable Canadian property" for purposes of the Canadian Act.

Athena BC will be deemed to have acquired, at the time of the continuation, each property deemed to have been disposed of by Athena as described above, at a cost equal to the fair market value of such property. Gains arising on the future disposition of property of Athena Amalco after the Amalgamation will be subject to tax under the Canadian Act. Any gains or losses that accrued to Athena before the Continuation will generally not be taken into account in determining Athena Amalco's liability for tax under the Canadian Act.

Nova Athena Gold Corp. will be deemed to have paid, and Athena will be deemed to have received, a dividend on the common shares of Nova Athena Gold Corp. immediately before the time of the continuation in an amount equal to the amount by which the fair market value of the common shares of Nova Athena Gold Corp. exceeds their paid-up capital, both measured immediately before the continuation. Canadian withholding tax will apply to the amount of such dividend at a rate of 25%, subject to reduction under the Canada-US Income Tax Convention. Such dividend is expected to be nil or nominal.

Tax Consequences to Holders

The Amalgamation

A Holder generally will be deemed to have disposed of their shares of Athena BC (the "Post-Continuation Shares") upon the Amalgamation for proceeds of disposition equal to the Holder's adjusted cost base thereof immediately prior to the Amalgamation and to have acquired the Amalco Shares for the same amount. In such circumstances, the Holder will not realize a capital gain or a capital loss as a result of the disposition of their Post-Continuation Shares upon the Amalgamation.1

Canadian Resident Holders

The following portion of the discussion is generally applicable to a Holder who, for purposes of the Canadian Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Canadian Resident Holder”). Certain Canadian Resident Holders whose Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Canadian Act to have the Common Shares, and every other “Canadian security” (as defined in the Canadian Act) owned by such Canadian Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Canadian Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Canadian Act is available or advisable in their particular circumstances.

Continuation

The continuation should not cause a disposition or deemed disposition of the Common Shares held by a Canadian Resident Holder, and therefore should not cause the realization of any capital gain or capital loss by a Canadian Resident Holder in respect of such shares.

Potential Deemed Dividend for Canadian Resident Holders

The paid-up capital, within the meaning of the Canadian Act, of the Post-Continuation Shares may be adjusted upon the Continuation. As described above, Athena will be deemed to have disposed of all of its property prior to the Continuation and Athena BC will be deemed to have reacquired such property at a cost equal to its fair market value. If the resulting tax cost of Athena BC's assets, net of Athena BC's outstanding liabilities at the time of the Continuation (the "Net Tax Cost") is less than the aggregate paid-up capital of the outstanding Post-Continuation Shares, the paid-up capital of the Post-Continuation Shares will be reduced to an amount equal to such Net Tax Cost. If, on the other hand, Athena BC's Net Tax Cost is greater than the aggregate paid-up capital of the Post-Continuation Shares, Athena BC may, but is not required to, elect within 90 days of the Continuation to increase the paid-up capital of the Post-Continuation Shares to an amount equal to the Net Tax Cost.

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If Athena BC elects to increase the paid-up capital of the Post-Continuation Shares as described above, Athena will be deemed to have paid, prior to the Continuation, and the holders of Common Shares will be deemed to have received pro rata, a dividend in respect of the Common Shares held. In such a circumstance, Canadian Resident Holders will be deemed to have received a dividend from Athena, a non-resident corporation. Such dividend will be included in the income of a Canadian Resident Holder and will increase the adjusted cost base, within the meaning of the Canadian Act, of the Common Shares held by such Canadian Resident Holder. It is not expected that Athena BC will make this election if available.]2

Subsequent to the Continuation

Dividends on Amalco Shares

As a result of the Amalgamation, Canadian Resident Holders will receive Amalco Shares. A Canadian Resident Holder will be required to include in computing its income for a taxation year any taxable dividends received or deemed to be received on the Amalco Shares.

In the case of a Canadian Resident Holder who is an individual (including certain trusts), such dividends (including deemed dividends) received on the Amalco Shares will be subject to the gross-up and dividend tax credit rules in the Canadian Act normally applicable to “taxable dividends” received from a “taxable Canadian corporation” (each as defined in the Canadian Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by Athena Amalco in accordance with the provisions of the Canadian Act. There may be limitations on the ability of Athena Amalco to designate dividends as eligible dividends.

In the case of a Canadian Resident Holder that is a corporation, the amount of any such taxable dividend (including a deemed dividend) that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Canadian Act will treat a taxable dividend received (or deemed to be received) by a Canadian Resident Holder that is a corporation as proceeds of disposition or a capital gain. Canadian Resident Holders that are corporations should consult their own tax advisors in this regard.

A Canadian Resident Holder that is a “private corporation” or a “subject corporation” (as defined in the Canadian Act) may be liable to pay a tax (refundable in certain circumstances) under Part IV of the Canadian Act on dividends received (or deemed to be received) on the Amalco Shares to the extent such dividends are deductible in computing the Canadian Resident Holder’s taxable income for the year. A “subject corporation” is generally a corporation (other than a private corporation) resident in Canada and controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts).

Dispositions of Amalco Shares

A Canadian Resident Holder who disposes of, or is deemed to have disposed of, Amalco Shares will realize a capital gain (or sustain a capital loss) on the disposition or deemed disposition of said Amalco Shares to the extent that the fair market value of the Amalco Shares exceeds (or is exceeded by) the aggregate of the adjusted cost base to the Canadian Resident Holder of the Amalco Shares immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition of the Amalco Shares. The adjusted cost base to a Canadian Resident Holder of an Amalco Share will be determined by averaging the cost of that share with the adjusted cost base (determined immediately before the disposition or deemed disposition) of all other Amalco Shares held as capital property at that time by the Canadian Resident Holder. The cost to a Canadian Resident Holder of each Amalco Share received pursuant to the Amalgamation will be equal to the adjusted cost base of the Common Share disposed of in exchange for said Amalco Share.

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A Canadian Resident Holder who disposes of or is deemed to have disposed of an Amalco Share (other than a disposition to Athena Amalco that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition of the Amalco Share net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Canadian Resident Holder of the Common Share immediately before the disposition or deemed disposition. The adjusted cost base to a Canadian Resident Holder of an Amalco Share will be determined by averaging the cost of that Amalco Share with the adjusted cost base (determined immediately before the acquisition of the Amalco Share) of all other Amalco Shares held as capital property at that time by the Canadian Resident Holder. Such capital gain (or capital loss) will be subject to the tax treatment described below under “Holders Resident in Canada - Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Subject to the Proposed Amendments released on September 23, 2024 regarding the taxation of capital gains (the “Capital Gains Tax Proposals”, a Canadian Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Canadian Act and the Capital Gains Tax Proposals, a Canadian Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Canadian Resident Holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Canadian Act and the Capital Gains Tax Proposals.

The Capital Gains Tax Proposals, if enacted, would increase the capital gains inclusion rate, for capital gains realized on or after June 25, 2024, in a taxation year (or, for taxation years that begin before and end on or after June 25, 2024, the period beginning on June 25, 2024, and ending at the end of that taxation year), from one-half to two-thirds for corporations and trusts, and from one-half to two-thirds on the portion of capital gains realized by an individual, either directly or indirectly through a partnership or trust, that exceed $250,000 in that taxation year. Net capital losses realized in prior taxation years would continue to be deductible against taxable capital gains in the current year by adjusting their value to reflect the relevant inclusion rate of the capital gains being offset. No assurances can be given that the Capital Gains Proposed Amendments will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein. Canadian Resident Holders should consult their own tax advisors having regard to their own circumstances.

On January 6, 2025, the Parliament of Canada was prorogued and the Capital Gains Tax Proposals lapsed. As of the date hereof, it is uncertain if the Capital Gains Tax Proposals will be re-introduced and enacted in their current form or at all. Notwithstanding the foregoing, the CRA has announced its intention to administer the Canadian Act on the basis that the Capital Gains Tax Proposals apply to capital gains realized on or after June 25, 2024. Canadian Resident Holders should consult their own tax advisors in this regard.

The amount of any capital loss realized on the disposition or deemed disposition of an Amalco Share by a Canadian Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such Amalco Share (or share(s) substituted for such Amalco Share) to the extent and under the circumstances specified in the Canadian Act. Similar rules may apply where an Amalco Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary, as applicable. Canadian Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Other Income Taxes

A Canadian Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Canadian Act) or that is at any time in the relevant taxation year a “substantive CCPC” (as defined in the Canadian Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Canadian Act) for the year, including any dividends or deemed dividends that are not deductible in computing the Canadian Resident Holder’s taxable income and taxable capital gains. Canadian Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Generally, a Canadian Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Amalco Shares or realizes a capital gain on the disposition or deemed disposition of Amalco Shares may be liable for minimum tax under the Canadian Act. Revised alternative minimum tax rules were enacted on June 20, 2024, which may increase a Canadian Resident Holder’s liability for such tax. Canadian Resident Holders that are individuals should consult their own tax advisors in this regard.

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Non-Resident Holders

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Act: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold and is not and will not be deemed to use or hold the Common Shares or Amalco Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Canadian Act). Such Non-Resident Holders should consult their own tax advisors.

Continuation

The continuation should not cause a disposition or deemed disposition of the Common Shares held by a Non-Resident Holder, and therefore should not cause the realization of any capital gain or capital loss by a Non-Resident Holder in respect of such shares.

Subsequent to the Continuation

Dividends on Amalco Shares

As a result of the Amalgamation, Non-Resident Holders will receive Amalco Shares. Dividends paid or credited or deemed under the Canadian Act to be paid or credited by Athena Amalco to a Non-Resident Holder on the Amalco Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “US Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the US Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the US Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of Athena Amalco. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the "MLI"), of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the US Treaty), including the ability to claim benefits thereunder. Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Capital Gains and Capital Losses

A Non-Resident Holder will not be subject to tax under the Canadian Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Amalco Shares, unless the Amalco Shares constitute “taxable Canadian property” (as defined in the Canadian Act) of the Non-Resident Holder at the time of the disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Provided that the Amalco Shares are listed on a “designated stock exchange” for the purposes of the Canadian Act (which currently includes the Canadian National Stock Exchange operating as the Canadian Securities Exchange), at the time of disposition, the Amalco Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, (i) 25% or more of the issued shares of any class or series of the capital stock of Athena Amalco were owned by, or belonged to, any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Act), “timber resource property” (as defined in the Canadian Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, an Amalco Share may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Canadian Act in certain other circumstances. Non-Resident Holders should consult their own tax advisors as to whether their Amalco Shares constitute “taxable Canadian property” in their own particular circumstances.

Even if the Amalco Shares of a Non-Resident Holder constitute taxable Canadian property, a Non-Resident Holder may be subject to relief from taxation in Canada pursuant to the terms of an applicable income tax treaty or convention. Non-Resident Holders for whom the Amalco Shares will or may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

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Reporting Obligations under Securities Laws

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under both the United States and Canadian securities laws. However, these requirements should be reduced because we would no longer be a United States company.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission on annual reports on Form 10-K and our unaudited interim financial statements with the Securities and Exchange Commission on quarterly reports on Form 10-Q. Additionally, we are a reporting issuer in the Provinces of British Columbia and Ontario. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934. As a foreign private issuer, we anticipate that we will file an annual report on Form 20-F each year with the Securities and Exchange Commission. We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management’s discussion and analysis, in the form required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K. We anticipate that we will prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

In addition, as a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will no longer be subject to the insider reporting requirements of Section 16(b) of the Securities Exchange Act of 1934 and we will no longer be subject to the proxy rules of Section 14 of the Securities Exchange Act of 1934. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the continuation.

Whether or not we change our corporate jurisdiction to the Province of British Columbia, Canada, we will remain subject to Canadian disclosure requirements including those requiring that we publish news releases, file reports about material changes to or for our company, send you information circulars with respect to meetings of our stockholders, file annual and quarterly financial statements and related management’s discussion and analysis and those that require that our officers, directors and major shareholders file reports about trading in our shares.

Quotation on the OTCQB and Listing on the Canadian Securities Exchange

Our common stock is quoted on the OTCQB under the symbol “AHNR” and our shares are listed for trading on the Canadian Securities Exchange under the symbol “ATHA”. We expect that immediately following the merger and continuation, our common shares will requalify to be quoted on the OTCQB under the new symbol “AHNRF”, and seek continued listing on the Canadian Securities Exchange under the symbol “ATHA” or other symbols approved by OTCQB and the CSE.

Our board of directors recommends that you vote FOR the continuation.

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PROPOSAL NO. 2 - ELECTION OF DIRECTORS

At the date of this Proxy statement/prospectus there are three directors of the Corporation. The present term of office for each of these three directors will expire immediately prior to the election of directors at the Meeting. The Board does not contemplate that any of the nominees will be unable to serve as directors. Each director will hold office until the next annual meeting of the Corporation or until his or her earlier resignation or removal.

At the Meeting, the individuals nominated for election as directors of the Corporation will be voted on individually and the voting results for each nominee will be publicly disclosed in a news release.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH DIRECTOR NOMINEE TO THE BOARD.

Required Vote of Shareholders

DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES REPRESENTED BY THE COMMON SHARES PRESENT AT THE MEETING IN PERSON OR BY PROXY. THIS MEANS THAT THE FIVE DIRECTOR NOMINEES WITH THE MOST AFFIRMATIVE VOTES WILL BE ELECTED. THE ALLOWABLE VOTES WITH RESPECT TO THE ELECTION OF DIRECTORS ARE “FOR” AND “WITHHOLD”. DIRECTORS ARE ELECTED INDIVIDUALLY, AND CUMULATIVE VOTING IS NOT PERMITTED IN THE ELECTION OF DIRECTORS. BROKER NON-VOTES WILL HAVE NO EFFECT. WITHHELD VOTES WILL ALSO HAVE NO EFFECT.

UNLESS SUCH AUTHORITY IS WITHHELD BY A SHAREHOLDER, THE MANAGEMENT PROXYHOLDER NAMED IN THE ACCOMPANYING PROXY OR VIF INTEND TO VOTE “FOR” THE ELECTION OF THE INDIVIDUALS WHOSE NAMES ARE SET OUT BELOW.

Directors

The following table and notes thereto state the name of each person proposed to be nominated by management for election as a director of the Corporation, the country in which he or she is ordinarily resident of, all offices of the Corporation currently held by him or her, his or her principal occupation, the business or employments of each proposed director within the preceding five years, and, if applicable, the date he or she was first appointed as a director of the Corporation. Refer to Section entitled “Security Ownership Of Certain Beneficial Owners And Management – Executive Officers and Directors” above for the number of Common Shares beneficially owned by him or her, directly or indirectly, or over which he or she exercises control or direction, as at the Record Date.

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Name of Proposed Director and Current Position with the Corporation and Location of Residence	Principal Occupation, Business or Employment During the Past Five Years(1)	Date First Appointed as Director of the Corporation
John C. Power(1)(2) President, Chief Executive Officer, Corporate Secretary and Director Bozeman, Montana	Director, Athena Gold Corporation, December 2003 to present; President and Chief Executive Officer of Athena Gold Corporation, January 2009 to present; Corporate Secretary, Athena Gold Corporation, January 2007 to present; Co-managing member, Silver Saddle Resources, LLC, 2011 to present; Director, Magellan Gold Corporation, September 2010 to November 2020; Vice-President, Four Rivers Broadcasting, Inc., March 2005 to present; Vice-President and Director, The Tide Community Broadcasting, Inc., July 2012 to present.	December 23, 2003

Brian Power(1) Director Vacaville, California	Director, Athena Gold Corporation, December 23, 2003 to present; Director, Snuba, Incorporated, 1996 to December 2023; Founder and co-managing member, Ryan Air Exposition, LLC from March 2010 to present.	December 23, 2003

John E. Hiner(1) Director Lynden, Washington	Licensed geologist in the State of Washington and director of mineral exploration companies; Director, Athena Gold Corporation, March 2021 to present; Director, Golden Lake Exploration Inc., May 18, 2018 to present; Director, StraightUp Resources Inc., December 4, 2017 to March 22, 2021; Director, Gold Basin Resources Corporation, November 24, 2017 to September 9, 2021.	March 22, 2021

Koby Kushner Nominee Toronto, Ontario, Canada	Licensed engineer. Mr. Kushner is CEO and director of Libra Lithium Corp, a director of La Imperial Resources and a director of Honey Badger Silver. Mr. Kushner has been engaged as a financial analyst of mining ventures.

David Goodman Nominee Toronto, Ontario, Canada	Retired Investment Management. In the past Mr. Goodman was a member of the boards of DundeeWealth, Repadre Capital Corporation, Dundee Corporation, SickKids Foundation and a trustee of the Dundee REIT. Mr. Goodman was previously the head of Global Asset Management for a major Canadian bank and CEO of Dundee Corporation. In addition to his business interests, Mr. Goodman is the founder and CEO of Humour Me, an annual event whereby high-profile executives compete in stand-up comedy and has raised over $20 million to date for worthy causes.

(1)	Member of the Audit Committee.
(2)	John Power was appointed to the Audit Committee effective November 29, 2023 to fill a vacancy created by the resignation of Markus Janser, a director of the Corporation.

John C. Power, 62 (appointed December 23, 2003)

President, Chief Executive Officer, Corporate Secretary and Director

John C. Power has served as a director of Athena since its inception in December 2003 and has served as Athena’s President from December 2005 to December 2007 and from January 2009 to the present and has served as Athena’s Secretary since January 2007. He has also served as director of Magellan Gold Corporation since its formation in September 2010 until November 2020 and as an officer of Magellan from its formation until August 2017 and from January 2018 until November 2020.

Mr. Power is also a co-managing member since 2011 of Silver Saddle Resources, LLC that owns mining claims in Nevada.

From March 2010 to present, Mr. Power has served as co-Managing Member of Ryan Air Exposition, LLC, a private California holding company that invests in antique airplanes. Mr. Power served as Co-Managing Member of Wyoming Resorts, LLC, which owned and operated an historic hotel in Thermopolis, Wyoming, from June 1997 until June 2017. Mr. Power has been a general partner of Power Vacaville, LP a real estate investment firm since January 2008. Mr. Power also serves as the vice-president and director of The Tide Community Broadcasting, Inc. since July 2012.

Mr. Power attended, but did not receive a degree from, Occidental College and University of California at Davis.

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Brian Power, 58 (appointed December 23, 2003)

Director

Brian Power has served as an officer/director of the Corporation since its inception in December 2003. He was CEO and President from December 2003 until December 2005 and currently serves as a director of the Corporation. Founder and co-managing member, Ryan Air Exposition, LLC from March 2010 to present. From October 1998 to 2005, he was a co-founder and managing member of Spirit of Adventure, LLC a company engaged in the development of deep ocean exploration technologies including the design/build of advanced manned submersibles. From 1996 through December 2023, he served on the board of directors of Snuba, Incorporated, a manufacturer and international licensor of proprietary ocean diving systems.

Mr. Power attended Solano Community College and the University of California at Davis.

John E. Hiner, 77 (appointed March 22, 2021)

Director

John E. Hiner is a director of the Corporation and provides his services on a part-time basis. He has served as a director of the Corporation since March 22, 2021, and will devote approximately 10% of his time to the affairs of the Corporation. As a director, he is responsible for directing and overseeing management of the Corporation.

Mr. Hiner is a licensed geologist in the State of Washington (2002) and SME registered member (2012) and he has an exploration history of over 45 years with several major mining companies exploring for geothermal energy, precious metals and industrial minerals. He has served as a director and/or officer of mineral exploration and mining development companies and works as an independent consulting geologist for mining companies. Previously, Mr. Hiner was an officer of Geocom Resources Inc. (from 2003 to 2013) and a director of Red Pine Petroleum Ltd. (from 2003 to 2013), StraightUp Resources Inc. (from 2017 to 2021) and Gold Basin Resources Corporation (from 2017 to 2021). Mr. Hiner is currently a director of Golden Lake Exploration Inc. (since 2018) and Aventura since April 2022.

Other Nominees

Koby Kushner, P.Eng., CFA, 32, director nominee, is the Chief Executive Officer and a director of Libra Lithium Corp. and Honey Badger Silver, Inc. He has spent most of his career as a mining engineer and more recently, an equity research analyst. Prior to entering finance, Mr. Kushner worked at several mines in Ontario and Manitoba, including Hemlo (Barrick Gold), Detour, Rice Lake, and others. During this time, Mr. Kushner has seen projects advance through all stages of development, including exploration, production, and closure. He then moved into equity research at Red Cloud Securities, a mining-only investment bank, where he wrote on over 100 companies across various stages of development and a wide range of commodities, with a particular focus on precious and energy metals. He holds a BSc in Mining Engineering from Queen's University, is a licensed Professional Engineer in the province of Ontario and is a CFA charterholder.

David Goodman, LLB, CFA, age 61, director nominee, is the Chairman of Libra Lithium Corp.. Mr. Goodman left an early career as a litigator in 1994 to become a Partner, Vice President and Portfolio Manager at the investment management firm behind Dynamic Funds. He became President and Chief Executive Officer of Dynamic Funds in 2001 and of DundeeWealth, Dynamic's public company parent, in 2007. Under Mr. Goodman's leadership, the firm became one of Canada's best performing and fastest growing investment managers, was recognized as Fund Company of the Year seven times at the Canadian Investment Awards while growing assets under management from $5 billion to approximately $50 billion, until its ultimate sale in 2011 to a Canadian bank. In the past Mr. Goodman was a member of the boards of DundeeWealth, Repadre Capital Corporation, Dundee Corporation, SickKids Foundation and a trustee of the Dundee REIT. Mr. Goodman was previously the head of Global Asset Management for a major Canadian bank and CEO of Dundee Corporation. In addition to his business interests, Mr. Goodman is the founder and CEO of Humour Me, an annual event whereby high-profile executives compete in stand-up comedy and has raised over $20 million to date for worthy causes.

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Non-Director Executive Officers

Tyler Minnick, CPA, 54 (appointed May 1, 2021)

Chief Financial Officer

Tyler Minnick has been the Chief Financial Officer of the Issuer since May 1, 2021 and provides his services on a part-time basis. He has worked in the mining industry since 2011.

Since December 2018, Mr. Minnick has acted as a Certified Public Accountant (1993) with Grand Mesa CPAs, LLC. From 2011 he worked for Augusta Gold Corp. as a consultant, (formerly, Bullfrog Gold Corp.), and was its Chief Financial Officer until October 2020. Effective April 1, 2024 he was appointed interim Chief Financial Officer of Augusta Gold Corp. and Titan Mining Corporation. From May 2018 to September 2018, he was a financial reporting manager with Bowie Resources, LLC. From September 2014 to May 2018 Mr. Minnick acted as the Director of Finance and Administration of the Grand Junction Regional Airport Authority.

Arrangements between Officers and Directors

Except as set forth above under “Change In Control”, to our knowledge, there is no arrangement or understanding between any of our directors or officers and any other person, including directors and officers, pursuant to which the director or officer was selected to serve as an officer.

Family Relationships

John C. Power and Brian Power are brothers. There do not exist any arrangements or understandings between any director and any other person pursuant to which any director was elected as such.

Cease Trade Orders and Bankruptcies

No proposed director of the Corporation is, as of the date of this Proxy statement/prospectus, or has been, within the ten years prior to the date hereof, a director or chief executive officer or chief financial officer of any company (including the Corporation) that: (i) was subject to an order that was issued while the proposed director was acting as a director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer. For the purposes hereof, “order” means: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days. No proposed director of the Corporation is, at the date of this proxy statement/prospectus, or has been within ten years before the date of this proxy statement/prospectus, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties and Sanctions

No proposed director of the Corporation has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Individual Bankruptcies

No proposed director of the Corporation has, within the ten years before the date of this proxy statement/prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

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Certain Relationships and Related Party Transactions

Except as disclosed herein and in the Corporation’s audited financial statements for the year ended December 31, 2023, there have been no transactions or proposed transactions in which the amount involve exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years in which any of our directors, executive officers or affiliates, has had or will have any direct or material indirect interest:

Carlton Precious, Inc., f/k/a Nubian Resources Ltd.

Pursuant to a Share Purchase Agreement made as of December 27, 2021 Nubian Resources Ltd. (“Nubian”), a publicly listed company on the TSX Venture Exchange, was issued 45,000,000 common shares (5,000,000 previously held) in the capital of the Corporation, which shares were to be distributed to its shareholders, pro rata, pending completion of certain terms, including (i) approval of the TSX Venture Exchange (received), (b) Nubian’s shareholders (unanimous shareholder received March 31, 2022, and (c) filing with and approval from the SEC of a registration statement on Form S-1, covering the resale and distribution by Nubian to its shareholders of the 50,000,000 shares. Notwithstanding the fact that the Form S-1 has been declared effective by the SEC, Nubian elected not to distribute the shares as originally agreed. The Corporation has made demand on Nubian to fulfill this contractual obligation. Nubian has agreed that, subject to certain exceptions, or until such time as it owns less than 4.9% of the issued and outstanding common shares of the Issuer, it will not vote against any matters that have been recommended by the Corporations's board of directors for approval by the Issuer’s shareholders at any meeting of the Corporation shareholders. Nubian currently owns in excess of 20% of the Corporation’s Common Shares. Effective December 30, 2024, Nubian changed its name to “Carlton Precious, Inc.”

Private Placement

On April 24, 2023 the Corporation closed a non-brokered private placement for gross proceeds of CAD $1,015,000 comprised of 14,500,000 units (each, a “Unit”) at a price of CAD $0.07 per Unit. Each Unit consisted of one common share in the capital of the Corporation (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant is exercisable into one Common Share at a price of CAD $0.10 per Warrant for a period of two years from the date of issuance, subject to the following acceleration provision. If, at any time after the date that is 4 months and one day after the date of issuance of the Warrants, the average volume weighted trading price of the Corporation’s Common Shares on the Canadian Securities Exchange (or such other stock exchange on which the Common Shares may be traded from time to time) is at or above CAD $0.20 per share for a period of 10 consecutive trading days (the “Triggering Event”), the Corporation may at any time, after the Triggering Event, accelerate the expiry date of the Warrants by giving ten calendar days notice to the holders of the Warrants, by way of news release, and in such case the Warrants will expire on the first day that is 30 calendar days after the date on which such notice is given by the Corporation announcing the Triggering Event. Insiders of the Corporation purchased an aggregate of 7,221,142 Units for proceeds of CAD $505,479.94. The insiders were: John C. Power, the President and Chief Executive Officer (171,000 Units), John D. Gibbs, a 20% Shareholder (1,428,571 Units), Brian Power, a director (178,571 Units), and John E. Hiner, through JE & MS Hiner Revocable Trust (143,000 Units), Markus Janser, a director until his resignation on December 29, 2023 (300,000 Units), and Nubian Resources Ltd., a 20% shareholder (5,000,000 Units).

Acquisition of Shares

On December 29, 2023, Athena acquired beneficial ownership, direction and control of 10,000,000 Common Shares of Nubian Resources Ltd. pursuant to a share purchase agreement dated December 22, 2023, between 2176423 Ontario Ltd. (a corporation controlled by Eric Sprott) and the Corporation. As a result of the acquisition, the Corporation became an insider of Nubian Resources Ltd., having beneficial ownership over approximately 15.79% of Nubian’s Shares. In exchange for the 10,000,000 Common Shares of Nubian Resources Ltd., the Corporation issued 16,546,669 Common Shares from treasury to 2176423 Ontario Ltd., resulting in 2176423 Ontario Ltd. holding approximately 9.57% of the Corporation’s issued and outstanding Common Shares as of that date. In 2024, Athena has sold 1,669,666 shares of Nubian in open market transactions yielding proceeds of approximately $70,000.

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Private Placement

On January 17, 2024 the Corporation closed a non-brokered private placement for gross proceeds of CAD $200,000 comprised of 5,000,000 units (each, a “Unit”) at a price of CAD $0.04 per Unit. Each Unit consists of one common share in the capital of the Corporation (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant will be exercisable into one Common Share at a price of CAD $0.05 per Warrant for a period of twelve months   from the date of issuance, subject to the following acceleration provision. If, at any time after the date that is 4 months and one day after the date of issuance of the Warrants, the average volume weighted trading price of the Corporation’s Common Shares on the Canadian Securities Exchange (the “CSE”) (or such other stock exchange on which the Common Shares may be traded from time to time) is at or above CAD $0.10 per share for a period of 10 consecutive trading days (the “Triggering Event”), the Corporation may at any time, after the Triggering Event, accelerate the expiry date of the Warrants by giving ten calendar days notice to the holders of the Warrants, by way of news release, and in such case the Warrants will expire on the first day that is 30 calendar days after the date on which such notice is given by the Corporation announcing the Triggering Event. Insiders of the Corporation purchased an aggregate of 4,590,000 Unis for proceeds of CAD $229,500. The insiders were John C. Power, the President and Chief Executive Officer (590,000 Units) and John D. Gibbs, a 20% shareholder (4,000,000 Units).

Effective October 25, 2024, the Company completed the first tranche of a non-brokered private offering consisting of CAD$600,000 of its Units at a purchase price of CAD$0.05 per Unit for a total of 12,000,000 Units. Each Unit consisted of one (1) share of Common Stock and one-half (1/2) common stock purchase warrant (“Warrant”). Each whole Warrants exercisable for three years to purchase one additional share of Common Stock at a price of CAD$0.12 per share. The transaction is part of the Company’s unregistered private offering of up to CAD$1,000,000 in Units at a price of CAD$0.05 per Unit.

Effective December 3, 2024, the Company completed the second tranche of a non-brokered private offering consisting of CAD$323,000 of its Units at a purchase price of CAD$0.05 per Unit for a total of 6,460,000 Units. Each Unit consisted of one (1) share of Common Stock and one-half (1/2) common stock purchase warrant (“Warrant”). Each whole Warrants exercisable for three years to purchase one additional share of Common Stock at a price of CAD$0.12 per share. The transaction is part of the Company’s unregistered private offering of up to CAD$1,000,000 in Units at a price of CAD$0.05 per Unit.

Effective December 23, 2024, the Company completed the third tranche of a non-brokered private offering consisting of CAD$131,000 of its Units at a purchase price of CAD$0.05 per Unit for a total of 2,620,000 Units. Each Unit consisted of one (1) share of Common Stock and one-half (1/2) common stock purchase warrant (“Warrant”). Each whole Warrants exercisable for three years to purchase one additional share of Common Stock at a price of CAD$0.12 per share. The transaction is part of the Company’s unregistered private offering of up to CAD$1,000,000 in Units at a price of CAD$0.05 per Unit.

Related Person Transactions Policy and Procedure

The Corporation’s Code of Ethics states that our directors, employees and consultants should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of the Corporation. In particular, without the specific permission of the Chairman of the Audit Committee, ethics officer or the Board (including contracts approved by our Board), no director, employee or consultant, or a member of his or her family shall, unless disclosed to the Corporation, engage in any conflicts of interest transactions as set forth in the Code of Ethics. The Corporation’s directors, employees and consultants must immediately notify the Chairman of the Audit Committee or the ethics officer of the existence of any actual or potential conflict of interest so that the circumstances can be reviewed for a decision on whether a conflict of interest is present, and if so, what course of action is to be taken.

The Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent the Corporation enters into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

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Indebtedness of Directors, Executive Officers and Employees

None of our directors, executive officers, employees, former directors, former executive officers or former employees and none of their associates, is indebted to us or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by us.

Interests of Management and Others in Material Transactions

Other than as described elsewhere in this Proxy statement/prospectus, there are no material interests, direct or indirect, of any of our Directors or Executive Officers, any Shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the year ended December 31, 2023 that has materially affected or is reasonably expected to materially affect us or our subsidiaries.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who own more than 10% of the Common Shares, to file reports of ownership and changes of ownership of such securities with the SEC in the United States. Similarly, in Canada, National Instrument NI 55-104 requires the Corporation’s officers and directors, and persons who own more than 10% of the Common Shares, to file reports of ownership and changes of ownership with the securities commissions through The System for Electronic Disclosure by Insiders (SEDI) on www.sedi.ca

Based solely on a review of the reports received by the SEC and SEDI, the Corporation believes that, during the fiscal year ended December 31, 2023, the Corporation’s officers, directors and greater than 10% owners timely filed in a timely fashion all reports they were required to file under Section 16(a) and NI 55-104.

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CORPORATE GOVERNANCE DISCLOSURE

Corporate governance relates to activities of the Board of Directors, the members of which are elected by and are accountable to the shareholders and takes into account the role of the individual members of management who are appointed by the Board of Directors and who are charged with the day- to-day management of the Corporation. The Board of Directors is committed to sound corporate governance practices which are both in the interest of its shareholders and contribute to effective and efficient decision making. Schedule 14A under the Exchange Act and National Instrument 58-101 – Disclosure of Corporate Governance Practices requires all that each reporting company disclose its corporate governance practices on an annual basis. The Corporation’s approach to corporate governance is set out below.

Board of Directors

The Board of Directors is currently composed of three directors, namely, John C. Power, Brian Power, and John E. Hiner. Koby Kushner and David Goodman are proposed directors.

The Board is specifically responsible for approving long-term strategic plans and annual operating plans and budgets recommended by management. Board approval is also required for all material contracts, business transactions and all debt and equity financing proposals. The Board also takes responsibility for identifying the principal risks of the Corporation’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable. In keeping with its overall responsibility for the stewardship of the Corporation, the Board is responsible for the integrity of the Corporation’s internal control and management information systems and for the Corporation’s policies respecting corporate disclosure and communications.

The Board delegates to management, through the Chief Executive Officer and Chief Financial Officer, responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Corporation’s business in the ordinary course, managing the Corporation’s cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board also looks to management to furnish recommendations respecting corporate objectives, long-term strategic plans and annual operating plans.

Independence

The Corporation’s Common Shares are listed on the Canadian Securities Exchange in Canada and on the OTC Market Inc’s OTCQB electronic quotation systems in the United States.

In Canada, Section 1.4 of National Instrument 52-110 – Audit Committees (“NI 52-110”) sets out the standard for director independence. Under NI 52-110, a director is independent if he or she has no direct or indirect material relationship with the Corporation. A material relationship is a relationship which could, in the view of the Board of Directors, be reasonably expected to interfere with the exercise of a director’s independent judgment. NI 52-110 also sets out certain situations where a director will automatically be considered to have a material relationship to the Corporation.

Applying the definition set out in section 1.4 of NI 52-110, three of the proposed five members of the Board of Directors (Brian Power, John E. Hiner and David Goodman) are independent. John C. Power and Koby Kushner are not independent in that they will be officers of the Corporation.

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In the United States, the OTC Market Inc’s OTCQB electronic quotation systems do not have director independent requirements. For purposes of determining director independence in the United States, the Corporation has applied the definition set forth in NASDAQ Rule 4200(a)(15). Pursuant to Rule 4200(a)(15) John C. Power and Koby Kushner would not be considered “independent. ” David Goodman, Brian Power, John E. Hiner are considered independent.

Other Directorships

As at the date of this Proxy Statement/prospectus, the Corporation’s directors were directors of other Canadian reporting issuers and were also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act) as follows:

Name of Director	Canadian reporting issuers	Issuers with a class of securities registered under Section 12 of the Exchange Act
John C. Power	Nil	N/A
Brian Power	Nil	N/A
John Hiner	Golden Lake Exploration Inc.	N/A
Nominee - Koby Kushner	Honey Badger Silver, Inc., La Imperial Resources	N/A
Nominee - David Goodman	Nil	N/A

Orientation and Continuing Education

The Corporation has not adopted a formal process of orientation for new members of the Board of Directors. Orientation of new directors is conducted on an ad hoc basis. Directors are kept informed as to matters impacting, or which may impact, the Corporation’s operations through reports and presentations at meetings of the Board of Directors. Directors are also provided with the opportunity to meet with senior management and other employees and advisors, who can answer questions that may arise.

Expectations of Management and Ethical Business Conduct

The Board expects management to operate the business of the Corporation in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute the Corporation’s business plan and to meet performance goals and objectives. The Corporation has adopted a written Code of Ethics that applies to, among other persons, our Corporation’s principal executive Officer, as well as persons performing similar functions. As adopted, our Code of Ethics sets forth written guidelines to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in all reports and documents that we file with, or submit to, the SEC and in other public communications made by us that are within the executive officer’s area of responsibility;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the Code; and
•	Accountability for adherence to the Code.

The Corporation’s Code of Ethics has been filed with the SEC as Exhibit 14 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC on April 14, 2007. The Corporation’s Code of Ethics has also been filed with the Canadian securities commissions and available for viewing through the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedarplus.ca.

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Nominations and Assessment

The Board determines new nominees to the Board, although a formal process has not been adopted. The nominees are generally the result of recruitment efforts by the individual Board members, including both formal and informal discussions among Board members and the President. The current and proposed size of the Board is such that the entire Board takes responsibility for selecting new directors and assessing current directors. Proposed directors’ credentials are reviewed in advance of a Board Meeting with one or more members of the Board prior to the proposed director’s nomination.

The Board monitors but does not formally assess the performance of individual Board members and committee members. The Board does not, at present, have a formal process in place for assessing the effectiveness of the Board as a whole, its committees or individual directors, but will consider implementing one in the future should circumstances warrant. Based on the Corporation’s size, its stage of development and the limited number of individuals on the Board, the Board considers a formal assessment process to be inappropriate at this time. The Board plans to continue evaluating its own effectiveness on an ad hoc basis.

New directors are briefed on strategic plans, short, medium and long-term corporate objectives, business risks and mitigation strategies, corporate governance guidelines and existing company policies. However, there is no formal orientation for new members of the Board, and this is considered to be appropriate, given the Corporation’s size and current level of operations.

The skills and knowledge of the Board of Directors as a whole is such that no formal continuing education process is currently deemed required. The Board is comprised of individuals with varying backgrounds, who have, both collectively and individually, extensive experience in running and managing businesses. Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation, with management’s assistance. Board members have full access to the Corporation’s records. Reference is made to the table under the heading "Election of Directors" for a description of the current principal occupations of the members of the Corporation’s Board.

Communications with the Board of Directors

Shareholders may send communications to the Board, the Chief Executive Officer or one or more of the directors by using the contact information provided on the Corporation’s website. Shareholders may also send communications by letter addressed to the Corporate Secretary of the Corporation at 2010-A Harbison Dr., PMB #312, Vacaville, California, USA 95687. All communications addressed to the Corporate Secretary will be received and reviewed by that officer. The receipt of concerns about the Corporation’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee.

Committees of the Board of Directors

The Corporation currently does not have standing compensation or nomination committees of the Board of Directors. The Corporation proposes to form compensation and nominating committees when it is necessary to do so to comply with federal securities laws or to meet listing requirements of a stock exchange or the Nasdaq Capital Market. The Corporation has one standing committee – the Audit Committee. See the section below entitled “Audit Committee”.

Hedging Policy

The Corporation does not currently have a policy with respect to whether or not an executive officer or director is permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the executive officer or director.

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Director Attendance at Board Meetings

As Board members reside in many different geographic locations, a director is considered in attendance regardless of whether he or she attends by conference call or in person. Non-independent directors may be asked to attend committee meetings in order to benefit from presentations or discussions. The majority of the Board’s decisions during the year were passed by way of written consent resolutions following informal discussions amongst the directors and management.

During the year ended December 31, 2023, our Board held 12 meetings. The Audit Committee held five meetings. The table below provides the attendance record for our directors at the meetings held in the year ended December 31, 2023.

Director	Attendance at Board Meetings	Attendance at Audit Committee Meetings
John C. Power	12 of 12	2 of 2
Brian Power	12 of 12	5 of 5
John C. Hiner	12 of 12	5 of 5
Markus Janser(1)	10 of 10	3 of 3

(1)	Markus Janser resigned as a director and member of the Audit Committee effective November 29, 2023. John C. Power, a director of the Corporation, was appointed to the Audit Committee in his stead.

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Audit Committee and Audit Committee Financial Expert

Audit Committee

The Corporation has a standing Audit Committee and an Audit Committee Charter, which in the United States complies with Rule 10A-3 of the Exchange Act. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is composed of three directors, John C. Power, Brian Power and John E. Hiner, of which John E. Hiner is independent. Refer to Section “Corporate Governance Disclosure – Independence” above for details).

In Canada NI 52-110 requires the Corporation, as a venture issuer, to disclose annually in its Management Information Circular or Proxy statement/prospectus certain information concerning the constitution of its audit committee (the “Audit Committee”) and its relationship with its independent auditors, as set forth in the following:

No member of the Audit Committee has participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board, assists the Board in fulfilling its oversight responsibilities. The directors are responsible for monitoring (i) the Corporation’s accounting and financial reporting processes; (ii) the integrity of the financial statements of the Corporation, (iii) compliance by the Corporation with legal and regulatory requirement; (iv) the independent auditor’s qualifications, independence and performance; and (v) business practices and ethical standards of the Corporation.

During the fiscal year ended December 31, 2023, the Audit Committee held four meetings, of which all member of the Audit Committee attended.

Audit Committee Charter

The full text of the Audit Committee Charter is available on Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedarplus.ca.

Composition of Audit Committee

The members of the Audit Committee are set out below:

John C. Power(1)	Not Independent(2)	Financially literate(2)
Brian Power	Independent(2)	Financially literate(2)
John E. Hiner (Chairperson)	Independent(2)	Financially literate(2)

Notes:

(1)	During the year ended December 31, 2023 Markus Janser, a director of the Corporation was a member of the Audit Committee. Mr. Janser was deemed to be independent and financially literate pursuant to NI 52-110. John Power was appointed to the Audit Committee effective November 29, 2023 to fill a vacancy created by the resignation of Markus Janser.
(2)	A member of an audit committee is independent if the member has no direct or indirect material relationship with the Corporation, which could, in the view of the Board of Directors, reasonably interfere with the exercise of a member's independent judgment.
(3)	An individual is financially literate if he has the ability to read and understand a set of financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation's financial statements.

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Relevant Education and Experience

Each member of the Corporation's present Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, the requisite education and experience necessary to provide the member with:

(a) an understanding of the accounting principles used by the Corporation to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

(b) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and provisions;

(c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements or experience actively supervising individuals engaged in such activities; and

(d) an understanding of internal controls and procedures for financial reporting.

John C. Power: John Power has served as a director and officer of the Corporation since inception in 2003. He has also served as director of Magellan Gold Corporation since its formation in September 2010 until November 2020 and as an officer of Magellan from its formation until August 2017 and from January 2018 until November 2020. See “Directors and Officers” above for details.

Brian Power: Mr. Power has served as a director or officer of the Corporation since 2003 and formally was a member of the board of directors of Snuba, Incorporated. Mr. Power has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation. Seer “Directors and Officers” above for further details.

Markus Janser (resigned November 29, 2023): Mr. Janser has numerous years of experience with mineral exploration and mining development companies and is familiar with the financial reporting requirements applicable to public companies in Canada. Mr. Janser is currently a member and the chairperson of the audit committee of Nubian Resources Ltd., a mining exploration company listed on the TSX Venture Exchange.

John E. Hiner: Mr. Hiner is a licensed geologist in the State of Washington (2002) and SME registered member (2012), and has several years of experience with mineral exploration and mining development companies, including as a member of the audit committee of Straightup Resources Inc. and Gold Basin Resources Corporation. Mr. Hiner is familiar with the financial reporting requirements applicable to public companies in Canada. See "Directors and Officers" above for further details.

Audit Committee Oversight

The Audit Committee was established on May 5, 2021 and will, among other things, make recommendations to the Board to nominate or compensate an external auditor. As of the date of this Prospectus, the Audit Committee has not made any such recommendations for the Board to consider.

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Reliance on Certain Exemptions

The Corporation has relied upon the exemption provided by section 6.1 of NI 52-110, which exempts a venture issuer from the requirement to comply with the restrictions on the composition of its Audit Committee and the disclosure requirements of its Audit Committee in an annual information form as prescribed by NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee is authorized by the Board of Directors to review the performance of the Corporation's external auditors and approve in advance the provision of services other than auditing and to consider the independence of the external auditors, including a review of the range of services provided in the context of all consulting services engaged by the Corporation. The Audit Committee is authorized to approve in writing any non-audit services or additional work which the Chairperson of the Audit Committee deems is necessary and the Chairperson will notify the other members of the Audit Committee of such non-audit or additional work and the reasons for such non-audit work for the Committee's consideration and, if thought fit, approval in writing.

External Auditor Service Fees

The following table sets out the aggregate fees billed by the Corporation's external auditor for each of the last two financial years are as follows:

Fees Paid to Auditor In Year Ended
	December 31, 2023 $	December 31, 2022 $
Audit Fees	62,610	51,900
Audit Related Fees	–	–
Tax Fees	3,605	3,000
All Other Fees	5,635	14,000
TOTAL:	71,850	68,900

Notes:

(1)	“Audit Fees” include fees necessary to perform the annual audit of the Corporation’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.
(2)	“Audit-Related Fees” include services that a traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.
(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.
(4)	“All Other Fees” include all other non-audit services.

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Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing by ESSA under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The primary purpose of the Audit Committee is to oversee the Corporation’s financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for the Corporation’s financial statements and reporting processes, including the Corporation’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Athena’s audited financial statements and the effectiveness of the Corporation’s internal control over financial reporting as of and for the year ended December 31, 2023.

The Audit Committee has discussed with Davidson & Company LLP, the Corporation’s independent registered public accounting firm, the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with Davidson & Company LLP its independence, and received from Davidson & Company LLP the written disclosures and the letter required by applicable requirements of the PCAOB. Finally, the Audit Committee discussed with Davidson & Company LLP, with and without management present, the scope and results of Davidson & Company LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024.

Audit Committee of the Board of Directors: John C. Power, Brian Power, John E. Hiner (Chair).

EXECUTIVE COMPENSATION

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act.

This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officers during our fiscal years ended December 31, 2022 and December 31, 2023. We refer to these individuals as our “Named Executive Officers” or “NEOs”. During the financial years ended December 31, 2022 and December 31, 2023, the Corporation had two “Named Executive Officers” or “NEOs”, namely John C. Power, President and Chief Executive Officer, and Tyler Minnick, Chief Financial Officer. The table below sets forth, for the last two fiscal years, the compensation earned by the Corporation’s named executive officers consisting of the Corporation’s chief executive officer and chief financial officer.

Summary Compensation Table

Name and Principal Occupation	Year	Salary		Bonus	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
John C. Power	2023	$30,000	(2)	$0	$0	$0	$0	$0	$7,500	(3)	$37,500
President and Chief Executive Officer	2022	$30,000	(2)	$0	$7,500	$23,580	$0	$0	$0		$61,080
Tyler Minnick	2023	$0		$0	$0	$0	$0	$0	$28,033	(4)	$28,033
Chief Financial Officer	2022	$0		$0	$3,750	$11,790	$0	$0	$21,240	(4)	$36,780

(1)	Represents the aggregate grant date fair value computed in accordance with FASB 123.
(2)	Mr. Power receives a monthly fee of $2,500 for consulting services.
(3)	Three of the four directors of the Corporation received an annual fee of $7,500.
(4)	Pursuant to a consulting agreement dated May 6, 2021, Tyler Minnick is paid an hourly fee of $90 in connection with his services as Chief Financial Officer.

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Employment/Consulting Agreements

John C Power

Effective March 1, 2021 the Corporation entered into a consulting agreement with John C. Power, the Corporation’s President and Chief Executive Officer, wherein Mr. Power agreed to provide services as an independent contractor, to act as an agent of the Corporation in connection with the Corporation’s daily operations, in return for compensation consisting of a monthly fee of $2,500. The agreement terminated on December 31, 2022. On January 1, 2023, the Corporation entered into a new consulting agreement wherein the Corporation retained the services of Mr. Power under the same terms and conditions. The agreement will automatically renew for successive one year periods thereafter unless either party provides written notice of their intention to terminate at least three months prior to expiration of the term of the agreement.

Tyler Minnick

Pursuant to a consulting agreement dated May 6, 2021 with Tyler J. Minnick, CPA LLC, the Corporation retained the services of Mr. Minnick to act as the Corporation’s Chief Financial Officer. Mr. Minnick is paid an hourly fee of $90 and provides his services on a part time basis.

The Corporation does not have any written employment agreements other than the above-referenced consulting agreements with any of its directors or executive officers; nor does it have or maintain key man life insurance on Mr. Power.

Outstanding Equity Awards At Year Ended December 31, 2023

The following table sets forth the stock options granted to the Corporation’s Named Executive Officers as of December 31, 2023. No stock appreciation rights have been awarded.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable(1)	Option Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)
John C. Power	0	0	$0	0	0
Brian Power	0	0	$0	0	0
John Hiner	0	0	$0	0	0
Markus Janser	0	0	$0	0	0
Tyler Minnick	0	0	$0	0	0

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Option Exercises and Stock Vested Table

None of our NEOs exercised options during the fiscal year ended December 31, 2023 and no stock options were granted.

DIRECTOR COMPENSATION

The following table shows compensation paid to our directors (excluding compensation included under our Summary Compensation Table above) for service as directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Brian Power	0	0	$0	7,500	7,500
John E. Hiner	0	0	$0	7,500	7,500
Markus Janser(2)	0	0	$0	7,500	7,500

(1)	Represents the aggregate grant date fair value computed in accordance with FASB 123.
(2)	Markus Janser resigned from the Board of Directors effective November 29, 2023.
(3)	Three of the four members of the Board of Directors each received $7,500 for the year ended December 31, 2023 for a total of $22,500. There were no director fees paid in 2022.

Directors that were also executive officers received no monetary compensation for serving as a Director. Non-executive directors are granted non-qualified stock options as compensation. Such stock option awards are determined at the sole discretion of the Corporation’s Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth equity compensation information as of December 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column B)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (excluding securities reflected in Column (a))
Equity compensation plans not approved by security holders	39,391,053 (Warrants)	$0.12	N/A
Equity compensation plans approved by security holders	5,230,000 (Equity Incentive Plan) 300,000 (Deferred Compensation Plan)	$0.07 (Equity Incentive Plan) *** (Deferred Compensation Plan)	4,770,000 (Equity Incentive Plan)

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Equity Incentive Plan

The Corporation adopted its 2020 Equity Incentive Plan which became effective in January 2021 (the "Equity Incentive Plan"), which became effective in January 2021 for its officers, directors and other employees, plus outside consultants and advisors. Under the Equity Incentive Plan, the Corporation's employees, outside consultants and advisors may receive awards of non-qualified options and incentive options, stock appreciation rights or shares of stock. As required by Section 422 of the Internal Revenue Code of 1986, as amended, the aggregate fair market value of the Common Shares underlying incentive stock options granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to non-qualified options. The exercise price of an incentive option may not be less than 100% of the fair market value of the Common Shares on the date of grant. The same limitation does not apply to non- qualified options. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason, (other than for cause, or by reason of death, disability or retirement), the optionee may exercise his options within a 90-day period following such termination to the extent he was entitled to exercise such options at the date of termination. A maximum of 10,000,000 Common Shares are subject to the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to provide employees, including our officers, directors, and non-employee consultants and advisors with an increased incentive to make significant and extraordinary contributions to our long-term performance and growth, to join their interests with the interests of our shareholders, and to facilitate attracting and retaining employees of exceptional ability.

Pursuant to Section 6.5 - Security Based Compensation Arrangements of the policies of the Canadian Securities Exchange a company may not grant stock options with an exercise price lower than the greater of CDN $0.05, and the closing market prices of the underlying securities on (a) the trading day prior to the date of grant of the stock options; and (b) the date of grant of the stock options. If the grant of stock options provides for the issuance of greater than 5% of the issued and outstanding Common Shares at the time of adoption as applying to an individual, or 10% in total in the next 12 months, evidence of shareholder approval of grant of stock options and confirmation that it was adopted by the majority of Shareholders other than those excluded by law, Exchange requirements, or the Corporation’s constating documents. The terms of a stock option or award may not be amended once issued. If a stock option is cancelled prior to its expiry date, the Corporation shall not grant new stock options to the same Optionee until 30 days have elapsed from the date of cancellation.

The Equity Incentive Plan may be administered by the Board or in the Board's sole discretion, if the Corporation has a Compensation Committee, by the Compensation Committee of the Board or such other committee as may be specified by the Board to perform the functions and duties of the Committee under the Equity Incentive Plan. Subject to the provisions of the Equity Incentive Plan, the relevant committee and the Board shall determine, from those eligible to be participants in the Equity Incentive Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock option, stock appreciation rights and restricted stock.

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Securities Authorized for Issuance Under Equity Incentive Plan

Under the terms of the Equity Incentive Plan an aggregate of 10,000,000 Common Shares may be reserved for issuance. As of the Record Date, of the 10,000,000 Common Shares subject to the Equity Incentive Plan, an aggregate of 5,230,000 are issued and outstanding and 4,770,000 remain unallocated and available for grant. The following table sets out information about the options of Common Shares issued and outstanding pursuant to the Equity Incentive Plan as of the date hereof:

Name of Optionee	Designation of Securities Under Option	Number of Common Shares Under Option	Exercise Price Per Common Share	Expiry Date
John C. Power	Common Shares	500,000	$0.06	October 12, 2032
President, Chief Executive Officer, Corporate Secretary and Director
Brian Power	Common Shares	500,000	$0.09	March 22, 2026
Director	Common Shares	500,000	$0.06	October 12, 2032
John E. Hiner	Common Shares	500,000	$0.09	March 22, 2026
Director	Common Shares	500,000	$0.06	October 12, 2032
Tyler Minnick	Common Shares	250,000	$0.06	October 12, 2032
Chief Financial Officer
Markus Janser	Common Shares	500,000	$0.09	March 22, 2026
Former Director	Common Shares	500,000	$0.06	October 12, 2032
Consultants (3)	Common Shares	500,000	$0.09	March 22, 2026
	Common Shares	250,000	$0.0675	January 16, 2028
	Common Shares	730,000	$0.06	August 24, 2032
		5,230,000

Deferred Compensation and Equity Award Plan

Effective March 10, 2021, the Corporation adopted a deferred compensation and equity award plan (the "Deferred Compensation Plan"). The purpose of the Deferred Compensation Plan is to enable officers, directors and key employees ("Eligible Persons") to defer receipt of compensation for their services on behalf of the Corporation and to enable the Corporation to provide part or all of the compensation for the service of Eligible Persons by agreeing to issue to such Eligible Persons Common Shares.

The Deferred Compensation Plan was established pursuant to the Equity Incentive Plan, and all rights to acquire Common Shares and Common Shares issued pursuant to the Deferred Compensation Plan constitute awards granted and Common Shares issued under the Deferred Compensation Plan, see "Equity Incentive Plan" above. The Deferred Compensation Plan will be administered by the Board unless and until the Board delegates administration to a committee. The Board may, at any time and for any reason in its sole discretion, rescind all or any portion of such delegation. Restricted stock units awarded pursuant to the Deferred Compensation Plan shall vest in the manner determined by the Board with respect to such award. Restricted stock units have no voting rights, and no amount due or payable under the Deferred Compensation Plan or any interest in the Deferred Compensation Plan, shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance.

The Corporation issued 300,000 restricted stock units at a price of $0.09 per Common Share to a consultant. However, the Common Shares shall not be issued until such time as the individual either provides a written request or his termination date, whichever is sooner. The Common Shares shall have no voting rights until issued.

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PROPOSAL NO. 3 - APPOINTMENT OF AUDITORS

MaloneBailey, LLP, Certified General Accountants of Suite 600, 10370 Richmond Avenue, Houston, Texas, USA, 77042, served as the Corporation’s auditors since their appointment March 2, 2011. Effective December 12, 2023, MaloneBailey, LLP resigned at the request of the Corporation and Davidson & Company, LLP, Chartered Professional Accountants, of Suite 1200, 609 Granville Street, Vancouver, B.C., Canada, V7Y 1H4 were appointed auditors of the Corporation. In connection with the change of auditors, the Corporation provided a notice to each of MaloneBailey, LLP and Davidson & Company, LLP and obtained from each of them a response confirming that no “reportable event” within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations occurred prior to or in connection with the change of auditors. A copy of that notice, together with the responses received (the “Reporting Package”) was filed with the Canadian securities commissions on December 13, 2023 through the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedarplus.ca. Pursuant to NI 51-102 a copy of the “Reporting Package” is attached to this Proxy statement/prospectus as Appendix A. Pursuant to Item 304(a)(1) of Regulation S-K, the Corporation filed a Form 8-K with the SEC on December 15, 2023.

The Audit Committee has recommended to the Board that the Corporation propose Davidson & Company, LLP, the incumbent auditors, to the Shareholders for re- election as the Corporation’s auditors for the financial year ending December 31, 2024. Representatives of Davidson & Company, LLP are not expected to be present at the Meeting or be available to respond to questions from persons present at the Meeting. If representatives of Davidson & Company, LLP are present at the Meeting, the Chair of the Meeting will provide such representatives with the opportunity to make a statement if they so desire.

To approve the selection of Davidson & Company LLP as the Corporation’s independent auditors for the 2024 fiscal year, the proposal must receive an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter. Shareholders may vote “For”, “Against” or “Abstain” on this proposal. Abstentions will have no effect on the outcome of this proposal. Such proposal is a “routine” matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

Audit Fees

For the fiscal years ended December 31, 2023 and December 31, 2022, the fees billed by MaloneBailey, LLP, the former auditors, for services rendered were $ 62,610 and $51,900 respectively, which included services for the audit of annual financial statements and review of financial statements included in the Corporation’s quarterly reports, services normally provided by the accountant in connection with statutory and regulatory filings with the SEC and the Canadian securities commissions.

Effective December 12, 2023 the Board of Directors and the Audit Committee engaged the firm of Davidson & Company LLP as its independent registered certified accountants. Davidson & Company was paid an audit retainer of $10,122 in 2023.

Audit-Related Fees

For the fiscal years ended December 31, 2023 and 2022, there were no fees billed to the Corporation by MaloneBailey, LLP or Davidson & Company LLP for the audit or review of the financial statements that are not reported above under Audit Fees.

Tax Fees

For the fiscal years ended December 31, 2023 and December 31, 2022, there were $3,605 and $3,000 billed to the Corporation by MaloneBailey, LLP, respectively, for tax fees for tax compliance, tax advice and tax planning.

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All Other Fees

For the fiscal years ended December 31, 2023 and 2022, there were $5,635 and $14,000 fees billed to the Corporation by MaloneBailey, LLP for services other than services described above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The policy of the Corporation’s Audit Committee is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board on the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee approved all services that the independent auditors provided to the Corporation in the past two fiscal years.

Board Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE APPOINTMENT OF DAVIDSON & COMPANY LLP AS AUDITORS OF THE CORPORATION AND TO AUTHORIZE THE BOARD TO FIX THEIR REMUNERATION THROUGH THE AUDIT COMMITTEE.

Required Vote of Shareholders

THE APPROVAL OF THE SHAREHOLDER RESOLUTION REGARDING THE APPOINTMENT OF DAVIDSON & COMPANY LLP AS AUDITORS OF THE CORPORATION AND AUTHORIZING THE BOARD TO FIX THEIR REMUNERATION THROUGH THE AUDIT COMMITTEE REQUIRES AN AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF THE VOTES CAST, EITHER IN PERSON OR BY PROXY, AT THE MEETING ON THIS MATTER.

UNLESS OTHERWISE INSTRUCTED BY THE SHAREHOLDER, THE PERSONS NAMED IN THE FORM OF PROXY SHALL VOTE THE COMMON SHARES REPRESENTED BY THE PROXY IN FAVOUR OF THE REAPPOINTMENT OF DAVIDSON & COMPANY, LLP, AS AUDITORS OF THE CORPORATION AND TO AUTHORIZE THE BOARD TO FIX THEIR REMUNERATION THROUGH THE AUDIT COMMITTEE.

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PROPOSAL NO. 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that Shareholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy statement/prospectus of the Corporation’s Named Executive officers who are named above. The Corporation has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

The Corporation believes that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of Shareholders. This advisory Shareholder vote (the “Say-on-Pay Resolution”), gives you as a Shareholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this Proxy statement/prospectus by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Shareholders of Athena Gold Corporation approve all of the compensation of the Corporation’s Named Executive Officers as such compensation is disclosed in the Corporation’s 2024 Proxy statement/prospectus pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy statement/prospectus’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Corporation. However, the Corporation’s Board of Directors will take into account the outcome of the Shareholder vote on this proposal at the Meeting when considering future executive compensation arrangements. In addition, your non- binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Corporation relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Corporation.

The Corporation will hold its advisory say-on-pay for every year. It is expected that the next advisory say-on-pay vote will occur at the 2025 annual meeting of Shareholders.

Board Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE SAY-ON-PAY RESOLUTION.

Required Vote of Shareholders

THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE SHAREHOLDER RESOLUTION REGARDING THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS WILL BE GRANTED IF PASSED BY AN AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF THE VOTES CAST, EITHER IN PERSON OR BY PROXY, AT THE MEETING ON THIS MATTER.

UNLESS OTHERWISE INSTRUCTED BY THE SHAREHOLDER, THE PERSONS NAMED IN THE FORM OF PROXY SHALL VOTE THE COMMON SHARES REPRESENTED BY THE PROXY IN FAVOUR OF THE SAY-ON-PAY RESOLUTION.

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PROPOSAL 5. THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company’s stockholders to vote, on a non-binding advisory basis, on the frequency with which they would prefer to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers. Pursuant to Section 14A of the Exchange Act, the Company is required at least every six years to hold an advisory vote to determine the frequency of the advisory stockholder vote on executive compensation.

The Board of Directors determined that an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers will be conducted every two years. The next advisory vote on the executive compensation and on the frequency of an advisory vote on executive compensation will take place at the 2026 annual meeting of stockholders.

After careful consideration of the frequency alternatives, the Board believes that conducting a non-binding, advisory vote on executive compensation every two (2) years is appropriate for the Company and its stockholders at this time because such timing for the advisory vote will ensure our stockholders are engaged in executive officer compensation decisions. The Company’s executive compensation programs are designed to promote a long-term connection between pay and performance. While the Board recognizes that awards to the Company’s Named Executive Officers are typically made annually, and improvements to compensation plans are often considered and adopted on an annual basis, the Board believes that holding an advisory vote every two (2) years is adequate to timely feedback on the Company’s compensation disclosures. The Company will continue to monitor developments in executive compensation practices and evaluate the appropriateness and effectiveness of seeking a say-on-frequency vote every other year, and the Company may change its recommendation on the desired frequency in the future.

The Board believes that a bi-annual advisory vote on executive compensation is consistent with the Company’s practice of seeking input and engaging in dialogue with its shareholders on corporate governance matters (including the practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Company’s selection of independent accounting firm) and the Company’s executive compensation philosophy, policies and practices. While the Board values the opinions of the Company’s stockholders and will consider the outcome of the advisory vote which occurs at our Annual Meetings of Shareholders on this say-on-frequency vote when making future decisions on the frequency with which to hold the advisory vote on executive compensation, this vote was and is advisory, which means that the vote on frequency is not binding on the Company, the Board or the Compensation Committee.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this proxy statement/prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this proxy statement/prospectus as having given an opinion upon the validity of the securities being offered pursuant to this proxy statement/prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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DESCRIPTION OF BUSINESS

Overview

We were incorporated on December 23, 2003, in Delaware and our principal business is the acquisition and exploration of mineral resources.

In January 2021, the company’s Board of Directors approved a name change from Athena Silver Corporation, to Athena Gold Corporation. Athena Gold Corporation (“we,” “our,” “us,” or “Athena”) is engaged in the acquisition and exploration of mineral resources. We began our mining operations in 2010.

We entered into a Mining Lease and Option Agreement which granted us mining rights to the Langtry silver prospect located in San Bernardino County California. Due to the depressed commodities prices over the ensuing decade, we were never able to engage in meaningful exploration efforts. On April 28, 2020, Athena Silver Corporation entered into Agreement to Terminate Lease with Option to Buy dated March 10, 2016 with Bruce and Elizabeth Strachan, Trustees of the Bruce and Elizabeth Strachan Revocable Living Trust dated July 25, 2007, including any and all amendments thereto dated April 28, 2020 with respect to the Langtry Mine in California. As a result of this termination agreement, all scheduled lease option payments due in 2020 and beyond were considered terminated and void upon signing of the Agreement.

In December 2009, we formed and organized a new wholly-owned subsidiary, Athena Minerals, Inc. (“Athena Minerals”) which owned and operated our mining interests and properties in California. On December 31, 2020 we sold the subsidiary to John Gibbs and/or his affiliate, a related party, in a non-cash exchange to satisfy our more than $2 million debt to Mr. Gibbs.

Effective December 27, 2021 (“Effective Date”), the Company simultaneously executed and consummated a definitive Share Purchase Agreement (the “SPA”) with Nubian Resources, Ltd. (“Nubian Resources”). The SPA was the result of a previously disclosed Option Agreement with Nubian Resources dated as of December 11, 2020, as amended by First Amendment to Option Agreement dated November 10, 2021 (the “Option”). While the Option granted the Company the right to acquire up to a 100% interest in the mining claims comprising the Excelsior Springs Prospect (the “Property”) located in Esmerelda County, Nevada, the Company and Nubian Resources agreed to restructure the transaction so that the Company purchased 100% of the issued and outstanding shares of common stock of Nubian Resources (USA) Ltd (“Nubian USA”), a wholly-owned subsidiary of Nubian Resources which held the Property. By purchasing 100% of Nubian USA, the Company effectively acquired the remaining 90% interest in the Property, the Company having previously acquired a 10% interest in the Property in December 2020 under the terms of the Option.

The following is a summary of the terms of the SPA, which summary is qualified in its entirety by reference to the SPA:

•	The consideration paid to Nubian for 100% of the issued and outstanding shares of Nubian US consisted of:
An aggregate of 50 million shares of Athena Gold Corp. common stock, which number includes the 5 million shares of common stock previously issued to Nubian Resources under the Option; and
A 1% Net Smelter Royalty on all production from the Excelsior Springs Property.

•	The 50 million shares issued to Nubian Resources were issued as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”). The Company filed a registration statement on Form S-1 registering the distribution by Nubian of all 50 million shares to its shareholders, pro rata. Nubian Resources had undertaken to complete the distribution of all the shares once the S-1 registration statement has been declared effective. Notwithstanding the fact that the S-1 registration statement was declared effective by the SEC, Nubian Resources elected not to distribute the shares as originally agreed. Athena has made demand on Nubian Resources to fulfill this contractual obligation.
•	For a period of 12 months following the Effective Date of the SPA, or until Nubian owns less than 4.9% of the Athena issued and outstanding shares, Nubian Resources has agreed to exercise its voting rights with respect to such shares in a manner to support the recommendations of the Athena Board of Directors except for (i) voting on any proposed change in control transaction or (ii) voting on any proposed sale of all or substantially all of the Excelsior Property, including a property included known as Palmetto.
•	Nubian is entitled to nominate one representative to serve on the Athena Board of Directors. Nubian’s designated representative resigned in 2023.

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Athena’s agreement with Nubian Resources includes 100% of the 140 unpatented claims at Excelsior Springs with two additional patented claims held under a lease option that were subject to a 2% net smelter returns royalty on gold production. Athena subsequently expanded the Excelsior Springs project by staking 51 additional claims with the BLM and purchasing the two patented claims and the underlying 2% royalty previously under a lease option agreement.

Nubian Resources Ltd (The “seller”) retained a 1% Net Smelter Returns Royalty (the "NSR Royalty") on the claims it sold to Athena. One-half (0.5%) of the NSR Royalty may be purchased by Athena for CAD $500,000 payable to Nubian Resources. An additional one-half (0.5%) of the NSR Royalty may be purchased by Athena at fair market value.

Excelsior Springs is our flagship project and completed a N.I. 43-101 Technical Report to support our secondary listing on the Canadian Stock Exchange that details past work and drill programs and highlight future exploration plans to advance the Property.

We have not presently determined whether our mineral properties contain mineral reserves that are economically recoverable.

Our primary focus going forward will be to continue evaluating our properties, as well as possible acquisitions of additional mineral rights and exploration, all of which will require additional capital.

Effective December 30, 2024, Nubian changed its name to “Carlton Precious, Inc.”

Conflicts of Interest

Silver Saddle Resources, LLC (“Silver Saddle”) is a private company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle.

Athena and Silver Saddle are exploration stage companies, and each is involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Athena and Silver Saddle been autonomous. In addition, the common ownership could result in significant conflicts of interest both in terms of the allocation of working capital as well as under the doctrine of corporate opportunity, since all three entities are engaged in mineral exploration in the United States. Messrs. Power and Gibbs have not adopted any policy or guidelines to mitigate the potential adverse effects of their conflicting interests between and among, Athena and Silver Saddle.

Investors in Athena should be cognizant that the interests of Athena may, in the future, be in conflict with the other activities of Athena’s control persons.

EXCELSIOR SPRINGS PROJECT

Excelsior Springs is Athena Gold’s flagship property, which is located in the southern portion of the Walker Lane. The Excelsior Springs project has been explored by a number of companies over the past 30 years. The target is a large tonnage, moderate grade gold deposit amenable to open pit mining. The Company was granted a drilling and exploration permit (the “Drill Permit”) by the BLM at the Excelsior Springs project in Esmeralda County, Nevada (the “Excelsior Springs Project”). A drilling contractor was engaged and a Phase One RC drill program consisting of 5,575 feet (11 holes) Reverse Circulation (“RC”) drilling program was completed in early April 2022. A Phase Two RC drill program consisting of 2,700 feet (9 holes) was completed in October 2022. A Phase Three RC drill program consisting of 3,740 feet (9 holes) was completed in June 2023. Additional drill programs are planned, subject to sufficient capital being raised.

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Location and Access:

The Excelsior Springs Property is located in the southeast part of unsurveyed Township 5 south, Range 39 and 40 east, MDBM, Esmeralda County, Nevada, approximately 45 miles southwest of Goldfield, Nevada. The Property is accessed by traveling 14.5 miles (23.2 km) south of Goldfield on US highway 95 and then turning west onto Nevada State Route 266 at Lida Junction and proceeding west for approximately 28.7 miles (45.9 km). Just past mile marker 12, a county-maintained gravel road turns north and leads five miles (8 km) to the Property. There is a locked gate at the southern edge of the patented claims. The Property lies on the moderately hilly south flank of the Palmetto Mountains at an elevation of 6,000 to 8,000 feet (1,829 – 2,439 m) with moderate to heavy juniper/pinion pine cover.

The Excelsior Springs Property comprises 191 unpatented mining claims and two patented mining claims. All of the claims are held by Nubian Resources USA (“Nubian”) and located on Federal Government land administered by the Department of Interior’s Bureau of Land Management ("BLM"). The Property when acquired consisted of 42 "EX" and 98 "ES" unpatented lode mining claims covering approximately 2,800 acres (1,133 hectares) and two patented claims covering 40 acres (16.1 hct).

Athena staked 51 new BLM claims in September and October 2022 and the remaining 140 BLM claims were acquired as part of the original purchase of the project from Nubian Resources in December 2021. The two patented claims were leased to Nubian by the owner, Christian Bramwell, of Pahrump, Nevada until purchased in June 2022 as further described below. The patented claims, the Prout and Fortunatus (MS 4106), were located in 1873 and 1892, respectively, and were patented in 1912. The patented claims have both surface and mineral rights. Ownership of the unpatented claims gives the right to explore for and develop mineral resources but no surface rights.

Legal Ownership:

The acquisition of Nubian USA included a lease option on two patented mining claims known as Fortunatus and Prout that were subsequently purchased as described below:

On June 9, 2022, the Company entered into an Acquisition Agreement (the “Agreement”) to purchase an undivided 100% interest in the Fortunatus and Prout patented lode mining claims in Esmeralda County, Nevada. The Agreement was completed in July 2022 with the following terms:

•	$25,000 settled in cash

•	$35,000 of the purchase price settled by the issuance of 500,000 shares of the Company’s common stock; and

•	$125,000 paid by the Company in quarterly installments of $25,000, beginning November 13, 2022, and continuing until October 13, 2023.

All payments have been made with no balance remaining on the note payable. The underlying 2% NSR was retired as part of the purchase transaction.

Effective June 1, 2024 Athena Gold Corporation (the “Company”) expanded its Excelsior Springs project by entering into an Asset Purchase Agreement (the “APA”) with Silver Reserve Inc. to acquire an 100% interest in 11 unpatented BLM claims covering approximately 89 hectares (220 acres) known as the Blue Dick Mine and related mineral claims (“BD”), together with certain technical data relating to the mining claims (the “Purchased Assets”). Total consideration consists of an aggregate of US $45,000 in cash and a 3% NSR.

The Excelsior Springs project now consists of 202 BLM unpatented claims and 2 patented claims or approximately 4,080 acres.

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History:

The Buster Mine claim block was discovered in 1872 and has been through several periods of small-scale mining and exploration efforts. During the late 1800s and perhaps the early 1900s there was unconfirmed production from the Buster Mine of an estimated 18,000 tons at 1.2 oz Au/ton (37.3 g/T). Little else is known about work on the mine until Fernand Lemieux re-timbered the Buster shaft in 1964 at a reported cost of $50,000 (Grant, 1986). A visual inspection of the shaft indicated the ladders were still in good condition. Since 1964, the Property has been explored by a number of companies as described below:

•	1960s & 1970s – Efforts to re-timber the shafts and attempts at small scale mining
•	1986 – Great Pacific Resources (11 RC holes)
•	1988 – Lucky Hardrock JV (12 RC holes)
•	2005-2007 – Walker Lane Gold (22 RC holes)
•	2008 – Evolving Gold (8 RC holes)
•	2011-2014 – Global Geoscience and partner Osisko Mining (31 RC holes & Geophysics)

Geology and Mineralization:

The project comprises 202 unpatented and two patented lode claims covering 4,080 acres (1562 hectares). The project has had some historic, high-grade gold production from silicified zones on the patented claims. These zones are contained in several, large, intensely altered, E-W-trending shear zones in Paleozoic siltstones and limestones. These shear zones host structurally and lithologically controlled gold mineralization within a 3 X 1 km area of intense clay alteration. The shear zones have been collectively named the Excelsior Springs Shear Zone, ESSZ, and form the core of the exploration targets on the property.

Geology and Mineralization. The Property lies within the Walker Lane, a regional-scale zone of northwest-trending, strike-slip faulting. The Walker Lane hosts a significant number of precious metal deposits including the Comstock Lode at Virginia City, Borealis, Aurora, Mineral Ridge, Paradise Peak, Rawhide, Tonopah, Goldfield and the Bullfrog District. These deposits are Tertiary in age, and all have a very strong structural control for the mineralization. However, the author has not verified information with respect to the abovementioned deposits, and information in this Report with respect to these deposits is not necessarily indicative of the mineralization on the Excelsior Springs Property. The Excelsior Springs Property area contains a thick section of basal Precambrian-Cambrian sedimentary rocks that are complexly interlayered by thrust faults with the Ordovician Palmetto Formation. On the Property, there are a large number of prospect pits, small trenches and drill roads concentrated along the Excelsior Springs Property structural zone (“ESSZ”), a 1,000 foot-wide and 10,000 foot-long (304 m x 3,048 m), east-west-trending zone of shearing and alteration. Underground workings on the two patented claims have been the source of the Property’s unverified, historic production, reported to be 19,200 oz Au (18,000 tons containing 1.2 oz Au/ton (37.3 g Au/T)). Assay results for the 84 RC holes that have been drilled on the Property show that 51 of the holes (61%) contain a 20-foot interval averaging 0.25 g Au/T, typical cut-off grade for Nevada open-pit gold mines. Forty of the holes (48%) contain a 20-foot interval averaging 0.5 g Au/T, and 24 of the holes (29%) contain a 20-foot interval averaging 1.0 g Au/T.

Property Geology. The Excelsior Springs Property area contains basal Precambrian-Cambrian sedimentary rocks complexly interlayered by thrust faults with the Ordovician Palmetto Formation, as seen in Figure 17 (McKee, 1985). Lithologic units shown on the map are listed below.

Qa - Alluvium, (Quaternary) - sand and gravel.

Tq - Quartz porphyry and alaskite dikes, (Miocene) - Light-colored, quartz-rich fine- grained intrusive rocks.

Opa - Palmetto Formation, (Ordovician) - Heterogeneous mixture of dark, thin-bedded chert, shale, limestone and quartzites, usually in thrust fault contact with older rocks.

Ce - Emigrant Formation, (Cambrian) - Gray- green limey siltstone with sandstone interbeds. Grades upward into platy, gray, aphanitic limestone with chert nodules, chert beds and intraformational limestone conglomerates.

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Ch - Harkless Formation, (Cambrian) - Interbedded fine-grained sandstone, siliceous siltstone and thin limestone.

Miocene rhyolite and hornblende diorite dikes (Tq) occur throughout the Property and are particularly abundant in the area east of the Excelsior Springs Property. Most of the dikes are aligned parallel to the east-west to east-northeast trends of the mineralization in the ESSZ. The quartz-rich rhyolite dikes appear to be more closely associated with alteration and gold mineralization than do the hornblende diorite dikes.

The 3,500 foot-thick (1,067 m), Cambrian-age (Ch) Harkless Formation seems to be the predominant host for the alteration and mineralization and is divided into a lower, greenish-gray quartz-rich siltstone member and an upper olive-gray siltstone member. Limestone layers, up to 100 feet-thick (30 m), occur in the lower member. The Cambrian-age (Ce) Emigrant Formation overlying the Harkless consists of a lower, multi-colored limestone-siltstone member, a middle, greenish-gray shale member and an upper, gray, cherty limestone member. The Emigrant Formation is about 1,300 feet-thick (396 m).

Mineralized Zones. The east-west trending ESSZ shows strong hydrothermal alteration over an area 1,000-1,800 feet-wide (305 – 549 m) and 10,000 feet-long (3,050 m) and appears to extend under Quaternary gravels to the west of the Buster and pit areas. In addition to the area around the Buster shaft, there are many other scattered zones of anomalous gold and base metal mineralization within the ESSZ. There are large, well developed, east-west-trending drainages to the north and south of the ESSZ. These drainages also contain outcrops of strongly altered rocks that have not been closely examined. Mineralization on the claims is hosted mostly in the Harkless Formation and the Emigrant Formation. Mineralization occurs almost entirely in shear zones which are characterized by brecciation, silicification and local mylonitization. The ESSZ contains well developed fractures striking east-west and well mineralized sets of north-, northeast- and northwest-striking fractures. There are several gold-bearing quartz veins containing galena and tetrahedrite in the shear zones that represent a post-deformation period of mineralization. Most of the mineralized zones do not contain visible sulfides.

Gold mineralization is localized by the structures and occurs as veinlets and veins. Gold also appears to occur in a disseminated form in favorable stratigraphic units. Brecciated quartz veins are common in the mineralized zones but frequently exhibit no direct correlation with higher gold values. Quartz-copper veins and pods of white quartz are also brecciated and locally re-cemented with fine-grained crystalline to chalcedonic silica. A strong correlation between visible copper and/ or zinc oxides and carbonates and higher-grade gold values has been noted. Cadmium and antimony values are anomalous but somewhat randomly distributed, and arsenic is strongly correlated with gold values greater than 8 ppm.

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EXPLORATION ACTIVITIES:

Summary

In 2022, Athena has begun an initial work program for the Excelsior Springs Property comprising the following:

•	Data compilation and review;

•	Geologic mapping and sampling of selected areas of the project;

•	Acquisition and evaluation of hyperspectral satellite imagery for alteration studies;

•	Refining the project’s structural model for mineralization;

•	Developing a 3-D, computer generated model of the Buster area mineralization;

•	Creating a new set of 1:1200 scale cross sections to include all drill holes.

(a) Data Compilation. There is a large amount of historic data generated by previous exploration programs on the Property. Much of the earlier data is incomplete and weakly documented but still useful. A new compilation of all the drilling results including collar location, hole azimuth, dip, total depth and gold values has been completed and used to construct the three-dimensional model and new cross sections.

(b) Geologic Mapping and Sampling. Approximately 20 man-days have been spent mapping in selected areas of the project. Mapping was done on detailed color photos at a scale of 1:2,400 with a particular focus on alteration zones and structural features. This new work is being integrated into the existing geologic map and will be fully digital. The new geologic map has not been completed, but it will serve as a base layer for showing alteration, mineralization, structures, geophysical data and drill hole projections. In conjunction with the mapping of selected areas, the Company has collected and processed 100 surface rock chip samples. Custody of these samples was maintained by the geologists and then delivered to American Assay Labs in Sparks, Nevada. All samples were fire assayed for gold, and an ICP process was used for other elements. The assay process is described in Section 11.1 of this Report and duplicate, standard and blank samples were used.

(c) Hyperspectral Data. SpecTir Imagery of Reno, Nevada provided a suite of hyperspectral images covering the area around the project. The study shows the alteration mineralogy image generated by the SpecTIR data. The Buster zone clearly shows strong kaolinite and sodium-rich illite (paragonite) alteration. The strong clay alteration zone continues eastward to the Ridge zone (447300 E) and further east into the Excelsior Springs Property area (448000 E). Further east and west from the Buster zone the clay mineralogy becomes potassium-rich phengite along with muscovite.

(d) Refining the Structural Model. Ore deposits found within the Walker Lane and particularly mineralized zones in the ESSZ are both structurally and lithologically controlled.

(e) Three-Dimensional Model. Geo Vector Consultants and Mountain Goat Consulting has utilized the updated drill hole data base for the Property and has generated the 3-D model for the mineralized zones. There are multiple intercepts of potentially well mineralized material in many of the holes, but further infill drilling is needed to better confirm continuity of the zones between the holes.

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(f) Cross Sections. Mine Development Associates ("MDA"), a division of RESPEC Inc., consultants in Reno, generated a complete set of 1:600 scale cross sections along with a topographic map showing all of the drill holes and mineralized intervals.

The Company was granted a drilling and exploration permit (the “Drill Permit”) by the BLM in December 2021 for its Excelsior Springs Project in Esmeralda County, Nevada. The permit was amended in 2022. Athena has posted the required reclamation bond with the BLM to secure the Drill Permit.

Athena entered into a contract with New Frontier Drilling and in April 2022 completed its maiden drill program with 11 RC holes on both the patented and unpatented claims totaling approximately 5,500 feet.

The Company updated its permit with the BLM with additional locations and completed a Phase 2 drill program with 9 RC holes on both the patented and unpatented claims totaling approximately 2,800 feet.

A Phase Three RC drill program consisting of 3,740 feet (9 holes) was completed in June 2023.

Athena submitted the samples from the drill program to an independent assay lab in Reno, Nevada for analysis.

Phase 1 RC Drilling Data and Results

Hole	Intervals, Feet [2]			Azimuth	Decline	Gold [1]	Silver	Total
ID	From	To	Length	Degrees	Degrees	G/T	G/T	Depth, Ft
DB-24	nsm			0	50			400

DB-23	140	250	110	180	50	5.15	8.9	400
includes	140	195	55			10.03	17.3
includes	140	175	35			15.35	26.5

DB-22	220	240	20	0	90	0.61	3.1	400
"	265	285	20			1.48	2.8
"	340	360	20			1.01	5.6

DB-3	215	275	60	135	50	1.10	4.0	350

BT-16	*			218	50			695
BT-15	nsm			38	50			825
BT-13	nsm			0	90			375
BT-12	nsm			180	50			350
BT-11	*			180	50			500

BT-7	110	130	20	135	50	1.11	4.0	380

BT-6	510	530	20	120	50	0.22	16.9	900
							Total Drilling	5,575

nsm: no significant mineral
*	assays not yet received
[1]	Nominal gold cut off: 0.20 g/t.
[2]	Minimum mineral interval of 20 feet. Minimum 20 feet waste between mineral intervals.
Maximum 20 feet waste within mineral intervals. As most spatial data is not yet available, drill intervals are not true mineral thicknesses.

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Phase 2 Drilling Data and Results

Hole	Intervals, Feet [2]			Intervals, Meters [2]			Azimuth	Decline	Au	Ag	Au Eq	Cu [4]	Pb4	Zn4	Hole Depth		Zone
ID	From	To	Length	From	To	Length	Degrees	Degrees	G/T	G/T	G/T [3]	%	%	%	Ft	M	[5]
22-01	130	220	90	39.6	67.1	27.4	162	60	6.045	17.4	6.274	0.071	0.294	0.476	300	91.4	WS
Includes	130	165	35	39.6	50.3	10.7			10.200	30.8	10.605	0.170	0.644	1.140
	255	300	45	77.7	91.4	13.7			4.970	14.40	5.159	0.070	0.821	1.003

22-02	135	185	50	41.1	56.4	15.2	197	55	4.492	27.3	4.851	0.056	0.382	0.546	300	91.4	WS
Includes	145	175	30	44.2	53.3	9.1			7.293	44.2	7.874	0.091	0.621	0.873
	225	250	25	68.6	76.2	7.6			1.195	7.7	1.296	0.023	0.227	0.220

22-03	NSM						160	45							300	91.4	WS

22-04	55	75	20	16.8	22.9	6.1	135	50	0.252	6.0	0.331	0.004	0.016	0.015	400	121.9	MB

22-05	0	50	50	0.0	15.2	15.2	135	60	0.395	3.30	0.438	0.009	0.117	0.179	200	61.0	MB
	145	170	25	44.2	51.8	7.6			0.646	2.96	0.000	0.006	0.049	0.048

22-06	NSM						135	50							300	91.4	MB

22-07	NSM						135	60							300	91.4	WS

22-08	NSM						135	59							300	91.4	WS

22-12	NSM						135	55							300	91.4	WS
												Total Drilling			2,700	823.0

NSM: no significant mineral
[1]	Nominal gold cut off: 0.20 g/t.
[2]	Minimum mineral interval of 20 feet. Minimum 20 feet waste between mineral intervals.
[3]	Based on prices of $1775/oz Au and $23/oz Ag
[4]	Geochemical analysis of anomalous base metals
[5]	WS: West Slope Zone MB: Main Buster Zone
Maximum 20 feet waste within mineral intervals. As most spatial data is not yet available, drill intervals are not true mineral thicknesses.

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Phase 3 Drilling Data and Assay Results 1

Hole	Intervals, Feet			Intervals, Meters			Az	Dip	Au	Ag	Cu [2]	Pb [2]	Zn [2]	Hole Depth
ID	From	To	Length	From	To	Length	[0]	[0]	G/T	G/T	%	%	%	Ft	M
23-01	245	265	20	74.7	80.8	6.1	180	60	2.176	1.85	0.057	0.371	0.378	400	121.9

23-02	nsm						180	50						340	103.6

23-03	95	265	170	29.0	80.8	51.8	180	60	1.021	8.20	0.02	2.117	2.712	400	121.9

23-04	nsm						180	50						300	91.4

23-05	nsm						180	60						400	121.9

23-06	nsm						180	45						300	91.4

23-07	nsm						180	55						400	121.9

23-08	nsm						180	55						400	121.9

23-09	nsm						162	62						800	243.8
											Total Drilling			3,740	1,140.0

nsm: no significant mineral
[1]	Gold cut off: 0.20 g/t. Minimum mineral interval of 20 feet. Minimum 20 feet waste between mineral intervals. Maximum 20 feet waste within mineral intervals.
[2]	Analysis of anomalous base metals
Drill intervals are not mineral thicknesses.

In October 2024, Athena hired Big Rock Exploration, Inc. (“BRE”) to conduct a geologic mapping and sampling program at its Excelsior Springs Project. The work program included detailed geologic mapping with a focus on structural controls on mineralization and corresponding surface sampling. The field portion of the program was completed in November 2024 and 95 rock and chip samples were collected for analysis. A detailed geologic map, report and assay results are expected in 2025.

Future exploration phases would be needed to precisely define depth, width, length, tonnage and value per ton of any deposit that has been identified and would involve:

•

RC and CORE drilling. A permit is in place with the BLM and a bond has been posted to allow for additional drilling.

Conduct a new gradient array IP survey that will provide data to a depth of approximately 900 feet (274 m) and better define the southwestern chargeability zone.

•	conducting metallurgical testing; and

•	Further geochemical and geophysical surveys and geologic mapping

Depending upon the nature of the particular deposit, future exploration phases on the property could take one to five years or more and cost well in excess of $1 million.

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EXCELSIOR SPRINGS PROJECT CLAIMS

The following map shows the location of the patented and unpatented mining claims that comprise the Excelsior Springs Project as of December 31, 2023:

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Excelsior Springs Project – List of ES Claims

	Claim Name	NMC #	Claimant	Valid Until
1	ES 1	1045871	Nubian Resources USA Ltd.	8/31/2025
2	ES 3	1045873	Nubian Resources USA Ltd.	8/31/2025
3	ES 5	1045875	Nubian Resources USA Ltd.	8/31/2025
4	ES 7	1045877	Nubian Resources USA Ltd.	8/31/2025
5	ES 9	1045879	Nubian Resources USA Ltd.	8/31/2025
6	ES 11	1045881	Nubian Resources USA Ltd.	8/31/2025
7	ES 13	1045883	Nubian Resources USA Ltd.	8/31/2025
8	ES 15	1045885	Nubian Resources USA Ltd.	8/31/2025
9	ES 17	1045887	Nubian Resources USA Ltd.	8/31/2025
10	ES 19	1045889	Nubian Resources USA Ltd.	8/31/2025
11	ES 21	1045891	Nubian Resources USA Ltd.	8/31/2025
12	ES 23	1045893	Nubian Resources USA Ltd.	8/31/2025
13	ES 25	1045895	Nubian Resources USA Ltd.	8/31/2025
14	ES 27	1045897	Nubian Resources USA Ltd.	8/31/2025
15	ES 29	1045899	Nubian Resources USA Ltd.	8/31/2025
16	ES 31	1045901	Nubian Resources USA Ltd.	8/31/2025
17	ES 33	1045903	Nubian Resources USA Ltd.	8/31/2025
18	ES 35	1045905	Nubian Resources USA Ltd.	8/31/2025
19	ES 37	1045907	Nubian Resources USA Ltd.	8/31/2025
20	ES 39	1045909	Nubian Resources USA Ltd.	8/31/2025
21	ES 40	1045910	Nubian Resources USA Ltd.	8/31/2025
22	ES 41	1045911	Nubian Resources USA Ltd.	8/31/2025
23	ES 42	1045912	Nubian Resources USA Ltd.	8/31/2025
24	ES 43	1045913	Nubian Resources USA Ltd.	8/31/2025
25	ES 44	1045914	Nubian Resources USA Ltd.	8/31/2025
26	ES 45	1045915	Nubian Resources USA Ltd.	8/31/2025
27	ES 46	1045916	Nubian Resources USA Ltd.	8/31/2025
28	ES 47	1045917	Nubian Resources USA Ltd.	8/31/2025
29	ES 48	1045918	Nubian Resources USA Ltd.	8/31/2025
30	ES 49	1045919	Nubian Resources USA Ltd.	8/31/2025
31	ES 50	1045920	Nubian Resources USA Ltd.	8/31/2025
32	ES 51	1045921	Nubian Resources USA Ltd.	8/31/2025
33	ES 52	1045922	Nubian Resources USA Ltd.	8/31/2025
34	ES 53	1045923	Nubian Resources USA Ltd.	8/31/2025
35	ES 54	1045924	Nubian Resources USA Ltd.	8/31/2025
36	ES 55	1045925	Nubian Resources USA Ltd.	8/31/2025
37	ES 56	1045926	Nubian Resources USA Ltd.	8/31/2025

99

	Claim Name	NMC #	Claimant	Valid Until
38	ES 57	1045927	Nubian Resources USA Ltd.	8/31/2025
39	ES 58	1045928	Nubian Resources USA Ltd.	8/31/2025
40	ES 59	1045929	Nubian Resources USA Ltd.	8/31/2025
41	ES 60	1045930	Nubian Resources USA Ltd.	8/31/2025
42	ES 61	1045931	Nubian Resources USA Ltd.	8/31/2025
43	ES 62	1045932	Nubian Resources USA Ltd.	8/31/2025
44	ES 63	1045933	Nubian Resources USA Ltd.	8/31/2025
45	ES 64	1045934	Nubian Resources USA Ltd.	8/31/2025
46	ES 65	1045935	Nubian Resources USA Ltd.	8/31/2025
47	ES 66	1045936	Nubian Resources USA Ltd.	8/31/2025
48	ES 67	1045937	Nubian Resources USA Ltd.	8/31/2025
49	ES 68	1045938	Nubian Resources USA Ltd.	8/31/2025
50	ES 69	1045939	Nubian Resources USA Ltd.	8/31/2025
51	ES 70	1045940	Nubian Resources USA Ltd.	8/31/2025
52	ES 71	1045941	Nubian Resources USA Ltd.	8/31/2025
53	ES 72	1045942	Nubian Resources USA Ltd.	8/31/2025
54	ES 73	1045943	Nubian Resources USA Ltd.	8/31/2025
55	ES 74	1045944	Nubian Resources USA Ltd.	8/31/2025
56	ES 75	1045945	Nubian Resources USA Ltd.	8/31/2025
57	ES 76	1045946	Nubian Resources USA Ltd.	8/31/2025
58	ES 77	1045947	Nubian Resources USA Ltd.	8/31/2025
59	ES 78	1045948	Nubian Resources USA Ltd.	8/31/2025
60	ES 79	1045949	Nubian Resources USA Ltd.	8/31/2025
61	ES 80	1045950	Nubian Resources USA Ltd.	8/31/2025
62	ES 81	1045951	Nubian Resources USA Ltd.	8/31/2025
63	ES 82	1045952	Nubian Resources USA Ltd.	8/31/2025
64	ES 83	1045953	Nubian Resources USA Ltd.	8/31/2025
65	ES 84	1045954	Nubian Resources USA Ltd.	8/31/2025
66	ES 85	1045955	Nubian Resources USA Ltd.	8/31/2025
67	ES 86	1045956	Nubian Resources USA Ltd.	8/31/2025
68	ES 87	1045957	Nubian Resources USA Ltd.	8/31/2025
69	ES 88	1045958	Nubian Resources USA Ltd.	8/31/2025
70	ES 89	1045959	Nubian Resources USA Ltd.	8/31/2025
71	ES 90	1045960	Nubian Resources USA Ltd.	8/31/2025
72	ES 91	1045961	Nubian Resources USA Ltd.	8/31/2025
73	ES 92	1045962	Nubian Resources USA Ltd.	8/31/2025
74	ES 93	1045963	Nubian Resources USA Ltd.	8/31/2025

100

	Claim Name	NMC #	Claimant	Valid Until
75	ES 94	1045964	Nubian Resources USA Ltd.	8/31/2025
76	ES 95	1045965	Nubian Resources USA Ltd.	8/31/2025
77	ES 96	1045966	Nubian Resources USA Ltd.	8/31/2025
78	ES 97	1045967	Nubian Resources USA Ltd.	8/31/2025
79	ES 98	1045968	Nubian Resources USA Ltd.	8/31/2025
80	ES 99	1045969	Nubian Resources USA Ltd.	8/31/2025
81	ES 100	1045970	Nubian Resources USA Ltd.	8/31/2025
82	ES103	1057362	Nubian Resources USA Ltd.	8/31/2025
83	ES105	1057364	Nubian Resources USA Ltd.	8/31/2025
84	ES107	1057366	Nubian Resources USA Ltd.	8/31/2025
85	ES109	1057368	Nubian Resources USA Ltd.	8/31/2025
86	ES176	1057394	Nubian Resources USA Ltd.	8/31/2025
87	ES179	1057395	Nubian Resources USA Ltd.	8/31/2025
88	ES180	1057396	Nubian Resources USA Ltd.	8/31/2025
89	ES245	1057460	Nubian Resources USA Ltd.	8/31/2025
90	ES246	1057461	Nubian Resources USA Ltd.	8/31/2025
91	ES247	1057462	Nubian Resources USA Ltd.	8/31/2025
92	ES248	1057463	Nubian Resources USA Ltd.	8/31/2025
93	ES249	1057464	Nubian Resources USA Ltd.	8/31/2025
94	ES250	1057465	Nubian Resources USA Ltd.	8/31/2025
95	ES251	1057466	Nubian Resources USA Ltd.	8/31/2025
96	ES252	1057467	Nubian Resources USA Ltd.	8/31/2025
97	ES253	1057468	Nubian Resources USA Ltd.	8/31/2025
98	ES254	1057469	Nubian Resources USA Ltd.	8/31/2025

101

Excelsior Springs Project - List of EX Claims

	Claim Name	NMC #	Claimant	Valid Until
1	EX 1	887756	Nubian Resources USA Ltd.	8/31/2025
2	EX 2	887757	Nubian Resources USA Ltd.	8/31/2025
3	EX 3	887758	Nubian Resources USA Ltd.	8/31/2025
4	EX 4	887759	Nubian Resources USA Ltd.	8/31/2025
5	EX 5	887760	Nubian Resources USA Ltd.	8/31/2025
6	EX 6	887761	Nubian Resources USA Ltd.	8/31/2025
7	EX 7	887762	Nubian Resources USA Ltd.	8/31/2025
8	EX 8	887763	Nubian Resources USA Ltd.	8/31/2025
9	EX 9	887764	Nubian Resources USA Ltd.	8/31/2025
10	EX 10	887765	Nubian Resources USA Ltd.	8/31/2025
11	EX 11	887766	Nubian Resources USA Ltd.	8/31/2025
12	EX 12	887767	Nubian Resources USA Ltd.	8/31/2025
13	EX 13	887768	Nubian Resources USA Ltd.	8/31/2025
14	EX 14	887769	Nubian Resources USA Ltd.	8/31/2025
15	EX 20	897986	Nubian Resources USA Ltd.	8/31/2025
16	EX 21	897987	Nubian Resources USA Ltd.	8/31/2025
17	EX 22	897988	Nubian Resources USA Ltd.	8/31/2025
18	EX 23	897989	Nubian Resources USA Ltd.	8/31/2025
19	EX 24	897990	Nubian Resources USA Ltd.	8/31/2025
20	EX 25	897991	Nubian Resources USA Ltd.	8/31/2025
21	EX 26	897992	Nubian Resources USA Ltd.	8/31/2025
22	EX 27	897993	Nubian Resources USA Ltd.	8/31/2025
23	EX 28	897994	Nubian Resources USA Ltd.	8/31/2025
24	EX 29	897995	Nubian Resources USA Ltd.	8/31/2025
25	EX 30	897996	Nubian Resources USA Ltd.	8/31/2025
26	EX 31	897997	Nubian Resources USA Ltd.	8/31/2025
27	EX 32	897998	Nubian Resources USA Ltd.	8/31/2025
28	EX 33	897999	Nubian Resources USA Ltd.	8/31/2025
29	EX 34	898000	Nubian Resources USA Ltd.	8/31/2025
30	EX 35	898001	Nubian Resources USA Ltd.	8/31/2025
31	EX 36	898002	Nubian Resources USA Ltd.	8/31/2025
32	EX 37	898003	Nubian Resources USA Ltd.	8/31/2025
33	EX 38	898004	Nubian Resources USA Ltd.	8/31/2025
34	EX 39	898005	Nubian Resources USA Ltd.	8/31/2025
35	EX 40	898006	Nubian Resources USA Ltd.	8/31/2025
36	EX 41	898007	Nubian Resources USA Ltd.	8/31/2025
37	EX 42	898008	Nubian Resources USA Ltd.	8/31/2025
38	EX 43	898009	Nubian Resources USA Ltd.	8/31/2025
39	EX 44	898010	Nubian Resources USA Ltd.	8/31/2025
40	EX 45	898011	Nubian Resources USA Ltd.	8/31/2025
41	EX 46	898012	Nubian Resources USA Ltd.	8/31/2025
42	EX 47	898013	Nubian Resources USA Ltd.	8/31/2025

102

	Claim Name	Serial Number	Claimant	Valid Until
1	BL 1	NV105804872	Nubian Resources USA Ltd.	8/31/2025
2	BL 2	NV105804873	Nubian Resources USA Ltd.	8/31/2025
3	BL 3	NV105804874	Nubian Resources USA Ltd.	8/31/2025
4	BL 4	NV105804875	Nubian Resources USA Ltd.	8/31/2025
5	BL 5	NV105804876	Nubian Resources USA Ltd.	8/31/2025
6	BL 6	NV105804877	Nubian Resources USA Ltd.	8/31/2025
7	BL 7	NV105804878	Nubian Resources USA Ltd.	8/31/2025
8	BL 8	NV105804879	Nubian Resources USA Ltd.	8/31/2025
9	BL 9	NV105804880	Nubian Resources USA Ltd.	8/31/2025
10	BL 10	NV105804881	Nubian Resources USA Ltd.	8/31/2025
11	BL 11	NV105804882	Nubian Resources USA Ltd.	8/31/2025
12	BL 12	NV105804883	Nubian Resources USA Ltd.	8/31/2025
13	BL 13	NV105804884	Nubian Resources USA Ltd.	8/31/2025
14	BL 14	NV105804885	Nubian Resources USA Ltd.	8/31/2025
15	BL 15	NV105804886	Nubian Resources USA Ltd.	8/31/2025
16	BL 16	NV105804887	Nubian Resources USA Ltd.	8/31/2025
17	BL 17	NV105804888	Nubian Resources USA Ltd.	8/31/2025
18	BL 18	NV105804889	Nubian Resources USA Ltd.	8/31/2025
19	BL 19	NV105804890	Nubian Resources USA Ltd.	8/31/2025
20	BL 20	NV105804891	Nubian Resources USA Ltd.	8/31/2025
21	BL 21	NV105804892	Nubian Resources USA Ltd.	8/31/2025
22	BL 22	NV105804893	Nubian Resources USA Ltd.	8/31/2025
23	BL 23	NV105804894	Nubian Resources USA Ltd.	8/31/2025
24	BL 24	NV105804895	Nubian Resources USA Ltd.	8/31/2025
25	BL 25	NV105804896	Nubian Resources USA Ltd.	8/31/2025
26	BL 26	NV105804897	Nubian Resources USA Ltd.	8/31/2025
27	BL 27	NV105804898	Nubian Resources USA Ltd.	8/31/2025
28	BL 28	NV105804899	Nubian Resources USA Ltd.	8/31/2025
29	BL 29	NV105804900	Nubian Resources USA Ltd.	8/31/2025
30	BL 30	NV105804901	Nubian Resources USA Ltd.	8/31/2025
31	BL 31	NV105804902	Nubian Resources USA Ltd.	8/31/2025
32	BL 32	NV105804903	Nubian Resources USA Ltd.	8/31/2025
33	ES 2R	NV105804904	Nubian Resources USA Ltd.	8/31/2025
34	ES 4R	NV105804905	Nubian Resources USA Ltd.	8/31/2025
35	ES 6R	NV105804906	Nubian Resources USA Ltd.	8/31/2025
36	ES 8R	NV105804907	Nubian Resources USA Ltd.	8/31/2025
37	ES 10R	NV105804908	Nubian Resources USA Ltd.	8/31/2025
38	ES 12R	NV105804909	Nubian Resources USA Ltd.	8/31/2025
39	ES 14R	NV105804910	Nubian Resources USA Ltd.	8/31/2025
40	ES 16R	NV105804911	Nubian Resources USA Ltd.	8/31/2025
41	ES 18R	NV105804912	Nubian Resources USA Ltd.	8/31/2025
42	ES 20R	NV105804913	Nubian Resources USA Ltd.	8/31/2025
43	ES 22R	NV105804914	Nubian Resources USA Ltd.	8/31/2025
44	ES 24R	NV105804915	Nubian Resources USA Ltd.	8/31/2025
45	ES 26R	NV105804916	Nubian Resources USA Ltd.	8/31/2025
46	ES 28R	NV105804917	Nubian Resources USA Ltd.	8/31/2025
47	ES 30R	NV105804918	Nubian Resources USA Ltd.	8/31/2025
48	ES 32R	NV105804919	Nubian Resources USA Ltd.	8/31/2025
49	ES 34R	NV105804920	Nubian Resources USA Ltd.	8/31/2025
50	ES 36R	NV105804921	Nubian Resources USA Ltd.	8/31/2025
51	ES 38R	NV105804922	Nubian Resources USA Ltd.	8/31/2025

103

CROW SPRINGS PROJECT

Athena Gold Corporation entered into a memorandum of understanding in April 2022 with an independent geologist (“seller”) to acquire seven unpatented mining claims and subsequently staked ten additional unpatented mining claims for a total of 17 claims in the Crow Springs Mining District located in Esmeralda County, Nevada. The terms of the agreement required Athena to pay for certain staking costs and the annual maintenance fees to the BLM and Esmeralda County. The seller also retained a 1% NSR royalty on the Crow Springs project. The agreement also requires Athena to spend $30,000 in 2023 and $150,000 in both 2024 and 2025 to maintain the agreement. The 2023 work commitment was fulfilled through an IP survey that was completed in early 2024 as more fully described below. Athena is in full compliance with the agreement.

In early 2024, The Company successfully completed an Induced Polarization/Resistivity (the “Survey”) at its 100% owned Crow Springs Project (“Project”).

The survey was conducted by Zonge International and generated IP/Resistivity data on the two lines specified by Athena as depicted on Figure 3. The IP/Resistivity data was acquired using a dipole-length of 200 meters, in the 9- spread dipole-dipole configuration, providing continuous coverage. The survey was designed to define potential porphyry copper-gold targets to a depth of 1,200 feet or more.

Prior to the IP/Resistivity survey, a district-scale helicopter airborne magnetics radiometric survey was flown in September 2017 with 100-meter spaced N-S flight lines with 1000-meter tie lines flown E-W (see Figure 3). The survey indicates that a strong untested magnetic anomaly controlled by Athena underlies classic porphyry-associated potassic alteration noted in geologic mapping. The untested magnetic anomaly is suggestive of a possible porphyry copper-gold target of significant size. The IP-Resistivity survey was designed to further refine and delineate Cu-Mo-Au drill targets within or adjacent to the magnetic anomaly.

ONEMAN LAKE AND LAIRD LAKE PROJECTS

Effective October 1, 2024  , Athena entered into a definitive agreement to acquire two early exploration stage projects located in Ontario Canada under the following terms:

Terms of the Definitive Agreement:

Pursuant to the Definitive Agreement, Athena Gold acquired up to a 100% interest in two mining properties, consisting of 218 mining claims covering approximately 4,736 hectares (the “Properties”). The Properties are comprised of two projects: one known as the Oneman Lake Project located near Kenora, Ontario and the other known as the Laird Lake Project in Red Lake, Ontario. Pursuant to an option agreement dated August 19, 2024, with Bounty Gold Corp. (“Bounty Gold”), The Properties were acquired from Libra Lithium Corp. which earned 100% ownership of the Oneman Lake Project and had the exclusive option to acquire the Laird Lake Project (the “Option”) subject to certain terms and conditions. Bounty Gold has consented to the transfer of the Properties from Libra Lithium Corp. to Athena Gold.

All parties to this transaction are arm’s length.

As consideration of the Properties, Athena Gold issued 43,865,217 common shares in the capital of Athena Gold’s wholly owned subsidiary, Nova Athena Gold Corp. to Libra, at a deemed value of CDN $0.05 per share. Following the completion of the Redomestication and Continuation, those shares of Nova Athena Gold Corp. issued to Libra will represent 19.9% of the total issued and outstanding shares of Nova Athena Gold Corp.

As soon as practical upon completion of the Redomestication and Continuation;

a)	Koby Kushner will become President and Chief Executive Officer of the Purchaser;

b)	David Goodman will become Chairman of the Board of the Purchaser;

c)	John C. Power will resign as President and Chief Executive Officer of the Purchaser, but remain as Secretary of the Purchaser with oversight over finance and legal reporting obligations and consultation of the Nevada projects; and

104

Athena Gold has assumed all obligations of the Option to Bounty Gold to acquire the Laird Lake Project in consideration of the following cash payments and share issuances over the course of five years (which may be accelerated at Athena Gold’s option):

a)	payment of CDN $50,000 in cash on or before August 19, 2025, of which up to 50% of such payment may be made in the form of common shares in the capital of Athena Gold;
b)	payment of CDN $50,000 in cash on or before the August 19. 2026, of which up to 50% of such payment may be made in the form of common shares in the capital of Athena Gold;
c)	payment of CDN $50,000 in cash on or before August 19, 2027, of which up to 50% of such payment may be made in the form of common shares in the capital of Athena Gold;
d)	payment of CDN $50,000 in cash on or before August 19, 2028, of which up to 50% of such payment may be made in the form of common shares in the capital of Athena Gold; and
e)	payment of CDN $1,000,000 in cash on or before August 19, 2029, or alternatively
i)	payment of 75% in cash and the issuance of common shares in the capital of Athena Gold equal to 25% of the payment, for a total payment of CDN $1,250,000;
ii)	payment of 50% in cash and the issuance of common shares in the capital of Athena Gold equal to 50% of the payment, for a total payment of CDN $1,500,000; or
iii)	payment of 25% in cash and the issuance of common shares in the capital of Athena Gold equal to 75% of the payment, for a total payment of CDN $1,750,000.

In the event that Athena Gold pays any of the payments to Bounty Gold in the form of both cash and common shares, the price per share will be determined with the number of shares being based on a per share deemed issue price equal to the 30-day VWAP of the shares for the period of any twenty (20) consecutive trading days on the Canadian Securities Exchange ending on the date that is three business days prior to the date of issuance of the additional common shares.

Upon completion of the above obligations by Athena Gold, Bounty Gold will retain a 2% NSR on the Properties, of which 1% may be purchased by Athena Gold for CDN $1,000,000 at any time.

Athena Gold has agreed to pay a finder’s fee to Castlewood Capital Corp. in connection with the Acquisition, through the issuance of 1,737,236 common shares in the capital of Nova Athena Gold Corp. The finder’s fee will be payable upon completion of the proposed Amalgamation of Athena Gold.

Laird Lake Property Report

Figure 1. Laird Lake Location Map.

Date Completed: September 2024

Primary commodity: Au

Secondary commodity:

Project size: 4,158 ha

105

Claims Renewal Date: 2024/02/10

Ontario Claim holders must satisfy required annual units of assessment work to keep their claims in good standing. They must perform early exploration work and submit an assessment work report through the Mining Lands Administration System ( MLAS ). Current annual work commitment is CAD $74,800 per annum on the Laird Lake claims. Assessment work has been completed to maintain these claims until January 2027.

Project UTM Location (Center of Property): NAD83 Zone 15U 417485 E 5643648 N

Project Location Description: Laird Lake is located approximately 20km to the southwest of the town of Red Lake, Ontario. The property is accessible using trail roads that connect to the ON-618 Highway out of Red Lake. Red Lake is a full-service community with a population of ~4000 people and is a prolific gold mining town that is still seeing active gold production and exploration to-date.

Geology

Regional Geology (modified from Gelinas et al., 2024)

The Laird Lake property comprises part of the Red Lake Greenstone belt (RLGB), which lies within the Uchi domain of the North Caribou Terrane (NCT). The NCT is the largest Mesoarchean terrane in the Superior Province and is in the northwestern core of the Superior Craton. The NCT has been subdivided into three domains and a central core. The North Caribou Core (NCC) is situated in the west-central portion of the NCT and forms the nucleus to which the Island Lake, Oxford-Stull, and the Uchi domains were accreted to post 2.87 Ga. The Uchi domain forms a linear belt that is located on the southern margin of the NCT and extends the entire length of the northwestern Superior Province, and consists of 3.0-2.7 Ga volcanic, plutonic, and sedimentary packages. An unconformity between the Mesoarchean and Neoarchean assemblages within the Uchi domain represents a ~200-100 m.y. gap in geologic time and is known to be associated with gold mineralization in the Red Lake and Pickle Lake greenstone belts.

The RLGB is situated along the northern boundary of the Uchi domain with the NCT of the Superior Province and preserves a ~300 m.y. record of volcanism, sedimentation, plutonism, deformation, and gold mineralization ranging from Meso- to Neoarchean in age. Nine supracrustal assemblages are present within the belt and have been subdivided based on rock type, U-Pb geochronology, and geochemistry. All assemblages within the RLGB have undergone metamorphism, ranging from lower greenschist facies to upper amphibolite facies. The Laird Lake property comprises the Balmer and Confederation assemblages. D1 deformation (2.744-2.733 Ga) in the RLGB is characterized by north-trending, south plunging F1 folds and S1/L1 fabrics. D2 deformation is characterized by east- to northeast-trending structures that are associated with the Uchian phase of the Kenoran orogeny. Gold mineralization within the Uchi domain is most often related to D2 structures.

The Balmer assemblage is the oldest and most prominent unit in the RLGB, covering ~50% of the belt and is host to all the major gold camps in the area. It is most observed within the eastern and central portions of the belt but does crop out of the Killala-Baird batholith. The assemblage comprises Fe-tholeiitic basalts, komatiitic basalts, and komatiites with lesser 2.992-2.964 Ga felsic volcanic rocks, chert-magnetite iron formations, fine-grained clastic rocks, and mafic to ultramafic intrusions. The Balmer assemblage has been broken into lower, middle, and upper sequences based on trace element contents and TiO2.

The Confederation assemblage is predominantly observed on the central to southern margin of the RLGB but can also be found in other greenstone belts throughout the Uchi domain. The assemblage is separated into two volcanic packages based on age and geochemistry. The calc-alkalic McNeely package, dated at 2745-2742 Ma, is located in the center of the of the RLGB and comprises intermediate to felsic volcanic rocks, including intermediate tuff breccia, lapilli tuff, and feldspar-phyric amygdaloidal pillowed basalts. The second assemblage is known as the Heyson sequence, which is mainly tholeiitic and has been dated at 2739 Ma. The assemblage mainly consists of massive to pillowed basalt and basaltic andesites with feldspar phenocrysts, quartz-feldspar crystal tuff, and rhyolites.

106

Figure 2. Regional geology map of the Red Lake Greenstone Belt showing the location of the Laird Lake property.

107

Property Geology (from Gelinas et al., 2024)

The Balmer assemblage on the Laird Lake property crops out between the 2704 ± 1.5 Ma Killala–Baird batholith to the north and the Confederation assemblage to the south. The assemblage reaches a maximum thickness of 1.5 km in the western portion of the field area and thins towards the east where an inferred contact between the Killala–Baird batholith and Confederation assemblage is interpreted. The Balmer assemblage mainly consists of mafic volcanic rocks, with rare occurrences of ultramafic volcanic rocks and banded-iron formations (BIF). Ultramafic volcanic rocks are rarely exposed and mainly found by the water’s edge on Laird and Lee lakes. The unit is commonly fine-grained, yields high magnetic susceptibility readings, and exhibits complex relationships between flow breccias and massive flows/feeder dikes. The flow breccias are clast supported with up to 90% subrounded clasts from 20 to 1 cm in diameter, some of which contain unoriented spinifex needles up to 6 cm long. The massive flows/feeder dikes locally exhibit spinifex texture, measure between 20 cm and 15 m (possibly thicker) and display potential lava tubes. The contact between the breccias and massive portions of the unit are parallel, sharp to irregular with no chill margins observed. The mafic volcanic rocks are the most abundant rock type of the Balmer assemblage on the Laird Lake property, comprising roughly 95 vol.% of the assemblage. The mafic volcanic rocks are typically composed of fine-grained, aphyric massive flows, although primary features such as pillows, amygdule’s, and varioles are commonly well preserved on the northern shores of Laird and Lee lakes. Pillows commonly young towards the north to northeast but within higher strain zones, they can be observed flattened parallel to the east–west-trending foliation. Two chemical sedimentary horizons could be traced across the map area: one to the northwest of Lee Lake, and the other to the south of Laird Lake. Both are 1.5 m thick chert–magnetite BIF with magnetite-rich layers hosting variable amounts of hematite and pyrite. The horizon to the south of Laird Lake is interlayered with a 0.1–2 m thick carbonate-rich formation consisting of white calcite bands and dark green, very fine-grained pyrrhotite-bearing mafic layers.

The Confederation assemblage on the Laird Lake property is roughly 1 km wide to the east, thinning to less than 100 m on the western end of the map area and lies between the Balmer assemblage and the undated Medicine Stone pluton. Differential erosion between stratigraphic units has formed sets of ridges up to 600 m long that are inferred to be parallel to the primary volcanic layering and strike from 45◦ to 80◦ with local volcanic packages parallel to the contact with the Balmer assemblage and others at a 35◦ angle, implying an angular unconformity. Features such as trachytic alignment of phenocrysts within flows, primary bedding in tuffs, and lithological contacts viewed at the outcrop scale also reflect the primary volcanic stratigraphy observed at the map scale. The assemblage is mainly composed of thick mafic volcanic flows, separated by equally thick intermediate to felsic volcanic rocks, and zones of interlayered mafic to felsic volcanic packages a few metres thick. Three types of mafic flows are found throughout the area: aphyric flows, plagioclase–phyric flows, and amphibole poikiloblastic flows and are thinly intercalated within the interlayered package of mafic to intermediate volcanic rocks (±felsic volcanic rocks). The mafic flows with amphibole poikiloblasts have a fine-grained matrix with rounded dark greenish blue amphibole grains up to 5 mm in diameter and 30%–45% vol. The aphyric mafic volcanic flows are fine-grained but are not continuous at a large scale. The feldspar– phyric flows have a fine-grained matrix and host anhedral to euhedral white plagioclase crystals that range from 0.2 to 3 cm long and 1 to 7 mm thick and can comprise up to 40% of the rock but 5%–10% is more typical. Locally, the feldspars define a trachytic alignment that is typically parallel to the map-scale orientation of the volcanic packages. Intermediate and felsic volcanic rocks were grouped as one lithology due to the scale of the map. This unit is mainly composed of massive to weakly bedded volcaniclastic tuffs to lapilli tuffs, with no evidence of flows features such as flow lobes/domes or flow banding. Cryptic beds range from mm to cm scale in thickness. Lapilli size clasts average 4–6 cm long and contain anhedral feldspar grains. Quartz–feldspar porphyritic crystal tuffs consist of porphyritic rounded quartz and feldspar grains that comprise up to 20%–40% of the rock. Quartz grains are typically more abundant than feldspar grains and measure up to 1 cm, whereas feldspar grains measure up to 7 mm in length. This unit can rarely contain lapilli size clasts that range from 2 to 6.5 cm long and are mostly mafic to intermediate in composition with mm scale feldspar grains. A diorite on the southeastern shore of Lee Lake is strongly foliated, typically fine-grained with medium- to coarse-grained porphyroclasts of diopside recrystallized from carbonate vein material up to 15 cm long more commonly observed on the southern side of the intrusion.

108

Figure 3. Detailed geology map of the Laird Lake property (from Gelinas, 2018).

Project Summary

The Laird Lake property has been heavily underexplored for gold relative to much of the surrounding Red Lake Greenstone Belt despite consisting of over ~10km strike length of the known gold-bearing contact between Balmer and Confederation Assemblage rocks, in addition to being nearby to several major gold production and exploration operations in the region; 34km to the Dixie Lake Project (Kinross – 2.7 Moz. Indicated and 3.9 Moz. Inferred), 11km to the Madsen Mine (West Red Lake Gold – 1.7 Moz. Indicated and 0.4 Moz. Inferred) and 28km to the Red Lake Mines (Evolution Mining – 7.6Moz. Indicated and 4.7 Moz. Inferred). The bulk of exploration work at Laird Lake has been accomplished by a combination of prospecting, trenching, and drilling completed by the landowner throughout recent years (Bounty Gold Corp.), academic studies (B. Gelinas, 2016), as well as drill campaigns by Black Cliff Mines in 1989 and Premier Gold in 2017. These exploration endeavors are described in greater detail below.

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Work by Black Cliff Mines (1989):

Black Cliff Mines completed a diamond drilling campaign at the Laird Lake property in 1989 that totaled six drill holes. These drill results were not filed with the MNDM, so total meterage for the drilling is unknown. However, two of the drill holes, LL-89-9 and LL-89-11, intersected some gold mineralization. Drillhole LL-89-9 intersected 6.38 g/t Au over 1.5m in the SPZ Zone, and LL-89-11 intersected 7.62 g/t Au over 1.3m in Zone 11. The drill core for these two holes is stored at a core library in Kenora and are available for re-logging. The drill core for the remaining four drillholes is stored on the Laird Lake property at the east end of the lake but its mostly unrecoverable due to crumbling boxes and missing tags.

Work by Bounty Gold Corp (2012 – present day):

The owner of the property, Bounty Gold Corp., has laid out most of the groundwork at Laird Lake that has resulted in a highly prospective gold exploration property that comprises 23 gold showings on surface and demonstrated high-grade mineralization (up to ~141 g/t Au in grab samples). Several trenches have been developed on the property as well by Bounty Gold Corp., with channel samples returning up to 4.64 g/t Au over 2.65m and 1.72 g/t Au over 4.95m. Much of the work by Bounty Gold Corp. has been focused on the east-central domain of the property whereas the western end remains largely unexplored.

Figure 4. Field photograph of a trench that has been channel sampled at the Laird Lake property. Channel samples results are highlighted and show 4.64 g/t Au over 2.65m and 1.72 g/t Au over 4.95m.

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Work by B. Gelinas (2016-2018):

A Geology Masters thesis completed by B. Gelinas in 2018 from Lakehead University generated a renewed understanding and compelling story for the Laird Lake property – this being the interpretation that the property hosts both Balmer and Confederation Assemblage rocks and that the contact between them is exposed for up to ~10km in strike length along the center of the property. This interpretation is strongly supported by geochemistry, and it is thought that the sequence of mafic and ultramafic rocks comprising the Laird Lake property has been structurally offset ~10km to the west of the main Red Lake Greenstone Belt by the Laird Lake fault. This is highly significant since most of the historic gold occurrences and mines in the Red Lake Greenstone Belt have occurred along or very proximal to this contact. Further to this, the presence of both Balmer and Confederation Assemblage rocks provides optionality for the style of potential gold mineralization on the property (i.e., traditional Red Lake-style in the Balmer Assemblage or Dixie-style mineralization in the Confederation assemblage). Additionally, new detailed lithology and alteration maps of the east-central region of the property as well as detailed trench maps were generated as part of this study.

Work by Paterson, Grant & Watson Ltd. (2017)

In 2017, Premier Gold optioned the Laird Lake property from Bounty Gold Corp. Premier subsequently commissioned Paterson, Grant & Watson Ltd. to complete a report on the processing and geological interpretation of the Laird Lake airborne geophysical survey that was simultaneously flown by SkyTEM over the property in March 2017.

Work by Premier Gold Mines (2017):

In 2017, Premier Gold optioned the Laird Lake property from Bounty Gold Corp. Premier commissioned Skytem to complete an airborne magnetic and EM survey of the Laird Lake property. Paterson, Grant & Watson were subsequently requested by Premier to provide quality control, process and interpret the data from the survey. Following this work, Premier initiated a small diamond drill program (6 drill holes totalling 3660m). The drilling was focused on the eastern domain of the property where most of the historic work had been completed and mineralization was most exposed on surface. Several of these drill holes were collared in Balmer assemblage mafic volcanic rocks that drilled to the north into more Balmer assemblage mafic and ultramafic rock. Gold mineralization in the Red Lake area is known to be hosted independently within the mafic/ultramafic rocks in the Balmer Assemblage in addition to being more directly associated with the contact between Balmer and Confederation Assemblage rocks. The drilling was successful resulting in several low-grade wide intervals within Balmer mafic and ultramafic rocks in multiple holes including 19m @ 0.15 g/t Au in 17-LD-003, 14m @ 0.23 g/t Au in 17-LD-001, and most significantly, 5m @ 0.75 g/t Au in 17-LD-002. Drill holes 17-LD-004, 005, and 006 were collared in Confederation Assemblage rocks and drilled north through the Balmer-Confederation contact into the Balmer mafic and ultramafic rocks. Although these holes did not intersect any significant mineralization, elevated gold grades (up to 0.4 g/t) do occur along the Balmer-Confederation contact in each of the three holes, and additional low-grade mineralization over broad intervals occurs within the Balmer mafic and ultramafic rocks.

Table 1. Significant Grab, Channel, and Drilling Assay Results at Laird Lake

Zone	Sample Type	Au (g/t)	Length (m)
LLSZ	Grab	17.19
	Channel	9.40	0.3
SPZ	Grab	140.59
	DDH	6.38	1.5
GBZ	Grab	84.09
	Channel	21.88	0.86
EGBZ	Grab	74.68
	Channel	33.96	0.6
Zone 11	Grab	5.84
	DDH	7.62	1.3
RSPZ	Grab	8.18
SHGZ	Grab	7.74
	Channel	6.88	0.8
SHGX	Channel	5.29	2.25
	Channel	2.13	6.67

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In 2024, Nemo Resources Inc. conducted two reconnaissance visits to Laird Lake on behalf of Athena Gold with the intent of confirming previously identified mineralization. Nemo Resources collected 20 rock samples, of which highlights were as follows:

Sample ID	Au ppm
K024524	373
F733057	56.5
F733065	7.18
K024522	4.9
F733053	3.89
F733058	2.4

The reconnaissance prospecting program is expected to guide a property-wide geochemistry survey, scheduled to commence in H1/2025, the results of which are anticipated to provide targets for Athena’s initial drill program at Laird Lake.

Proposed Next Steps

The Laird Lake property is heavily underexplored compared to other properties containing Red Lake Greenstone Belt rocks in the area. As a result, there is strong exploration upside on the property. Next steps at Laird Lake will include a multi-phase approach that includes:

•	~2-3-week prospecting campaign of 4-6 people identifying new zones of potential mineralization in both the Balmer and Confederation Assemblage rocks in addition to spending time in the underexplored western part of the property
o	Trenching any newly discovered areas of interest
•	Structural review of the property with a particular focus on understanding the controls of mineralization in the highly strained and altered zones in mafic volcanic rocks along the Balmer-Confederation Assemblage contact
•	Detailed chargeability/IP survey over the property
•	Building a 3-D model using drilling data from 2017 and detailed surface mapping that will act as a foundation for future drilling

There is a strong foundational model for gold mineralization on the property that has been established over the years, whereby the contact between the Balmer and Confederation assemblage remains a focus area for the concentration of gold (Fig. 5). However, there are other favourable zones for gold mineralization to occur on the property such as lithological contacts within the Balmer Assemblage (Fig. 5), as well as within Confederation Assemblage rocks, which would be analogous to the gold mineralization discovered at the Dixie Lake project nearby. Future drilling will rely on the success of the proposed work listed above and will reflect new targets generated from integrating these data sets and the historical understanding of gold mineralization in the broader Red Lake area.

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Figure 5. Schematic geologic diagram from Gelinas (2018) depicting favourable locations for gold mineralization to occur at the Laird Lake property.

Oneman Lake Property Report

Date Completed: September 2024

Primary commodity: Au-Zn

Secondary commodity: Cu-Pb

Project size: 578 ha

Claims Renewal Date: 2026/06/06

Project UTM Location (Center of Property): NAD83 Zone
15U 376084 E 5572967 N

Figure 1. Oneman Lake Location Map

Project Location Description: The Oneman Lake property is located ~60km north of the town of Kenora, ON, which is a full-service historic mining and forestry town with a population of ~15,000 people (Fig. 1). The property is accessible by boat from Oneman Lake, which is connected to Kenora by the ON-525 and ON-596 Highways.

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Geology

The Oneman Lake property is located in the Winnipeg River Subprovince and is only ~5km west of the boundary with the English River Subprovince (Fig. 2).

Figure 2. Project location and geology map of the Oneman Lake property. Area of gold-bearing sulfide breccia is shown on the map.

The main east-trending sulfide-bearing breccia zone on the property is hosted within amphibolites that likely represent the westernmost remnants of an attenuated major fold of the Separation Lake greenstone belt. Granitic and gneissic rock envelop the amphibolite unit, which is primarily composed of hornblende and biotite with lesser garnet. The sulfide-bearing breccia zone reaches up to ~100m in width, and contains several sulfide species including arsenopyrite, pyrite, pyrrhotite sphalerite, as well as minor chalcopyrite and galena. Gold, silver, zinc, and weak copper mineralization is prevalent throughout the sulfide breccia zone. Additionally, the property is only located 6-7 km west along strike of Avalon Advanced Materials beryllium-tantalum-lithium bearing Rattler, Wolf and Glitter LCT pegmatites. This is significant considering that several intervals of pegmatite dykes have been recorded in the diamond drill hole logs from the property.

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Project Summary

The Oneman Lake property was initially discovered by A. Gauthier in 1930. Trenching and sampling were completed by A. Gauthier et al. in 1948. In 1969, additional sampling as well as a geophysical survey were carried out by Gauthier et al. In 1985, Sparton Resources Inc. completed an additional geophysical survey. Further trenching, sampling, and an airborne geophysical survey were completed in 1989 by Champion Bear Resources Ltd., who also completed 22 diamond drill holes totalling 2497.5m in 1990-1991. Limited work has been carried out on the property since then.

Historic pits on the breccia zone were sampled in the 1940’s:

Pit 1: 0.08 oz/t Au (2.48 gpt), 0.38 oz/t Ag (11.82 gpt) and 7.85% Zn, 0.04 oz/t Au

Pit 2: 0.05 oz/t Au (1.55 gpt)

Pit 3: 0.12 oz/t Au (3.73 gpt)

Pit 4: 0.08 oz/t Au (2.48 gpt)

Pit 5: 0.10 oz/t Au (3.1 gpt), 2.77% Zn

Pit 7: 0.06 oz/t Au (1.86 gpt)

Additionally, a sample collected by Blackburn and Young, 2000, returned 9620 ppm Zn, 460 ppm Cu, and 2.4 g/t Au.

Diamond drilling completed by Champion Bear Resource Ltd. in 1990-91 was successful in confirming gold mineralization at depth in the sulfide breccia zone. Highlights from the drilling include 5.12m @ 1.04 g/t Au in CB-012, and 9.57m @ 0.58 g/t Au in CB-001. Additional drill results are shown in Table 1.

Table 1. 1990-1991 Champion Bear Diamond Drill Hole Results

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Proposed Next Steps

Next steps for the Oneman Lake property would include completing a detailed review of drill core and surface occurrences of the sulfide breccia and surrounding host rock with an emphasis on understanding the structure of the ore body. Considering the host amphibolite rock represents an attenuated major fold, there is likely a strong structural control on the distribution of the sulfide breccia. Understanding the geometry of the host rock should allow for better prediction of where wider, higher-grade intercepts of the sulfide breccia will occur. A subsequent drill program based on the results of the structural study could then be completed. Additionally, it would be pertinent to reevaluate the potential of lithium mineralization in the pegmatites that have been documented to occur in the diamond drill holes on the property considering the proximity to Avalon Advanced Materials beryllium-tantalum-lithium bearing Rattler, Wolf and Glitter LCT pegmatites.

No Proven or Probable Mineral Reserves/Exploration Stage Company

We are considered an exploration stage company under SEC criteria since we have not demonstrated the existence of proven or probable mineral reserves at any of our properties.

The SEC’s Final Rule 13-10570, Modernization of Property Disclosures for Mining Registrants, became effective March 30, 2019, and rescinds SEC Industry Guide 7 following a two-year transition period.

Under the former Industry Guide 7, the SEC defined a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Proven or probable mineral reserves were those reserves for which (a) quantity is computed and (b) the sites for inspection, sampling, and measurement are spaced so closely that the geologic character is defined and size, shape and depth of mineral content can be established (proven) or the sites are farther apart or are otherwise less adequately spaced but high enough to assume continuity between observation points (probable). Mineral Reserves could not be considered proven or probable unless and until they are supported by a feasibility study, indicating that the mineral reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable.

The final rule’s amendments require disclosure of both mineral reserves and mineral resources. Under the final rule, a mineral reserve is defined as “an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project.” A mineral resource is defined as “a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction.” Under the SEC’s former disclosure requirements under Industry Guide 7, an assessment of the economic viability of mineral reserves must be supported by a final feasibility study. By contrast, the final rule’s amendments provide that a prefeasibility study, which is more limited in scope than a final feasibility study, will also be sufficient to support such an assessment. As for mineral resources, their disclosure is prohibited under former SEC guidance unless it is required under the regulations of another jurisdiction, such as Canada. Under the final rule’s amendments, however, mineral resources must be disclosed and categorized as “measured” (if the geological sampling is “conclusive”), “indicated” (if the geological sampling is “adequate”), or “inferred” (if the geological sampling is “limited”). Effectively, the categorization is based on the company’s confidence in its ability to develop the mineral resources, which depends on the sampling and testing that have been performed. The final rule’s amendments also require companies to disclose exploration results when such information would be material to investors. Further, the disclosures required under the final rule must be supported by the work of a qualified person, such as a mine engineer. When a company first reports mineral reserves or resources, or makes a material change to such disclosures, it must file a technical report summary supporting the disclosure. Developing this detailed disclosure information (e.g., by using an expert) and maintaining appropriate disclosure controls and procedures over it requires significant time, resources, and effort.

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MARKETING

All of our mining operations, if successful, will produce gold in doré form or a concentrate that contains gold.

We plan to market our refined metal and doré to credit worthy bullion trading houses, market makers and members of the London Bullion Market Association, industrial companies and sound financial institutions. The refined metals will be sold to end users for use in electronic circuitry, jewelry, silverware, and the pharmaceutical and technology industries. Generally, the loss of a single bullion trading counterparty would not adversely affect us due to the liquidity of the markets and the availability of alternative trading counterparties.

We plan to refine and market its precious metals doré and concentrates using a geographically diverse group of third party smelters and refiners. The loss of any one smelting and refining client may have a material adverse effect if alternate smelters and refiners are not available. We believe there is sufficient global capacity available to address the loss of any one smelter.

GOVERNMENT REGULATION

General

Our activities are and will be subject to extensive federal, state and local laws governing the protection of the environment, prospecting, mine development, production, taxes, labor standards, occupational health, mine safety, toxic substances and other matters. The costs associated with compliance with such regulatory requirements are substantial and possible future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development and continued operation of our properties, the extent of which cannot be predicted. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards and regulations which may entail significant costs and delays. Although we are committed to environmental responsibility and believe we are in substantial compliance with applicable laws and regulations, amendments to current laws and regulations, more stringent implementation of these laws and regulations through judicial review or administrative action or the adoption of new laws could have a materially adverse effect upon our results of operations.

Federal Environmental Laws

Certain mining wastes from extraction and beneficiation of ores are currently exempt from the extensive set of Environmental Protection Agency (“EPA”) regulations governing hazardous waste, although such wastes may be subject to regulation under state law as a solid or hazardous waste. The EPA has worked on a program to regulate these mining wastes pursuant to its solid waste management authority under the Resource Conservation and Recovery Act (“RCRA”). Certain ore processing and other wastes are currently regulated as hazardous wastes by the EPA under RCRA. If our future mine wastes, if any, were treated as hazardous waste or such wastes resulted in operations being designated as a “Superfund” site under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “Superfund”) for cleanup, material expenditures would be required for the construction of additional waste disposal facilities or for other remediation expenditures. Under CERCLA, any present owner or operator of a Superfund site or an owner or operator at the time of its contamination generally may be held liable and may be forced to undertake remedial cleanup action or to pay for the government’s cleanup efforts. Such owner or operator may also be liable to governmental entities for the cost of damages to natural resources, which may be substantial. Additional regulations or requirements may also be imposed upon our future tailings and waste disposal, if any, in Nevada under the Federal Clean Water Act (“CWA”) and state law counterparts. We have reviewed and considered current federal legislation relating to climate change and we do not believe it to have a material effect on our operations. Additional regulation or requirements under any of these laws and regulations could have a materially adverse effect upon our results of operations.

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Unpatented Mining Claims: The Mining Law of 1872

Except for the Langtry Property, our mineral rights consist of leases covering "unpatented" mining claims created and maintained in accordance with the U.S. General Mining Law of 1872, or the “General Mining Law.” Unpatented mining claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law that supplement the General Mining Law. Also, unpatented mining claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. We have not filed a patent application for any of our unpatented mining claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

Location of mining claims under the General Mining Law, is a self-initiation system under which a person physically stakes an unpatented mining claim on public land that is open to location, posts a location notice and monuments the boundaries of the claim in compliance with federal laws and regulations and with state location laws, and files notice of that location in the county records and with the BLM. Mining claims can be located on land as to which the surface was patented into private ownership under the Stockraising Homestead Act of 1916, 43 U.S.C. §299, but the mining claimant cannot injure, damage or destroy the surface owner’s permanent improvements and must pay for damage to crops caused by prospecting. Discovery of a valuable mineral deposit, as defined under federal law, is essential to the validity of an unpatented mining claim and is required on each mining claim individually. The location is made as a lode claim for mineral deposits found as veins or rock in place, or as a placer claim for other deposits. While the maximum size and shape of lode claims and placer claims are established by statute, there are no limits on the number of claims one person may locate or own. The General Mining Law also contains provision for acquiring five-acre claims of non-mineral land for millsite purposes. A mining operation typically is comprised of many mining claims.

The holder of a valid unpatented mining claim has possessory title to the land covered thereby, which gives the claimant exclusive possession of the surface for mining purposes and the right to mine and remove minerals from the claim. Legal title to land encompassed by an unpatented mining claim remains in the United States, and the government can contest the validity of a mining claim. The General Mining Law requires the performance of annual assessment work for each claim, and subsequent to enactment of the Federal Land Policy and Management Act of 1976, 43 U.S.C. §1201 et seq., mining claims are invalidated if evidence of assessment work is not timely filed with BLM. However, in 1993 Congress enacted a provision requiring payment of $140 per year claim maintenance fee in lieu of performing assessment work, subject to an exception for small miners having less than 10 claims. No royalty is paid to the United States with respect to minerals mined and sold from a mining claim. The current annual maintenance fee is $200 per unpatented claim payable to the Bureau of Land Management.

The General Mining Law provides a procedure for a qualified claimant to obtain a mineral patent (i.e., fee simple title to the mining claim) under certain conditions. It has become much more difficult in recent years to obtain a patent. Beginning in 1994, Congress imposed a funding moratorium on the processing of mineral patent applications which had not reached a designated stage in the patent process at the time the moratorium went into effect. Additionally, Congress has considered several bills in recent years to repeal the General Mining Law or to amend it to provide for the payment of royalties to the United States and to eliminate or substantially limit the patent provisions of the law.

Mining claims are conveyed by deed, or leased by the claimant to the party seeking to develop the property. Such a deed or lease (or memorandum of it) needs to be recorded in the real property records of the county where the property is located, and evidence of such transfer needs to be filed with BLM. It is not unusual for the grantor or lessor to reserve a royalty, which as to precious metals often is expressed as a percentage of net smelter returns.

Patented Mining Claims

Patented mining claims, such as the two patented claims included in the Excelsior Springs project, are mining claims on federal lands that are held in fee simple by the owner.  No maintenance fees or royalties are payable to the BLM; however, lease payments and royalties are payable under the operative leases.

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GOLD PRICES

Our operating results are substantially dependent upon the world market prices of silver. We have no control over gold prices, which can fluctuate widely. The volatility of such prices is illustrated by the following table, which sets forth the high and low London Fix prices of gold (as reported by www.kitco.com) per ounce during the periods indicated:

Year	High	Low
2019	$1,546	$1,270
2020	$2,067	$1,474
2021	$1,943	$1,684
2022	$2,039	$1,628
2023	$2,115	$1,811
2024	$2,755	$1,950

These historical prices are not indicative of future gold prices.

EMPLOYEES AND CONSULTANTS

We have only one part-time employee, Mr. Power, who devotes approximately 25% of his time and attention to our business.  We have agreed to pay Mr. Power $2,500 per month for his services.

We rely heavily on the services of consulting engineers and geologists.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We use the terms “Athena,” “we,” “our,” and “us” to refer to Athena Gold Corporation and its consolidated subsidiary, Athena Minerals, Inc (“AMI”).

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward-Looking Statements

Some of the information presented in this Form 10-K constitutes “forward-looking statements. These forward-looking statements include, but are not limited to, statements that include terms such as “may,” “will,” “intend,” “anticipate,” “estimate,” “expect,” “continue,” “believe,” “plan,” or the like, as well as all statements that are not historical facts. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Although we believe our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from expectations.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

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Results of Operations

Business Overview

Athena Gold Corporation (“we,” “our,” “us,” or “Athena”) is engaged in the acquisition and exploration of mineral resources. We were incorporated in Delaware on December 23, 2003 and began our mining operations in 2010.

The Company’s properties do not have any reserves. The Company plans to conduct exploration programs on these properties with the objective of ascertaining whether any of its properties contain economic concentrations of precious and base metals that are prospective for mining.

Results of Operations for the Three Months Ended September 30, 2024 and 2023

	Three Months Ended
	9/30/24	9/30/23

Operating expenses
Exploration, evaluation and project expenses	$72,185	$122,826
General and administrative expenses	80,311	89,180
Total operating expenses	152,496	212,006

Net operating loss	(152,496)	(212,006)

Interest income	0	2,598
Interest expense	(1,529)	0
Realized loss on investment	(12,452)	0
Unrealized gain on investment	46,239	0
Revaluation of warrant liability	(43,930)	785,941
Net income (loss)	$(164,168)	$576,533

Results of Operations for the Nine Months Ended September 30, 2024 and 2023

	Nine Months Ended
	9/30/24	9/30/23

Operating expenses
Exploration, evaluation and project expenses	$134,585	$327,023
General and administrative expenses	284,951	350,637
Total operating expenses	419,536	677,660

Net operating loss	(419,536)	(677,660)

Interest income	0	2,598
Interest expense	(1,907)	0
Realized loss on investment	(12,452)	0
Unrealized loss on investment	(11,585)	0
Revaluation of warrant liability	(235,642)	1,213,301
Net income (loss)	$(681,122)	$538,239

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Operating expenses:

For the three months ended September 30, 2024, the Company decreased general and administrative expenses by approximately $9,000. The decrease was due to the following approximate year over year variances:

Three months ending	9/30/2024	9/30/2023	Variance
Legal and other professional fees	$40,000	$66,000	$(26,000)
Share based compensation	0	2,000	(2,000)
Stock exchange fees and related expenses	26,000	13,000	13,000
Other general expenses	14,000	8,000	6,000
Total	$80,000	$89,000	$(9,000)

For the nine months ended September 30, 2024, the Company decreased general and administrative expenses by approximately $66,000. The decrease was due to the following approximate year over year variances:

Nine months ending	9/30/2024	9/30/2023	Variance
Legal and other professional fees	$188,000	$248,000	$(60,000)
Share based compensation	25,000	25,000	0
Stock exchange fees and related expenses	53,000	48,000	5,000
Other general expenses	19,000	30,000	(11,000)
Total	$285,000	$351,000	$(66,000)

•	Legal and other professional fees decreased for the nine and three months ended September 30, 2024 compared to prior year, due to $30,000 paid in director fees and $30,000 paid in marketing fees in 2023.

•

The increase in share-based compensation is due to the following:

On March 22, 2021, the Company granted 2,000,000 options at a price of $0.09 to four individuals, three Directors of the Company, the other a consultant to the Company. The options vest 50% upon issuance, and 25% on each of the first and second anniversaries of the grant date. The options were valued at $190,202 on the grant date and 50% vested on grant date with 25% vesting one year from grant date and the remaining 25% vesting two years from grant date. SBC expense totaling $14,262 for the nine months ended September 30, 2023.

On January 16, 2023, the Company granted 250,000 options at a price of $0.0675 pursuant to the terms of the Company’s Stock Option Plan. The options were issued to a consultant to the Company. The options were valued at $13,267 on the grant date and 50% vested on grant date with the remaining 50% vesting one year from grant date. Stock-Based Compensation (SBC) expense totaling $555 and $9,396 for the nine months ended September 30, 2024 and 2023. All options issued are fully vested.

On June 7, 2024, the Company issued an aggregate of 600,000 shares in the common stock of the Company to two independent directors and the Chief Financial Officer of the Company as compensation for their services resulting in SBC expense of $24,000 for the nine months ended September 30, 2024.

•	The increase in stock exchange fees and related expenses was a result of fees paid in 2024 for state franchise fees.

•	The decrease in other general expenses is due to a decrease in travel expenses in 2024 when compared to 2023 for various investor meeting and other administrative expenses.

During the nine months September 30, 2024, we incurred an increase of approximately $72,000, of exploration costs, which were costs associated with our geological surveys and mapping.

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Other income and expense:

The revaluation of warrant liability for the nine months ended September 30, 2024 and 2023 is based on the following warrants that were issued as part of the private placements as detailed in Note 3 to the financial statements.

Warrant date	9/30/2024	12/31/2023
January 2024	$138,753	$0
April 2023	224,833	81,104
October 2022	1,325	1,278
September 2022	0	6,978
August 2022	0	11,683
April 2022	67,495	21,707
September 2021	0	3,002
May 2021	0	6,210
Total	$432,406	$131,962
January 2024 initial valuation	68,774
Revaluation of warrant liability	$(231,670)

Warrant date	9/30/2023	12/31/2022
April 2023	$261,746	$0
October 2022	3,449	21,266
September 2022	16,544	115,000
August 2022	23,492	229,418
April 2022	64,955	293,698
September 2021	5,410	115,122
May 2021	10,990	225,316
Total	$386,586	$999,820
April 2023 initial valuation	600,067
Revaluation of warrant liability	$1,213,301

During the third quarter ending September 30, 2024, the Company granted 3,333,333 options to purchase the Company’s investment in Nubian Resources Ltd at an exercise price of CAD$0.06, the options expire on January 31, 2025. The options had an initial valuation of $30,243. Outstanding warrants were revalued as of September 30, 2024, with various inputs using a Black Scholes model and had a valuation of $34,215, resulting in an adjustment of $3,972 for the three months ended September 30, 2024.

Liquidity and Capital Resources at September 30, 2024

The Company has no revenue generating operations from which it can internally generate funds. To date, the Company’s ongoing operations have been financed by the sale of its equity securities by way of public offerings, private placements and the exercise of incentive stock options and share purchase warrants. The Company believes that it will be able to secure additional private placements and public financings in the future, although it cannot predict the size or pricing of any such financings. This situation is unlikely to change until such time as the Company can develop a bankable feasibility study on one of its projects.

In January 2024 the Company completed a private placement in which we sold 5,000,000 units. We realized net proceeds of $148,341.

122

Going Concern

Our financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern.

Liquidity

As of September 30, 2024, we had approximately $7,000 of cash and a negative working capital of approximately $255,000. This compares to cash on hand of approximately $37,000 and negative working capital of approximately $138,000 as at September 30, 2023.

The Company expects that it will operate at a loss for the foreseeable future and believes the current cash and cash equivalents and working capital will be sufficient for it to maintain its currently held properties, fund its planned exploration, and fund its currently anticipated general and administrative costs for at least the next 12 months from the date of this report.

However, the Company does expect that it will be required to raise additional funds through public or private equity financings in the future in order to continue in business in the future past the immediate 12-month period. Should such financing not be available in that timeframe, the Company will be required to reduce its activities and will not be able to carry out all of its presently planned exploration and, if warranted, development activities on its currently anticipated scheduling.

Capital Management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development and exploration of its mineral properties and to maintain a flexible capital structure, which optimizes the costs of capital to an acceptable risk.

As of September 30, 2024, the capital structure of the Company consists of 173,723,633 shares of common stock, par value $0.0001. The Company manages the capital structure and adjusts it in response to changes in economic conditions, its expected funding requirements, and risk characteristics of the underlying assets. The Company’s funding requirements are based on cash forecasts. In order to maintain or adjust the capital structure, the Company may issue new debt, new shares and/or consider strategic alliances. Management reviews its capital management approach on a regular basis. The Company is not subject to any externally imposed capital requirements.

Off Balance Sheet Arrangements

We do not have and never had any off-balance sheet arrangements.

Critical Accounting Policies

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the amounts reported in our financial statements. The accounting positions described below are significantly affected by critical accounting estimates.

We believe that the significant estimates, assumptions and judgments used when accounting for items and matters such as capitalized mineral rights, asset valuations, recoverability of assets, asset impairments, taxes, and other provisions were reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

123

Results of Operations for the Years Ended December 31, 2023 and 2022

A summary of our results from operations is as follows:

	Twelve Months Ended
	12/31/23	12/31/22
Operating expenses
Exploration, evaluation and project expenses	$351,132	$617,262
General and administrative expenses	432,460	682,512
Total operating expenses	783,592	1,299,774

Net operating loss	(783,592)	(1,299,774)

Interest income	2,598	0
Interest expense	0	(463)
Revaluation of warrant liability	1,393,742	616,579
Net income (loss)	$612,748	$(683,658)

Operating expenses:

For the twelve months ending December 31, 2023, the Company decreased general and administrative expenses by approximately $250,000. The decrease was due to the following year over year variances:

Twelve months ending	12/31/2023	12/31/2022	Variance
Legal and other professional fees	$316,000	$318,000	$(2,000)
Share based compensation	27,000	231,000	(204,000)
Stock exchange fees and related expenses	57,000	115,000	(58,000)
Other general expenses	32,000	19,000	13,000
Total	$432,000	$683,000	$(251,000)

•	The decrease in legal and professional fees increase is associated with the acquisition and maintenance of the Excelsior Springs project and our listing on the Canadian Stock Exchange (“CSE”) in 2021.
•	The decrease in share-based compensation is due to the following: On October 12, 2022, the Company granted 2,250,000 options pursuant to the terms of the Company’s Stock Option Plan. The Black Scholes option pricing model was used to estimate the aggregate fair value of the October 2022 options of $106,109 as stock-based compensation. In addition, 675,000 shares were issued to officers and directors with a fair value of $33,750. On August 24, 2022, the Company granted 730,000 options pursuant to the terms of the Company’s Stock Option Plan. The Black Scholes option pricing model was used to estimate the aggregate fair value of the August 2022 options of $43,456 as stock-based compensation.
•	The decrease in stock exchange fees and related expenses was a result of fees paid in 2022 for assistance with private placements.
•	The increase in other general expenses is due to an increase in travel expenses in 2023 when compared to 2022 for various investor meeting and other administrative expenses.

For the year ended December 31, 2023, there was a variance of approximately $266,000 for the same period in 2022 in exploration and evaluation expenses. During 2022, the Company engaged in activities on our exploration programs, including drilling, mapping, permitting, consulting and assay testing which has resulted in additional exploration costs compared to 2023.

124

Other income and expense:

The revaluation of warrant liability for the twelve months ending December 31, 2023, is based on the following warrants that were issued as part of the private placements as detailed in Note 3 to the financial statements.

Warrant date	12/31/2023	12/31/2022
April 2023	$81,104	$0
October 2022	1,278	21,266
September 2022	6,978	115,000
August 2022	11,683	229,418
April 2022	21,707	293,698
September 2021	3,002	115,122
May 2021	6,210	225,316
Total	$131,962	$999,820
April 2023 initial valuation	525,884
Revaluation of warrant liability	$1,393,742

Liquidity and Capital Resources at December 31, 2023 and 2022

The Company has no revenue generating operations from which it can internally generate funds. To date, the Company’s ongoing operations have been financed by the sale of its equity securities by way of public offerings, private placements and the exercise of incentive stock options and share purchase warrants. The Company believes that it will be able to secure additional private placements and public financings in the future, although it cannot predict the size or pricing of any such financings. This situation is unlikely to change until such time as the Company can develop a bankable feasibility study on one of its projects.

In April 2023 the Company completed a private placement in which we sold 14,500,000 units. We realized total proceeds of $744,160 net of offering costs.

During August, September and October 2022, the Company completed the private placement of four tranches (August 12, 2022; August 31, 2022; September 14, 2022; October 28, 2022) in which we sold 8,807,700 units. We realized total proceeds of $529,908 net of offering costs.

In April 2022 the Company completed a private placement in which we sold 6,250,000 units. We realized total proceeds of $394,082 net of offering costs.

Going Concern

Our financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern.

125

Liquidity

As of December 31, 2023, we had approximately $3,000 of cash and a negative working capital of approximately $272,000. This compares to cash on hand of approximately $15,000 and negative working capital of approximately $233,000   at December 31, 2022.

The Company expects that it will operate at a loss for the foreseeable future and believes the current cash and cash equivalents and working capital will be sufficient for it to maintain its currently held properties, fund its planned exploration, and fund its currently anticipated general and administrative costs for at least the next 12 months from the date of this report.

However, the Company does expect that it will be required to raise additional funds through public or private equity financings in the future in order to continue in business in the future past the immediate 12-month period. Should such financing not be available in that timeframe, the Company will be required to reduce its activities and will not be able to carry out all of its presently planned exploration and, if warranted, development activities on its currently anticipated scheduling.

Capital Management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development and exploration of its mineral properties and to maintain a flexible capital structure, which optimizes the costs of capital to an acceptable risk.

As of December 31, 2023, the capital structure of the Company consists of 167,138,069 shares of common stock, par value $0.0001. The Company manages the capital structure and adjusts it in response to changes in economic conditions, its expected funding requirements, and risk characteristics of the underlying assets. The Company’s funding requirements are based on cash forecasts. In order to maintain or adjust the capital structure, the Company may issue new debt, new shares and/or consider strategic alliances. Management reviews its capital management approach on a regular basis. The Company is not subject to any externally imposed capital requirements.

Off Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Critical Accounting Policies and Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the amounts reported in our financial statements. The accounting positions described below are significantly affected by accounting estimates.

We believe that the significant estimates, assumptions and judgments used when accounting for items and matters such as capitalized mineral rights, asset valuations, recoverability of assets, asset impairments, taxes, and other provisions were reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

126

FINANCIAL STATEMENTS

Index to Financial Statements

Financial Statements for the Nine Month Period Ended September 30, 2024 and 2023

Financial Statements for the Years Ended December 31, 2023 and 2022

127

ATHENA GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN US DOLLARS)

(unaudited)

	9/30/24	12/31/23
Assets
Current assets
Cash	$6,553	$2,808
Prepaid expenses	26,000	45,647
Investment in securities	401,122	0
Total current assets	433,675	48,455

Other assets
Investment in securities	0	496,400
Mineral rights	6,241,114	6,196,114
Total other assets	6,241,114	6,692,514

Total assets	$6,674,789	$6,740,969

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$149,786	$144,695
Accounts payable - related party	209,655	100,500
Advanced deposits	0	46,000
Warrant and option liability	327,868	29,151
Total current liabilities	687,309	320,346

Long term liabilities
Note payable and accrued interest - related party	101,907	0
Warrant liability	138,753	102,811
Total long term liabilities	240,660	102,811

Total liabilities	927,969	423,157

Stockholders’ equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none outstanding	0	0
Common stock - $0.0001 par value; 250,000,000 shares authorized, 173,723,633 and 167,138,069 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	17,373	16,714
Additional paid in capital	17,500,619	17,391,148
Accumulated deficit	(11,771,172)	(11,090,050)

Total stockholders’ equity	5,746,820	6,317,812

Total liabilities and stockholders’ equity	$6,674,789	$6,740,969

Commitments and contingencies (Note 5)

See accompanying notes to the unaudited financial statements.

F-1

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN US DOLLARS)

(unaudited)

	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23

Operating expenses
Exploration, evaluation and project expenses	$72,185	$122,826	$134,585	$327,023
General and administrative expenses	80,311	89,180	284,951	350,637
Total operating expenses	152,496	212,006	419,536	677,660

Net operating loss	(152,496)	(212,006)	(419,536)	(677,660)

Interest income	0	2,598	0	2,598
Interest expense	(1,529)	0	(1,907)	0
Realized loss on investment	(12,452)	0	(12,452)	0
Unrealized gain (loss) on investment	46,239	0	(11,585)	0
Revaluation of warrant and option liability	(43,930)	785,941	(235,642)	1,213,301
Net income (loss)	$(164,168)	$576,533	$(681,122)	$538,239

Weighted average common shares outstanding – basic and diluted	173,723,633	150,591,400	172,848,616	144,589,568

Income per common share – basic and diluted	$0.00	$0.00	$0.00	$0.00

See accompanying notes to the unaudited financial statements.

F-2

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(EXPRESSED IN US DOLLARS)

(Unaudited)

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

December 31, 2022	136,091,400	$13,609	$16,652,603	$(11,702,798)	$4,963,414
Stock based compensation	0	0	22,000	0	22,000
Net income	0	0	0	239,461	239,461
March 31, 2023	136,091,400	$13,609	$16,674,603	$(11,463,337)	$5,224,875

Private placement, net	14,500,000	$1,450	$742,710	$0	$744,160
Warrant liability	0	0	(600,067)	0	(600,067)
Stock based compensation	0	0	1,658	0	1,658
Net loss	0	0	0	(277,755)	(277,755)
June 30, 2023	150,591,400	$15,059	$16,818,904	$(11,741,092)	$5,092,871

Stock based compensation	0	$0	$1,658	$0	$1,658
Net income	0	0	0	576,533	576,533
September 30, 2023	150,591,400	$15,059	$16,820,562	$(11,164,559)	$5,671,062

December 31, 2023	167,138,069	$16,714	$17,391,148	$(11,090,050)	$6,317,812
Private placement, net	5,000,000	500	147,841	0	148,341
Warrant liability	0	0	(68,774)	0	(68,774)
Stock based compensation	0	0	555	0	555
Stock issued to pay off debt	685,564	69	25,265	0	25,334
Net loss	0	0	0	(340,763)	(340,763)
March 31, 2024	172,823,633	$17,283	$17,496,035	$(11,430,813)	$6,082,505

Stock based compensation	600,000	$60	$23,940	$0	$24,000
Stock issued to pay off debt	300,000	30	10,887	0	10,917
Net loss	0	0	0	(176,191)	(176,191)
June 30, 2024	173,723,633	$17,373	$17,530,862	$(11,607,004)	$5,941,231

Option liability	0	$0	$(30,243)	$0	$(30,243)
Net loss	0	0	0	(164,168)	(164,168)
September 30, 2024	173,723,633	$17,373	$17,500,619	$(11,771,172)	$5,746,820

See accompanying notes to the unaudited financial statements.

F-3

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN US DOLLARS)

(unaudited)

	Nine Months Ended
	9/30/24	9/30/23

Cash flows from operating activities
Net income (loss)	$(681,122)	$538,239
Adjustments to reconcile net loss to net cash used in operating activities
Revaluation of warrant and option liability	235,642	(1,213,301)
Realized loss on investments	12,452	0
Unrealized loss on investments	11,585	0
Share based compensation	24,555	25,316
Change in operating assets and liabilities:
Prepaid expense	19,647	(13,800)
Accounts payable	41,342	(1,995)
Accounts payable - related party	109,155	24,777

Net cash used in operating activities	(226,744)	(640,764)

Cash flows from investing activities
Purchase of mineral properties	(45,000)	0
Proceeds from sale of investments	71,241	0

Net cash used in investing activities	26,241	0

Cash flows from financing activities
Loan from related parties	101,907	25,000
Deposits for future private placement	(46,000)	0
Payments on notes payable	0	(81,210)
Proceeds from private placement of stock, net	148,341	719,160

Net cash provided by financing activities	204,248	662,950

Net decrease in cash	3,745	22,186

Cash, beginning of period	2,808	15,075

Cash, end of period	$6,553	$37,261

Noncash investing and financing activities
Interest and taxes paid	$0	$0
Stock issued to pay off debt	$36,251	$25,000
Warrant and option liability recognition	$99,017	$600,067

See accompanying notes to the unaudited financial statements.

F-4

ATHENA GOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Operations

Athena Gold Corporation (“we,” “our,” “us,” or “Athena”) is engaged in the acquisition and exploration of mineral resources. We were incorporated in Delaware on December 23, 2003, and began our mining operations in 2010.

The Company’s properties do not have any reserves. The Company plans to conduct exploration programs on these properties with the objective of ascertaining whether any of its properties contain economic concentrations of precious and base metals that are prospective for mining.

Basis of Presentation and Statement of Compliance

The accompanying consolidated financial statements (the “consolidated financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Basis of Measurement

These consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

Principles of Consolidation

The consolidated financial statements include the accounts of Athena Gold Corp. and its wholly owned subsidiaries, Nubian Resources USA (“Nubian USA”) and Nova Athena Gold Corp (“Nova”). All significant inter-entity balances and transactions have been eliminated in consolidation. Subsidiaries are entities the Company controls when it is exposed, or has rights, to variable returns from its involvement in the entity and can affect those returns through its power to direct the relevant activities of the entity. Subsidiaries are included in the consolidated financial results of the Company from the date of acquisition up to the date of disposition or loss of control. Nova was incorporated in British Columbia on September 24, 2024.

Going Concern and Management’s Plans

As at September 30, 2024, the Company has a working capital deficiency of approximately $255,000. The ability of the Company to meet its obligations and continue operations is dependent on its ability to obtain additional debt or equity financing. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.

Cash, Cash Equivalents and Concentration

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions in the United States and Canada. On September 30, 2024, the Company’s cash balance was approximately $7,000. To reduce the risk associated with the failure of such financial institution, the Company will evaluate, as needed, the rating of the financial institution in which it holds deposits.

F-5

Critical Judgments and Estimation Uncertainties

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, and expenses. These estimates and judgments are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively.

Share-based compensation – The fair value of share-based compensation is calculated using the Black-Scholes model. The main assumptions used in the model include the estimated life of the option, the expected volatility of the Company’s share price, and the risk-free rate of interest. The resulting value calculated is not necessarily the value that the holder of the option could receive in an arm’s-length transaction.

Impairment of mineral properties – Management applies significant judgment in its assessment of mineral properties and whether there are any indications of impairment. The Company considers both internal and external sources of information when making the impairment assessment. External sources of information considered are changes in the Company’s economic, legal and regulatory environment, which it does not control, but affects the recoverability of its mining assets. Internal sources of information the Company considers include the manner in which mining properties are expected to be used and indications of economic performance.

Warrant and option liability – The fair value of the warrant and option liability is calculated using the Black-Scholes model. The main assumptions used in the model include the estimated life of the warrant and option, the expected volatility of the Company’s share price, and the risk-free rate of interest. The resulting value calculated is not necessarily the value that the holder of the warrant or option could receive in an arm’s-length transaction.

Foreign Currency Translation

The Company is exposed to currency risk on transactions and balances in currencies other than the functional currency. The Company has not entered any contracts to manage foreign exchange risk.

These consolidated financial statements are presented in U.S. dollars (“USD”), which is the Company’s reporting currency. The functional currency of the Company and its subsidiaries is the US dollar; therefore, the Company is exposed to currency risk from financial assets and liabilities denominated in Canadian dollars. The Company does not consider the currency risk to be material to the future operations of the Company and, as such, does not have a program to manage currency risk.

Transactions in foreign currencies are recorded in the functional currency at exchange rates prevailing on the dates of the transactions. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are translated at the period end exchange rates. Non-monetary items are translated at the exchange rates in effect on the date of the transactions. Foreign exchange gains and losses arising from translation are presented in the consolidated statements of loss and comprehensive loss.

F-6

Mineral Property Acquisition and Exploration Costs

Mineral property exploration costs are expensed as incurred until economic reserves are quantified. To date, the Company has not established any proven or probable reserves on its mineral properties. Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed. Costs of mineral property acquisitions are being capitalized.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

Level 1 - Valuation based on quoted market prices in active markets for identical assets and liabilities.

Level 2 - Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 - Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

The fair value of cash, prepaid expenses, accounts payable, advanced deposits, and note payable approximate their carrying values due to their short term to maturity. The investment in securities is recorded at the fair value through profit and loss using Level 1 inputs. The warrant liabilities are measured at fair value through profit and loss using level 3 inputs (Note 3).

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company reports a liability, if any, for unrecognized tax benefits resulting from uncertain tax positions taken, or expected to be taken, in an income tax return. The Company has elected to classify interest and penalties related to unrecognized income tax benefits, if and when required, as part of income tax expense in the statement of operations. No liability has been recorded for uncertain income tax positions, or related interest or penalties as of December 31, 2023 and December 31, 2022. The periods ended December 31, 2022, 2021, 2020 and 2019 are open to examination by taxing authorities.

F-7

Long Lived Assets

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Stock-Based Compensation

Stock-based compensation (“SBC”) is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). This ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

The estimated fair value of each stock option as of the date of grant was calculated using the Black-Scholes pricing model. The Company estimates the volatility of its common stock at the date of grant based on Company stock price history. The Company determines the expected life based on the simplified method given that its own historical share option exercise experience does not provide a reasonable basis for estimating expected term. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The shares of common stock subject to the stock-based compensation plan shall consist of unissued shares, treasury shares or previously issued shares held by any subsidiary of the Company, and such number of shares of common stock are reserved for such purpose.

Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with Financial Accounting Standards Board (“FASB”) ASC 815, Derivatives and Hedging (“ASC 815”), which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risk. Terms of convertible debt and equity instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants and options issued is required to be classified as equity or as a derivative liability.

Certain warrants and options are treated as derivative financial liabilities. The estimated fair value, based on the Black-Scholes model, is adjusted on a quarterly basis with gains or losses recognized in the statement of loss and comprehensive loss. The Black-Scholes model is based on significant assumptions such as volatility, dividend yield, expected term and liquidity discounts.

Investment in securities

We have concluded that the Company does not have the ability to exercise significant influence over operating and financial policies of its investee. The Company has elected to measure the investment at fair value less impairment.

F-8

Earnings (Loss) per Common Share

The following table shows basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023
Basic and diluted earnings (loss) per common share
Earnings (loss)	$(164,168)	$576,533	$(681,122)	$538,239
Basic weighted average shares outstanding	173,723,633	150,591,400	172,848,616	144,589,568
Assumed conversion of dilutive shares	0	0	0	0
Diluted weighted average common shares outstanding, assuming conversion of common stock equivalents	173,723,633	150,591,400	172,848,616	144,589,568
Basic earnings (loss) per common share	$0.00	$0.00	$0.00	$0.00
Diluted earnings (loss) per common share	$0.00	$0.00	$0.00	$0.00

The options and warrants that were not included in the diluted weighted average shares calculation were excluded because they were “out-of-the money”. In periods when the Company has a net loss, all common stock equivalents are excluded as they would be anti-dilutive. The following details the dilutive and anti-dilutive shares:

September 30, 2024	Dilutive shares - In the money	Anti-dilutive shares - Out of the money	Total
Options	0	5,230,000	5,230,000
Warrants	0	26,470,303	26,470,303
Total	0	31,700,303	31,700,303

September 30, 2023	Dilutive shares - In the money	Anti-dilutive shares - Out of the money	Total
Options	0	5,230,000	5,230,000
Warrants	0	39,391,053	39,391,053
Total	0	44,621,053	44,621,053

Risks and Uncertainties

Since the formation of the Company, it has not generated any revenue. As an early-stage company, the Company is subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to generate revenue or attain profitability.

Natural resource exploration, and exploring for gold, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other mineralization which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides, and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

F-9

The Company business is exploring for gold and other minerals. If the Company discovers commercially exploitable gold or other deposits, revenue from such discoveries will not be generated unless the gold or other minerals are mined.

Mining operations in the United States are subject to many different federal, state, and local laws and regulations, including stringent environmental, health and safety laws. In the event operational responsibility is assumed for mining our properties, the Company may be unable to comply with current or future laws and regulations, which can change at any time. Changes to these laws may adversely affect any of the Company potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays greater than those the Company anticipates, adversely affecting any potential mining operations. Future mining operations, if any, may also be subject to liability for pollution or other environmental damage. The Company may choose not to be insured against this risk because of high insurance costs or other reasons.

Recent Accounting Pronouncements

Certain new standards, amendments and interpretations, and improvements to existing standards have been published by the FASB and United States Securities and Exchange Commission but are not yet effective and have not been adopted early by the Company. The Company does not anticipate that any of these pronouncements will have a material impact on its consolidated financial statements.

Note 2 – Mineral Rights - Excelsior Springs

During the year ended December 31, 2021, the Company acquired 100% of Nubian USA from Nubian Resources Ltd. (the “Seller”). Nubian USA holds full ownership of the mining claims comprising the Excelsior Springs Prospect (the “Property”) located in Esmerelda County, Nevada.

The Seller retained a 1% Net Smelter Returns Royalty on the claims it sold to the Company. One-half (0.5%) of the NSR Royalty may be purchased by the Company for CAD $500,000 payable to the Seller. An additional one-half (0.5%) of the NSR Royalty may be purchased by the Company at fair market value.

On June 9, 2022, the Company entered into an agreement to purchase an undivided 100% interest in the Fortunatus and Prout patented lode mining claims in Esmeralda County, Nevada as part of the Excelsior Springs Project for consideration of $185,000. The Agreement was completed in July 2022.

On June 1, 2024 the Company entered into an Asset Purchase Agreement with Silver Reserve Inc. to acquire an 100% interest in 11 unpatented BLM claims covering approximately 220 acres known as the Blue Dick Mine and related mineral claims, together with certain technical data relating to the mining claims. Total consideration paid was $45,000 and a 3% NSR.

Note 3 – Common Stock, Warrants and Options

On June 7, 2024, the Company issued an aggregate of 600,000 shares in the common stock of the Company to two independent directors and the Chief Financial Officer of the Company as compensation for their services.

On June 7, 2024, the Company issued 300,000 common stock to a vendor in settlement of an invoice for services totaling CAD$15,000.

In January 2024, the Company completed the sale of an aggregate of CAD$200,000 of its Units at a purchase price of CAD$0.04 per Unit for a total of 5,000,000 Units. Each Unit consisted of one share of Common Stock and one common stock purchase warrant exercisable for two years to purchase one additional share of Common Stock at a price of CAD$0.05 per share. $27,812 previously classified as a related party account payable was used towards the funds required for the investment in the private placement.

In January 2024, the Company issued 685,564 common stock to a vendor in settlement of invoices for services totaling CAD$34,278.

F-10

The Company has issued warrants which have an exercise price in Canadian dollars while the Company’s functional currency is US dollars. Therefore, in accordance with ASU 815 - Derivatives and Hedging, the warrants have a derivative liability value. Outstanding subscription warrants were revalued as of September 30, 2024, with various inputs using a Black Scholes model. Broker warrants are valued at the time of issuance and not remeasured. The following is a summary of warrants issued and outstanding.

As of September 30, 2024:

Issue Date	Expiration Date	Exercise Price (CAD)	Valuation	Volatility	Warrants Issued

Subscription Warrants
4/14/2022	4/13/2025	$0.15	$67,495	171%	6,250,000
10/24/2022	10/24/2024	$0.12	1,325	227%	500,000
4/24/2023	4/24/2025	$0.10	224,833	169%	14,500,000
1/17/2024	1/17/2026	$0.05	138,753	140%	5,000,000

			$432,406		26,250,000

Broker Warrants
4/24/2023	4/24/2025	$0.10	7,954	117%	220,303

			$7,954		220,303

As of September 30, 2023:

Issue Date	Expiration Date	Exercise Price (CAD)	Valuation	Volatility	Warrants Issued

Subscription Warrants
5/25/2021	5/31/2024	$0.15	$10,990	88%	6,250,000
9/30/2021	5/31/2024	$0.15	5,410	88%	3,108,700
4/14/2022	4/13/2025	$0.15	64,955	105%	6,250,000
8/12/2022	8/12/2024	$0.12	13,624	85%	3,247,500
8/31/2022	8/31/2024	$0.12	9,868	83%	2,300,000
9/14/2022	9/14/2024	$0.12	16,544	93%	2,760,200
10/24/2022	10/24/2024	$0.12	3,449	93%	500,000
4/24/2023	4/24/2025	$0.10	261,746	104%	14,500,000

			$386,586		38,916,400

Broker Warrants
4/14/2022	4/13/2024	$0.15	1,344	138%	70,000
8/31/2022	8/31/2024	$0.12	6,312	132%	104,250
9/14/2022	9/14/2024	$0.12	2,921	134%	80,100
4/24/2023	4/24/2025	$0.10	7,954	117%	220,303

			$18,531		474,653

F-11

The following is a summary of warrants exercised, issued and expired:

Total

Balance at December 31, 2022	24,935,560
Exercised	0
Issued	14,720,303
Expired	(264,810)
Balance at December 31, 2023	39,391,053
Exercised	0
Issued	5,000,000
Expired	(17,920,750)
Balance at September 30, 2024	26,470,303
Weighted average exercise price	$0.10

During the third quarter ending September 30, 2024, the Company granted 3,333,333 options to purchase the Company’s investment in Nubian Resources Ltd at an exercise price of CAD$0.06, the options expire on January 31, 2025. The options had an initial valuation of $30,243. Outstanding options were revalued as of September 30, 2024, with various inputs using a Black Scholes model and had a valuation of $34,215, resulting in an adjustment of $3,972 for the three months ended September 30, 2024.

Note 4 – Share Based Compensation

The Company adopted its 2020 Equity Incentive Plan (the “Plan”) which became effective in January 2021. Under the Plan, the Company is authorized to issue up to 10 million shares of common stock pursuant to grants and the exercise of rights under the Plan.

A summary of the stock options as of September 30, 2024, and changes during the periods are presented below:

							SBC Expense - 9 Months Ended
Grant Date	Expiration Date	Exercise Price	Valuation	Volatility	Options Granted	Expected Life (Yrs)	9/30/2024	9/30/2023

3/22/2021	3/22/2026	$0.0900	$190,202	211%	2,000,000	3.4	$0	$14,262
8/24/2022	8/24/2032	$0.0600	$43,456	178%	730,000	5.5	0	0
10/12/2022	10/12/2032	$0.0600	$106,109	162%	2,250,000	5.5	0	0
1/16/2023	1/16/2028	$0.0675	$13,267	174%	250,000	3.3	555	11,054

							$555	$25,316

F-12

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	(Years)	Value
Balance at December 31, 2022	4,980,000	$0.07	7.1	$0
Exercised	0	0	0	0
Issued	250,000	0.07	4.0	0
Canceled	0	0	0	0
Balance at December 31, 2023	5,230,000	0.07	6	0
Exercised	0	0	0	0
Issued	0	0	0	0
Canceled	0	0	0	0
Balance at September 30, 2024	5,230,000	0.07	5.3	0
Options exercisable at September 30, 2024	5,230,000	0.07	5.3	0

Note 5 – Commitments and Contingencies

None.

Note 6 – Related Party Transactions

Management and Consulting Fees

The Company is subject to a month-to-month management agreement with Mr. Power requiring a monthly payment of $2,500 as consideration for the day-to-day management of Athena, $22,500 was recorded as management fees and are included in general and administrative expenses in the accompanying consolidated statements of operations for the nine months ended September 30, 2024 and 2023.

The Company paid the Chief Financial Officer for consulting services $24,997 and $21,823 for the nine months ended September 30, 2024 and 2023, respectively.

Director Fees

Director fees were paid in stock, as discussed below, for the nine months ended September 30, 2024 versus $30,000 for the nine months ended September 30, 2023.

Stock based compensation

On June 7, 2024, the Company issued an aggregate of 600,000 shares in the common stock of the Company to two independent directors and the Chief Financial Officer of the Company as compensation for their services resulting in SBC expense of $24,000 for the nine months ended September 30, 2024.

F-13

On March 22, 2021, the Company granted 1,500,000 options at a price of $0.09 to three Directors of the Company. The options vest 50% upon issuance, and 25% on each of the first and second anniversaries of the grant date. The options were valued at $142,652 on the grant date and 50% vested on grant date with 25% vesting one year from grant date and the remaining 25% vesting two years from grant date. SBC expense totaling $0 and $14,262 for the nine months ended September 30, 2024 and 2023, respectively.

Advanced deposits and accounts payable

In December 2023, the Company received an advanced deposit for investment into the January 2024 private placement from John Gibbs for $25,000 and from John Power for $21,000. In addition, John Power is due approximately $94,655 and $54,783 as of September 30, 2024 and 2023, respectively for expense reports and other advances made to the Company. John Gibbs is due $115,000 as of September 30, 2024 for advances made to the Company.

Note Payable

On June 7, 2024, the Company executed a promissory note with John Power, the Company’s President and Chief Executive Officer for $100,000 at 6% with a January 2, 2026 maturity date.

In January 2023, the Company executed a promissory note with John Gibbs for $25,000 at 6% that is payable on demand. The amount was converted into equity as part of the April 2023 private placement.

Note 7 – Segmented Information

All long-lived assets are in the United States of America.

Note 8 – Subsequent Events

Effective October 1, 2024, the Company executed a Purchase and Sale Agreement (the "PSA") dated September 30, 2024 with Libra Lithium Corp. ("Libra"), a privately-held company, to acquire up to a 100% right, title and interest in the Laird Lake and Oneman Lake gold projects in Ontario.

Under the terms of PSA Athena acquired Libra’s Laird Lake and Oneman Lake projects in Ontario through the issuance of 43,865,217 common shares from the Company’s British Columbia Canada subsidiary (Nova Athena Gold Corporation) to Libra.

Effective October 25, 2024, the Company completed the first tranche of CAD$600,000 of its Units at a purchase price of CAD$0.05 per Unit for a total of 12,000,000 Units. Each Unit consisted of one share of Common Stock and one-half common stock purchase warrant (“Warrant”). Each Warrant is exercisable for three years to purchase one share of Common Stock at a price of CAD$0.12 per share.

On October 31, 2024, the Board of Directors of the Company approved the agreement and plan of merger and amalgamation with Nova. The Company will merge with and into Nova, with Nova as the surviving corporation. The surviving corporation will change its name to Athena Gold Corporation. Each share of the Company’s common stock will be converted into one common share of Nova. The merger requires approval from the majority of the Company’s shareholders and various regulatory consents and filings.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Athena Gold Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Athena Gold Corporation and its subsidiary (collectively, the “Company”) as of December 31, 2022, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2011.

Houston, Texas

March 15, 2023

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors

of Athena Gold Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Athena Gold Corp. (the “Company”), as of December 31, 2023, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Athena Gold Corp. as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has as a working capital deficiency of approximately $270,000, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants

Vancouver, Canada

March 28, 2024

F-16

ATHENA GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN US DOLLARS)

Assets	12/31/23	12/31/22

Current assets
Cash	$2,808	$15,075
Prepaid expenses	45,647	32,200
Total current assets	48,455	47,275

Other assets
Investment in securities	496,400	–
Mineral rights	6,196,114	6,196,114
Total other assets	6,692,514	6,196,114

Total assets	$6,740,969	$6,243,389

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$144,695	$143,939
Accounts payable - related party	100,500	30,006
Advanced deposits	46,000	–
Warrant liability	29,151	–
Note payable	–	106,210
Total current liabilities	320,346	280,155

Long term liabilities
Warrant liability	102,811	999,820
Total long term liabilities	102,811	999,820

Total liabilities	423,157	1,279,975

Stockholders’ equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none outstanding	–	–
Common stock - $0.0001 par value; 250,000,000 shares authorized, 167,138,069 and 136,091,400 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	16,714	13,609
Additional paid in capital	17,391,148	16,652,603
Accumulated deficit	(11,090,050)	(11,702,798)

Total stockholders’ equity	6,317,812	4,963,414

Total liabilities and stockholders’ equity	$6,740,969	$6,243,389

Commitments and contingencies (Note 5)

See accompanying notes to the financial statements.

F-17

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN US DOLLARS)

	Twelve Months Ended
	12/31/23	12/31/22

Operating expenses
Exploration, evaluation and project expenses	$351,132	$617,262
General and administrative expenses	432,460	682,512
Total operating expenses	783,592	1,299,774

Net operating loss	(783,592)	(1,299,774)

Interest income	2,598	–
Interest expense	–	(463)
Revaluation of warrant liability	1,393,742	616,579
Net income (loss)	$612,748	$(683,658)

Weighted average common shares outstanding – basic and diluted	146,153,300	127,608,629

Income per common share – basic and diluted	$0.00	$(0.01)

See accompanying notes to the financial statements.

F-18

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(EXPRESSED IN US DOLLARS)

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

December 31, 2021	119,858,700	$11,986	$16,056,561	$(11,019,140)	$5,049,407
Stock based compensation	–	–	197,116	–	197,116
Shares issued for services	675,000	67	33,683	–	33,750
Private placement	15,057,700	1,506	922,484	–	923,990
Warrant liability	–	–	(592,191)	–	(592,191)
Common stock issued for mineral property	500,000	50	34,950	–	35,000
Net loss	–	–	–	(683,658)	(683,658)
December 31, 2022	136,091,400	$13,609	$16,652,603	$(11,702,798)	$4,963,414

December 31, 2022	136,091,400	$13,609	$16,652,603	$(11,702,798)	$4,963,414
Private placement, net	14,500,000	1,450	742,710	–	744,160
Warrant liability	–	–	(525,884)	–	(525,884)
Stock based compensation	–	–	26,974	–	26,974
Common stock issued for investment in securities	16,546,669	1,655	494,745	–	496,400
Net income	–	–	–	612,748	612,748
December 31, 2023	167,138,069	$16,714	$17,391,148	$(11,090,050)	$6,317,812

See accompanying notes to the financial statements.

F-19

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN US DOLLARS)

	Twelve Months Ended
	12/31/23	12/31/22

Cash flows from operating activities
Net income (loss)	$612,748	$(683,658)
Adjustments to reconcile net loss to net cash used in operating activities
Revaluation of warrant liability	(1,393,742)	(616,579)
Shares issued for services	–	33,750
Share based compensation	26,974	197,116
Change in operating assets and liabilities:
Prepaid expense	(13,447)	18,966
Accounts payable	756	93,566
Accounts payable - related party	70,494	30,006

Net cash used in operating activities	(696,217)	(926,833)

Cash flows from investing activities
Purchase of mineral properties	–	(29,214)

Net cash used in investing activities	–	(29,214)

Cash flows from financing activities
Loan from related parties	25,000	101,100
Deposits for future private placement	46,000	–
Payments on notes payable	(106,210)	(25,690)
Proceeds from private placement of stock, net	719,160	822,890

Net cash provided by financing activities	683,950	898,300

Net decrease in cash	(12,267)	(57,747)

Cash, beginning of period	15,075	72,822

Cash, end of period	$2,808	$15,075

Noncash investing and financing activities
Interest and taxes paid	$–	$–
Stock issued to payoff note payable	$25,000	$101,100
Common stock issued for mineral properties	$–	$35,000
Related party note payable for mineral property	$–	$131,900
Warrant liability recognition	$525,884	$592,191
Common stock issued for investment in securities	$496,400	$–
Broker warrants issued	$7,954	$–

See accompanying notes to the financial statements.

F-20

ATHENA GOLD CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Operations

Athena Gold Corporation (“we,” “our,” “us,” or “Athena”) is engaged in the acquisition and exploration of mineral resources. We were incorporated in Delaware on December 23, 2003 and began our mining operations in 2010.

The Company’s properties do not have any reserves. The Company plans to conduct exploration programs on these properties with the objective of ascertaining whether any of its properties contain economic concentrations of precious and base metals that are prospective for mining.

Basis of Presentation and Statement of Compliance

The accompanying consolidated financial statements (the “consolidated financial statements”), have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Basis of Measurement

These consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

Principles of Consolidation

The consolidated financial statements include the accounts of Athena Gold Corp. and its wholly owned subsidiary, Nubian USA. All significant inter-entity balances and transactions have been eliminated in consolidation. Subsidiaries are entities the Company controls when it is exposed, or has rights, to variable returns from its involvement in the entity and can affect those returns through its power to direct the relevant activities of the entity. Subsidiaries are included in the consolidated financial results of the Company from the date of acquisition up to the date of disposition or loss of control.

Going Concern and Management’s Plans

As at December 31, 2023, the Company has a working capital deficiency of approximately $270,000. The ability of the Company to meet its obligations and continue operations is dependent on its ability to obtain additional debt or equity financing. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.

Cash, Cash Equivalents and Concentration

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions in the United States and Canada. On December 31, 2023, the Company’s cash balance was approximately $3,000. To reduce its risk associated with the failure of such financial institution, the Company will evaluate, as needed, the rating of the financial institution in which it holds deposits.

Critical Judgements and Estimation Uncertainties

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, and expenses. These estimates and judgements are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively.

F-21

Share-based compensation – The fair value of share-based compensation is calculated using the Black-Scholes model. The main assumptions used in the model include the estimated life of the option, the expected volatility of the Company’s share price, and the risk-free rate of interest. The resulting value calculated is not necessarily the value that the holder of the option could receive in an arm’s-length transaction.

Warrant liability – The fair value of the warrant liability is calculated using the Black-Scholes model. The main assumptions used in the model include the estimated life of the warrant, the expected volatility of the Company’s share price, and the risk-free rate of interest. The resulting value calculated is not necessarily the value that the holder of the warrant could receive in an arm’s-length transaction.

Foreign Currency Translation

The Company is exposed to currency risk on transactions and balances in currencies other than the functional currency. The Company has not entered into any contracts to manage foreign exchange risk.

These consolidated financial statements are presented in U.S. dollars (“USD”), which is the Company’s reporting currency. The functional currency of the Company and its subsidiaries is the US dollar; therefore, the Company is exposed to currency risk from financial assets and liabilities denominated in Canadian dollars. The Company does not consider the currency risk to be material to the future operations of the Company and, as such, does not have a program to manage currency risk.

Transactions in foreign currencies are recorded in the functional currency at exchange rates prevailing on the dates of the transactions. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are translated at the period end exchange rates. Non-monetary items are translated at the exchange rates in effect on the date of the transactions. Foreign exchange gains and losses arising on translation are presented in the consolidated statements of loss and comprehensive loss.

Mineral Property Acquisition and Exploration Costs

Mineral property exploration costs are expensed as incurred until economic reserves are quantified. To date, the Company has not established any proven or probable reserves on its mineral properties. Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed. Costs of property and equipment acquisitions are being capitalized.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

Level 1 - Valuation based on quoted market prices in active markets for identical assets and liabilities.

Level 2 - Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 - Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

The fair value of cash, prepaid expenses, accounts payable, advanced deposits, and note payable approximate their carrying values due to their short term to maturity. The investment in securities is recorded at the fair value of the Company as of the closing date of the nonmonetary transaction, with subsequent valuation recorded at the fair value of Nubian Resources Ltd. The warrant liabilities are measured using level 3 inputs (Note 3).

F-22

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company reports a liability, if any, for unrecognized tax benefits resulting from uncertain tax positions taken, or expected to be taken, in an income tax return. The Company has elected to classify interest and penalties related to unrecognized income tax benefits, if and when required, as part of income tax expense in the statement of operations. No liability has been recorded for uncertain income tax positions, or related interest or penalties as of December 31, 2023 and December 31, 2022. The periods ended December 31, 2022, 2021, 2020 and 2019 are open to examination by taxing authorities.

Long Lived Assets

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). This ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

The estimated fair value of each stock option as of the date of grant was calculated using the Black-Scholes pricing model. The Company estimates the volatility of its common stock at the date of grant based on Company stock price history. The Company determines the expected life based on the simplified method given that its own historical share option exercise experience does not provide a reasonable basis for estimating expected term. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The shares of common stock subject to the stock-based compensation plan shall consist of unissued shares, treasury shares or previously issued shares held by any subsidiary of the Company, and such number of shares of common stock are reserved for such purpose.

Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with Financial Accounting Standards Board (“FASB”) ASC 815, Derivatives and Hedging (“ASC 815”), which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risk. Terms of convertible debt and equity instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

F-23

Certain warrants are treated as derivative financial liabilities. The estimated fair value, based on the Black-Scholes model, is adjusted on a quarterly basis with gains or losses recognized in the statement of loss and comprehensive loss. The Black-Scholes model is based on significant assumptions such as volatility, dividend yield, expected term and liquidity discounts.

Investment in securities

We have concluded that the Company does not have the ability to exercise significant influence over operating and financial policies of its investee. The Company has elected to measure the investment at fair value less impairment.

Earnings (Loss) per Common Share

The following table shows basic and diluted earnings per share:

	Twelve Months Ended
	12/31/2023	12/31/2022
Basic and Diluted Earnings (Loss) per Common Share
Earnings (loss)	$654,495	$(683,658)

Basic weighted average shares outstanding	146,153,300	127,608,629
Assumed conversion of dilutive shares	–	–
Diluted weighted average common shares outstanding, assuming conversion of common stock equivalents	146,153,300	127,608,629

Basic Earnings (Loss) Per Common Share	$0.00	$(0.01)
Diluted Earnings (Loss) Per Common Share	$0.00	$(0.01)

The options and warrants that were not included in the diluted weighted average shares calculation were excluded because they were “out-of-the money”. In periods when the Company has a net loss, all common stock equivalents are excluded as they would be anti-dilutive. The following details the dilutive and anti-dilutive shares:

December 31, 2023	Dilutive shares – In the money	Anti-dilutive shares – Out of the money	Total
Options	0	5,230,000	5,230,000
Warrants	0	39,391,503	39,391,503
Total	0	44,621,503	44,621,503

December 31, 2022	Dilutive shares – In the money	Anti-dilutive shares – Out of the money	Total
Options	0	4,980,000	4,980,000
Warrants	0	24,935,560	24,935,560
Total	0	29,915,560	29,915,560

Risks and Uncertainties

Since the formation of the Company, it has not generated any revenue. As an early-stage company, the Company is subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to generate revenue or attain profitability.

Natural resource exploration, and exploring for gold, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other mineralization which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides, and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

The Company business is exploring for gold and other minerals. If the Company discovers commercially exploitable gold or other deposits, revenue from such discoveries will not be generated unless the gold or other minerals are mined.

F-24

Mining operations in the United States are subject to many different federal, state, and local laws and regulations, including stringent environmental, health and safety laws. In the event operational responsibility is assumed for mining our properties, the Company may be unable to comply with current or future laws and regulations, which can change at any time. Changes to these laws may adversely affect any of the Company potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays greater than those the Company anticipates, adversely affecting any potential mining operations. Future mining operations, if any, may also be subject to liability for pollution or other environmental damage. The Company may choose not to be insured against this risk because of high insurance costs or other reasons.

The Company’s exploration and development activities may be affected by existing or threatened medical pandemics, such as the novel coronavirus (COVID-19). A government may impose strict emergency measures in response to the threat or existence of an infectious disease, such as the emergency measures imposed by governments of many countries and states in response to the COVID-19 virus pandemic. As such, there are potentially significant economic and social impacts of infectious diseases, including but not limited to the inability of the Company to develop and operate as intended, shortage of skilled employees or labor unrest, inability to access sufficient healthcare, significant social upheavals or unrest, disruption to operations, supply chain shortages or delays, travel and trade restrictions, government or regulatory actions or inactions (including but not limited to, changes in taxation or policies, or delays in permitting or approvals, or mandated shut downs), declines in the price of precious metals, capital markets volatility, availability of credit, loss of investor confidence and impact on economic activity in affected countries or regions. In addition, such pandemics or diseases represent a serious threat to maintaining a skilled workforce in the mining industry and could be a major health-care challenge for the Company. There can be no assurance that the Company or the Company’s personnel will not be impacted by these pandemic diseases and the Company may ultimately see its workforce productivity reduced or incur increased medical costs/insurance premiums as a result of these health risks. COVID-19 is rapidly evolving and the effects on the mining industry and the Company are uncertain. The Company may not be able to accurately predict the impact of infectious disease, including COVID-19, or the quantum of such risks. There can be no assurance that the Company will not be impacted by adverse consequences that may be brought about by pandemics on global financial markets, which may reduce resources, share prices and financial liquidity, and may severely limit the financing capital available to the Company.

Recent Accounting Pronouncements

Certain new standards, amendments and interpretations, and improvements to existing standards have been published by the FASB and United States Securities and Exchange Commission but are not yet effective and have not been adopted early by the Company. The Company does not anticipate that any of these pronouncements will have a material impact on its consolidated financial statements.

Note 2 – Mineral Rights – Excelsior Springs

Effective December 27, 2021 (“Effective Date”), the Company simultaneously executed and consummated a definitive Share Purchase Agreement (the “SPA”) with Nubian Resources, Ltd. (“Nubian”). The SPA was the result of a previously disclosed Option Agreement with Nubian dated as of December 11, 2020, as amended by First Amendment to Option Agreement dated November 10, 2021 (the “Option”). While the Option granted the Company the right to acquire up to a 100% interest in the mining claims comprising the Excelsior Springs Prospect (the “Property”) located in Esmerelda County, Nevada, the Company and Nubian agreed to restructure the transaction so that the Company purchased 100% of the issued and outstanding shares of common stock of Nubian Resources USA, Ltd (“Nubian USA”), a wholly-owned subsidiary of Nubian which held the Property. By purchasing 100% of Nubian USA, the Company effectively acquired the remaining 90% interest in the Property through the issuance of 45,000,000 shares, the Company having previously acquired a 10% interest in the Property in December 2020 with the issuance of 5,000,000 shares. The 50 million shares issued to Nubian were issued as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”).

Nubian Resources Ltd (The “seller”) retained a 1% Net Smelter Returns Royalty (the "NSR Royalty") on the claims it sold to Athena. One-half (0.5%) of the NSR Royalty may be purchased by Athena for CAD $500,000 payable to Nubian Resources. An additional one-half (0.5%) of the NSR Royalty may be purchased by Athena at fair market value.

F-25

The mineral property was valued at the December 31, 2021, the closing date for the SPA with a stock price of $0.13, resulting in a fair value consideration of $5,850,000 for the 45,000,000 shares issued. The transaction does not constitute a business combination in accordance with ASC 805, which defines a business as an integrated set of activities and assets capable of being conducted and managed for the purposes of providing a return to investors or other participants and that a business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. Management has determined that the acquired assets do not contain processes sufficient to constitute a business in accordance with ASC 805. The transaction represents the acquisition of assets in exchange for the assumption of liabilities and the issuance of share-based payments.

On June 9, 2022, the Company entered into an Acquisition Agreement (the “Agreement”) to purchase an undivided 100% interest in the Fortunatus and Prout patented lode mining claims in Esmeralda County, Nevada as part of the Excelsior Springs Project. The Agreement was completed in July 2022 with the following terms:

•	$25,000 settled in cash

•	$35,000 of the purchase price settled by the issuance of 500,000 shares of the Company’s common stock; and

•

$125,000 settled by a loan, paid by the Company in quarterly installments of $25,000, beginning November 13, 2022, and continuing until October 13, 2023.

All payments have been made with no balance remaining on the note payable.

Note 3 – Common Stock and Warrants

Effective December 29, 2023, the Company completed the sale of an aggregate of 16,546,699 shares of its Common Stock to a corporation incorporated under the laws of Ontario (“Vendor”) in consideration of the assignment by Vendor to the Company of an aggregate of 10 million shares of Common Stock of Nubian.

In April 2023 the Company completed a private placement in which we sold 14,500,000 units. Each unit was priced at C$0.07 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of C$0.10. The warrants expire April 24, 2025. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 220,303 broker warrants were granted to a Canadian broker and C$7,921 as a placement fee. We realized total proceeds of $744,160 net of offering costs.

During January 2023, the Company executed a promissory note with John Gibbs, a related party discussed in Note 6, for $25,000. The Company issued 357,143 shares at C$0.07 per share as a part of the April 2023 private placement to settle this note payable.

During August, September and October 2022, the Company completed the private placement of four tranches (August 12, 2022; August 31, 2022; September 14, 2022; October 28, 2022) in which we sold 8,807,700 units. Each unit was priced at C$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of C$0.12. The warrants expire 24 months from issue date. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 184,350 broker warrants were granted along with C$14,748 to brokers as a placement fee. We realized total proceeds of C$689,868 net of offering costs. In June 2022, the Company executed a promissory note with John Gibbs for $26,100 at 6% that is payable on demand as part payment for mineral property in escrow. In September 2022, the Company issued 443,110 shares of common stock as a part of the private placement offering to settle $26,100 of notes payable and $463 of accrued interest to Mr. Gibbs.

F-26

In April 2022 the Company completed a private placement in which we sold 6,250,000 units. Each unit was priced at C$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of C$0.15. The warrants expire April 13, 2025. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 70,000 broker warrants were granted to a Canadian broker as a placement fee. We realized total proceeds of $394,082 net of offering costs. During March 2022, the Company executed two promissory notes with John Gibbs for $50,000 and $25,000 at 6% that is payable on demand. In April 2022, the Company issued 1,181,250 shares out of 3,375,000 shares of common stock in April 2022 at C$0.08 per share as a part of the private placement offering to settle $75,000 of notes payable to Mr. Gibbs.

The warrants have an exercise price in Canadian dollars while the Company’s functional currency is US dollars. Therefore, in accordance with ASU 815 - Derivatives and Hedging, the warrants have a derivative liability value. Outstanding subscription warrants were valued as of December 31, 2023, with various inputs using a Black Scholes model. Broker warrants are valued at the time of issuance. The following is a summary of warrants issued and outstanding.

As of December 31, 2023:

Issue Date	Expiration Date	Exercise Price (CAD)	Valuation	Volatility	Warrants Issued

Subscription Warrants
5/25/2021	5/31/2024	$0.15	$6,210	140%	6,250,000
9/30/2021	5/31/2024	$0.15	3,002	136%	3,108,700
4/14/2022	4/13/2025	$0.15	21,707	107%	6,250,000
8/12/2022	8/12/2024	$0.12	6,501	120%	3,247,500
8/31/2022	8/31/2024	$0.12	5,182	119%	2,300,000
9/14/2022	9/14/2024	$0.12	6,978	119%	2,760,200
10/24/2022	10/24/2024	$0.12	1,278	111%	500,000
4/24/2023	4/24/2025	$0.10	81,104	108%	14,500,000

			$131,962		38,916,400

Broker Warrants
4/14/2022	4/13/2024	$0.15	1,344	138%	70,000
8/31/2022	8/31/2024	$0.12	6,312	132%	104,250
9/14/2022	9/14/2024	$0.12	2,921	134%	80,100
4/24/2023	4/24/2025	$0.10	7,954	117%	220,303

			$18,531		474,653

As of December 31, 2022:

Issue Date	Expiration Date	Exercise Price (CAD)	Valuation	Volatility	Warrants Issued

Subscription Warrants
5/25/2021	5/31/2024	$0.15	$225,316	132%	6,250,000
9/30/2021	5/31/2024	$0.15	115,122	134%	3,108,700
4/14/2022	4/13/2025	$0.15	293,698	133%	6,250,000
8/12/2022	8/12/2024	$0.12	134,067	128%	3,247,500
8/31/2022	8/31/2024	$0.12	95,351	126%	2,300,000
9/14/2022	9/14/2024	$0.12	115,000	125%	2,760,200
10/24/2022	10/24/2024	$0.12	21,266	124%	500,000

			$999,820		24,416,400

Broker Warrants
5/25/2021	5/31/2023	$0.15	12,943	205%	173,810
9/30/2021	9/30/2023	$0.15	7,472	196%	91,000
4/14/2022	4/13/2024	$0.15	1,344	138%	70,000
8/31/2022	8/31/2024	$0.12	6,312	132%	104,250
9/14/2022	9/14/2024	$0.12	2,921	134%	80,100

			$30,992		519,160

F-27

The following is a summary of warrants exercised, issued and expired:

Total

Balance at December 31, 2021	9,623,510
Exercised	0
Issued	15,312,050
Expired	0
Balance at December 31, 2022	24,935,560
Exercised	0
Issued	14,720,303
Expired	(264,810)
Balance at December 31, 2023	39,391,053
Weighted average exercise price	$0.12

Note 4 – Share Based Compensation

The Company adopted its 2020 Equity Incentive Plan (the “Plan”) which became effective in January 2021. Under the Plan, the Company is authorized to issue up to 10 million shares of common stock pursuant to grants and the exercise of rights under the Plan.

On January 16, 2023, the Company granted 250,000 options pursuant to the Company’s Plan at a price of $0.0675. The options were issued to a consultant to the Company. The options were valued at $13,267 on the grant date and 50% vested on grant date with the remaining 50% vesting one year from grant date. Stock-Based Compensation (SBC) expense totaled $12,712 for the twelve months ending December 31, 2023.

On October 12, 2022, the Company granted 2,250,000 options pursuant to the Company’s Plan, fully vested, at a price of $0.06. The options were issued to five individuals, the CEO, CFO, and three Directors of the Company. The SBC expense totaled $106,109 for the twelve months ending December 31, 2022.

On August 24, 2022, the Company granted 730,000 options pursuant to the Company’s Plan, fully vested, at a price of $0.06. The options were issued to a consultant to the Company. The SBC expense totaled $43,456 for the twelve months ending December 31, 2022.

On March 22, 2021, the Company granted 2,000,000 options pursuant to the Company’s Plan at a price of $0.09 to four individuals, three Directors of the Company, the other a consultant to the Company. The options vest 50% upon issuance, and 25% on each of the first and second anniversaries of the grant date. The options were valued at $190,202 on the grant date and 50% vested on grant date with 25% vesting one year from grant date and the remaining 25% vesting two years from grant date. SBC expense totaling $14,262 for the twelve months ending December 31, 2023.

A summary of the stock options as of December 31, 2023, and changes during the periods are presented below:

							SBC Expense - 12 Months Ending
Grant Date	Expiration Date	Exercise Price	Valuation	Volatility	Options Granted	Expected Life (Yrs)	12/31/2023	12/31/2022

3/22/2021	3/22/2026	$0.0900	$190,202	211%	2,000,000	3.4	$14,262	$47,551
8/24/2022	8/24/2032	$0.0600	$43,456	178%	730,000	5.5	0	43,456
10/12/2022	10/12/2032	$0.0600	$106,109	162%	2,250,000	5.5	0	106,109
1/16/2023	1/16/2028	$0.0675	$13,267	174%	250,000	3.3	12,712	0

							$26,974	$197,116

F-28

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	(Years)	Value
Balance at December 31, 2021	2,000,000	$0.09	4.2	$80,000
Exercised	0	0	0	0
Issued	2,980,000	0.06	10.0	0
Canceled	0	0	0	0
Balance at December 31, 2022	4,980,000	0.07	7.1	0
Exercised	0	0	0	0
Issued	250,000	0.07	4.0	0
Canceled	0	0	0	0
Balance at December 31, 2023	5,230,000	0.07	6.0	0
Options exercisable at December 31, 2023	5,105,000	0.07	6.1	0

Note 5 – Commitments and Contingencies

None.

Note 6 – Related Party Transactions

Management and Consulting Fees

The Company is subject to a month-to-month management agreement with Mr. Power requiring a monthly payment of $2,500 as consideration for the day-to-day management of Athena, $30,000 was recorded as management fees and are included in general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 2023 and 2022.

The Company paid the Chief Financial Officer for consulting services $28,033 and $21,240 for the years ended December 31, 2023 and 2022, respectively

Director Fees

The four members of the Board of Directors each received $7,500 for the year ended December 31, 2023 for a total of $30,000. There were no director fees paid in 2022.

Stock based compensation

On October 12, 2022, the Company granted 2,250,000 options, fully vested, at a price of $0.06. The options were issued to five individuals, the CEO, CFO, and three Directors of the Company. The SBC expense totaled $106,109 for the twelve months ending December 31, 2022.

On March 22, 2021, the Company granted 1,500,000 options at a price of $0.09 to three Directors of the Company. The options vest 50% upon issuance, and 25% on each of the first and second anniversaries of the grant date. The options were valued at $142,652 on the grant date and 50% vested on grant date with 25% vesting one year from grant date and the remaining 25% vesting two years from grant date. SBC expense totaling $10,989 and $35,663 for the twelve months ending December 31, 2023 and 2022, respectively.

F-29

Advanced deposits and accounts payable

In December 2023, the Company received an advanced deposit for future investment into a private placement from John Gibbs for $25,000 and from John Power for $21,000. In addition, John Power is due approximately $100,000 and $30,000 as of December 31, 2023 and 2022, respectively for expense reports and other advances made to the Company.

Note Payable

In January 2023, the Company executed a promissory note with John Gibbs for $25,000 at 6% that is payable on demand (Note 3). The amount was converted into equity as part of the April 2023 private placement. There are no notes payable as of December 31, 2023.

During March 2022, the Company executed two promissory notes with John Gibbs for $50,000 and $25,000 at 6% that is payable on demand. In April 2022, the Company issued 1,181,250 shares out of 3,375,000 shares of common stock in April 2022 at C$.08 per share as a part of the private placement offering to settle $75,000 of notes payable to Mr. Gibbs, for total proceeds of C$234,675.

In June 2022, the Company executed a promissory note with John Gibbs for $26,100 at 6% that is payable on demand as part payment for mineral property in escrow. In September 2022, the Company issued 443,110 shares out of 860,200 shares of common stock in September 2022 at C$.08 per share as a part of the private placement offering to settle $26,100 of notes payable and $463 of accrued interest to Mr. Gibbs, for total proceeds of C$68,816.

Note 8 – Income Taxes

The Company is current on all its corporate tax filings. Tax year 2023 will be extended if not filed by its due date. Tax returns filed for the years 2019 through 2022 are open for examination from taxing authorities.

Due to the enactment of the Tax Reform Act of 2018, the corporate tax rate for those tax years beginning with 2018 has been reduced to 21%. Our reconciliation between the expected federal income tax benefit computed by applying the federal statutory rate to our net loss and the actual benefit for taxes on net loss for 2023 and 2022 is as follows:

Reconciliation of income tax expense
	Years Ended December 31,
	2023	2022
Expected federal income tax expense (benefit) at statutory rate	$128,677	$(224,568)
Expected state income tax expense (benefit) at statutory rate	54,167	(94,532)
Adjustment to prior years provision versus statutory tax returns	(158,826)	–
Change in valuation allowance	(24,018)	319,100
Income tax benefit	$–	$–

Our deferred tax assets as of December 31, 2023, and 2022 are as follows:

Schedule of deferred tax assets
	Years Ended December 31,
Deferred tax assets:	2023	2022
Net operating carryover	$3,366,577	$2,982,751
Stock compensation	124,202	116,153
Warrant revaluation	(519,466)	(103,574)
Total deferred tax asset	2,971,313	2,995,330
Less: valuation allowance	(2,971,313)	(2,995,330)
Deferred tax assets, net of valuation allowance	$–	$–

The Company has approximately a $11,282,000 and $10,528,000 net operating loss carryover as of December 31, 2023, and December 31, 2022, respectively. The net operating loss may offset against taxable income, with $4,963,000 of the net operating loss carryover begins expiring in 2027 and $6,319,000 with no expiry date may be subject to U.S. Internal Revenue Code Section 382 limitations.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. We have provided a valuation allowance of 100% of our net deferred tax asset due to the uncertainty of generating future profits that would allow us to realize our deferred tax assets.

F-30

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryover for Federal income tax reporting purposes may be subject to annual limitations. Should a change in ownership occur, use of the net operating loss carryover could be limited in future years.

The Company and its subsidiary files annual US Federal income tax returns and annual income tax returns for the state of California. Income taxing authorities have conducted no formal examinations of past Federal or state income tax returns and supporting records.

Note 9 – Segmented Information

All long-lived assets are in the United States of America.

Note 10 – Subsequent Events

Effective January 17, 2024, the Company completed the sale of an aggregate of C$200,000 of its Units at a purchase price of C$0.04 per Unit for a total of 5,000,000 Units. Each Unit consisted of one share of Common Stock and one common stock purchase warrant exercisable for one year to purchase one additional share of Common Stock at a price of C$0.05 per share.

The Company settled debt to a creditor by issuing 685,564 common shares to the creditor in full discharge and complete satisfaction of the C$34,278 debt.

F-31

COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

Because COVID-19 infections have been reported throughout the world, certain governmental authorities have issued stay-at-home orders as well as proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. The outbreak and the related mitigation measures has had an adverse impact on global economic conditions as well as on the Company’s business activities. COVID-19 has caused a decrease in economic activity and oil and gas prices, due to reduced demand. The Company has implemented work from home measures for its employees in its offices in Canada and Turkey. The coronavirus has caused delay in realizing the Company’s funding efforts. The extent of which the coronavirus may impact the Company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, vaccine approvals and effectiveness, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada, Turkey, Bulgaria, and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time. While certain restrictions are presently in the process of being relaxed, it is unclear when the world will return to the previous normal, if ever. This may adversely impact the expected implementation of the Company’s plans moving forward. We continue to assess possible similar accommodations to our operations in light of the impact of COVID-19.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

The measures taken to date adversely impacted the Company’s business during the three months ended June 30, 2021 and will potentially continue to impact the Company’s business. Oil and gas prices have been negatively impacted by COVID-19. Delays in permitting may occur as a result of the closure of government offices. We have incurred delays because of COVID-19 in developing new wells as planned. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Stock Based Compensation

We have a stock-based compensation plan covering our employees, consultants, and directors. See the Notes to the Consolidated Financial Statements.

Certain Relationships and Related Party Transactions and Director Independence

The following is a summary of transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our Common Stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

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Conflicts of Interests

Magellan Gold Corporation (“Magellan”) is a company under common control. Mr. John Power is a significant shareholder of both Athena and Magellan and an officer and director of Athena. Mr. John Gibbs is a significant shareholder in both Athena and Magellan. Athena and Magellan are both involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC (“Silver Saddle”) is also a company under common control. Mr. Power and Mr. Gibbs are the owners and managing members of Silver Saddle. Athena and Silver Saddle are both involved in the business of acquisition and exploration of mineral resources.

There exists no arrangement or understanding with respect to the resolution of future conflicts of interest. The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Athena, Magellan and Silver Saddle been autonomous.

Management Fees – Related Parties

The Company is subject to a month-to-month management agreement with Mr. Power requiring a monthly payment of $2,500 as consideration for the day-to-day management of Athena. For each of the twelve months ended December 31, 2022 and 2021, a total of $30,000 was recorded as management fees and are included in general and administrative expenses in the accompanying consolidated statements of operations.

On January 1, 2021, the Company agreed to convert the $96,500 balance of management fees due Mr. Power into 2,144,444 shares of common stock at a price of $0.045 per share.

Sales of Common Stock - Related Parties

On May 25, 2021 the Company sold 2,200,000 units in its private placement at a price of CAD$0.08 to Mr. Gibbs, realizing net proceeds of $144,848. During the same private placement, Mr. Power purchased 300,000 units realizing net proceeds of $19,752.

On January 15, 2021 the Company sold 250,000 shares of common stock at a price of $0.03 per share in a private placement to Mr. Gibbs, realizing total proceeds of $7,500.

In April 2022, the Company issued 1,181,250 shares out of 3,375,000 shares of common stock in April 2022 at C$.08 per share as a part of the private placement offering to settle $75,000 of notes payable to Mr. Gibbs, for total proceeds of C$234,675.

In September 2022, the Company issued 443,110 shares out of 860,200 shares of common stock in September 2022 at C$.08 per share as a part of the private placement offering to settle $26,100 of notes payable and $463 of accrued interest to Mr. Gibbs, for total proceeds of C$68,816.

On April 24, 2023 the Company sold shares of common stock at a price of CAD$0.07 per share in a private placement to the following related party:

Name	Shares	Proceeds (CAD$)
John Gibbs	1,428,571	$100,000
John Hiner	143,000	$10,010
Markus Janser	300,000	$21,000
Brian Power	178,571	$12,500
John Power	171,000	$11,970

In January 2024, the Company sold shares of common stock at a price of CAD$0.04 per share in a private placement to John Gibbs for CAD$75,000 for 1,875,000 and John Power for CAD$75,000 for 1,875,000 shares.

In October 2024, the Company sold shares of common stock at a price of CAD$0.05 per share in a private placement to John Gibbs for CAD$200,000 for 4,000,000 and John Power for CAD$29,500 for 590,000 shares.

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Description of Securities

We are authorized to issue up to 250,000,000 shares of $.0001 par value common stock and 5,000,000 shares of $.0001 par value preferred stock. As of the date of this prospectus, 194,803,633 shares of common stock and no shares of preferred stock were issued and outstanding, and there were approximately 95 shareholders of record.

Common Stock

Each holder of common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, our assets which are legally available for distribution to shareholders.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of $.0001 par value preferred stock. Our preferred stock can be issued in one or more series as may be determined from time-to-time by our Board of Directors. In establishing a series our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. Our Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:

*	the rate of distribution,

*	the price at and the terms and conditions on which shares shall be redeemed,

*	the amount payable upon shares for distributions of any kind,

*	sinking fund provisions for the redemption of shares,

*	the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and

*	voting rights except as limited by law.

We could authorize the issuance of additional series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common shareholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common shareholders have no redemption rights. In addition, our Board

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LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon by Cassels, Brock and Blackwell, LLP, Vancouver, British Columbia Canada.

EXPERTS

The financial statements of Athena Gold Corporation as of December 31, 2022 and for the year then ended included in this registration statement have been so included in reliance on the report which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Athena Gold Corporation’s consolidated financial statements for the year ended December 31, 2023 included in this registration statement have been audited by Davidson & Co., LLP, Vancouver, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing.

Cassels, Brock and Blackwell, LLP, Vancouver, British Columbia Canada has advised us in connection with certain Canadian tax matters with respect to the continuation.

Polaris Tax Counsel of Vancouver, British Columbia has advised us in connection with certain U.S. federal tax consequences with respect to the continuation.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of proxy statement or annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual and special meeting of stockholders must be received no later than March 31, 2025. If we change the date of our next annual and special meeting of stockholders by more than 30 days from the date of the previous year’s annual and special meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, which sets forth specific requirements and limitations applicable to nominations and proposals at annual and special meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to Athena Gold Corporation, 2010A Harbison Drive, PMB #312, Vacaville, CA 95687, Attention: President.

With respect to business to be brought before our special meeting of stockholders to be held on March 27, 2025, we have received no notices from our stockholders that we were required to include in this proxy statement/prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Subsequent to the consummation of the continuation, we anticipate that we will qualify as a foreign private issuer for purposes of the Securities Exchange Act of 1934. Upon our company qualifying as a foreign private issuer, we intend to file annual reports on Form 20-F and will no longer required to file quarterly reports, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the Securities and Exchange Commission on Form 6-K. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the issuance of the common shares of Athena BC in connection with the continuation. This proxy statement/prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

We undertake, on your written request, to provide without charge a copy of our annual report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on March 29, 2024. Request should be made to our company at Athena Gold Corporation 2010A Harbison Drive, PMB #312, Vacaville, CA 95687.

OTHER MATTERS

Our board of directors does not intend to bring any other business before the special meeting, and so far as is known to our board of directors, no matters are to be brought before the special meeting except as specified in the notice of the special meeting. If any other matters are properly brought before the special meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors

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APPENDIX “A”

AGREEMENT AND PLAN OF MERGER AND AMALGAMATION

(Signature Page to Agreement and Plan of Merger)

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SCHEDULE A

Amalgamation Application

AMALGAMATION APPLICATION

FORM 13 – BC COMPANY

A. INITIAL INFORMATION - When the amalgamation is complete, your company will be a BC limited company.

What kind of company (ies) will be involved in this amalgamation ?

(Check all applicable boxes.)

X	BC	Company

BC	unlimited liability company

B. NAME OF COMPANY

The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is: ATHENA GOLD CORPORATION

The incorporation number of that company is:

C. AMALGAMATION STATEMENT - Please indicate the statement applicable to this amalgamation

X Without Court Approval:

This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company’s records office.

D. AMALGAMATION EFFECTIVE DATE - Choose one of the following:

X The amalgamation is to take effect at the time that this application is filed with the registrar.

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E. AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation’s jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company’s registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION	BC INCORPORTION NUMBER OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION’S JURISDICTION
NOVA ATHENA CORPORATION	BC1503406	BRITISH COLUMBIA

ATHENA GOLD CORPORATION		Delaware

F. FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation’s jurisdiction to be filed.

G. CERTIFIED CORRECT - I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item E.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED
John C. Power, President and Director of Nova Athena Corporation

John C. Power, President and Director of Athena Gold Corporation

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APPENDIX “B”

ARTICLES

Continuation No.

BUSINESS CORPORATIONS ACT

ARTICLES

OF

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SCHEDULE “B”

The text of Section 262 of Title 8 of the DGCL reads as follows:

“§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

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(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

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(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)”

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation, as amended from time to time, will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

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(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation, as amended, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, or (iv) for any transaction from which the director derived and improper personal benefit. The effect of this provision of our certificate of incorporation, as amended, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as provided above. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, as amended, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, and the certificate of incorporation, as amended. Any repeal or amendment of provisions of our certificate of incorporation, as amended, limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our certificate of incorporation, as amended, will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation, as amended, will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our certificate of incorporation, as amended, is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation, as amended, or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation, as amended, may have or hereafter acquire under law, our certificate of incorporation, as amended, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

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Any repeal or amendment of provisions of our certificate of incorporation, as amended, affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation, as amended, will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation, as amended.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our certificate of incorporation, as amended. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

EXHIBIT INDEX

*	2.1	Agreement and Plan of Merger and Amalgamation dated December __, 2024 between Athena Gold Corporation and Nova Athena Gold Corp.
*	3.1	Articles of Incorporation dated September 24, 2024
*	3.2	Incorporation Agreement dated September 24, 2024
*	4.1	Specimen common stock certificate
	5.1	Opinion of Cassels, Brock and Blackwell re: legality.
	8.1	Opinion of Cassels,Brock and Blackwell, LLP Re: Canadian tax matters.
	8.2	Opinion of Polaris Tax Counsel re: US tax matters.
*	21.0	List of Subsidiaries
	23.1	Consent to Polaris Tax Counsel (included in Exhibit 8.2)
	23.2	Consent of MaloneBailey, LLP
	23.3	Consent of Davidson & Co.LLP
	23.4	Consent of Cassels, Brock and Blackwell, LLP (included in Exhibit 5.1)
	23.5	Consent of Cassels, Brock and Blackwell, LLP (included in Exhibit 8.1)
	107	Filing Fees
##	101.INS	Inline XBRL Instance Document
##	101.SCH	Inline XBRL Schema Document
##	101.CAL	Inline XBRL Calculation Linkbase Document
##	101.LAB	Inline XBRL Label Linkbase Document
##	101.PRE	Inline XBRL Presentation Linkbase Document
##	101.DEF	Inline XBRL Definition Linkbase Document
	104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101).

__________________

* Previously Filed

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

6. That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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7. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request; and

8. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bozeman, Montana and Grand Junction, Colorado on January 24, 2025.

ATHENA GOLD CORP.

By:	/s/ John C. Power
John C. Power
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Ty Minnick
Ty Minnick
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John C. Power his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John C. Power	Chief Executive Officer, President and Director (Principal Executive Officer)	January 24, 2025
John C. Power

/s/ Ty Minnick	Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2025
Ty Minnick

/s/ John Hiner	Director	January 24, 2025
John Hiner

/s/ Brian Power	Director	January 24, 2025
Brian Power

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